As Filed with the Securities and Exchange Commission on July 11, 2001
                                                      Registration No. 333-93149


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                ________________


                           AMENDMENT NO. 6 TO FORM S-1
                                   ON FORM S-4
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                                ________________


                     UNITED STATES TELECOMMUNICATIONS, INC.
             (Exact Name of Registrant as Specified in Its Charter)

        Florida                          4813                     59-3470483
(State or Other Jurisdiction       (Primary Standard           (I.R.S. Employer
of                                 Industrial                   Identification
Incorporation or                   Classification Code          Number)
Organization)                      Number)


                                    Suite 118
                             5251 110th Avenue North
                              Clearwater, FL 33760
                                 (727) 572-7832
   (Address, Including Zip Code, and Telephone Number, including Area Code, of
                    Registrant's Principal Executive Offices)

                                 Richard Pollara
                                    President
                     United States Telecommunications, Inc.
                                    Suite 118
                             5251 110th Avenue North
                              Clearwater, FL 33760
                                 (727) 572-7832
 (Name, Address, Including Zip Code, and Telephone Number, Including Area Code,
                              of Agent for Service)
                                ________________

                                   COPIES TO:

                             Walter E. Jospin, Esq.
                      Paul, Hastings, Janofsky & Walker LLP
                     600 Peachtree Street, N.E., Suite 2400
                             Atlanta, Georgia 30308
                                 (404) 815-2400

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

    If the securities being registered on this Form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /

    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement number of the earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

                            ------------------------

                         CALCULATION OF REGISTRATION FEE

- -------------------------------------------------------------------------------------------------------------------------------
TITLE OF EACH CLASS OF SECURITIES        AMOUNT TO BE        PROPOSED MAXIMUM          PROPOSED MAXIMUM          AMOUNT OF
TO BE REGISTERED                          REGISTERED       OFFERING PRICE PER UNIT     OFFERING PRICE(1)    REGISTRATION FEE(2)
- -------------------------------------------------------------------------------------------------------------------------------
Unsecured Installment Notes              $ 31,471,548            100%                     $31,471,548           $ 2,769.50

Common Stock Issuable upon                 79,796,910            N/A                           N/A                   N/A
   Conversion of Class B
   Convertible Preferred Stock

Class B Convertible Preferred Stock        79,796,910            N/A                           N/A              $ 1,108.80

        TOTAL                                                                                                   $ 3,878.30
- -------------------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(f)(2) of the Securities Act of 1933.

(2) A registration fee of $7,835 was paid in connection with the initial filing of this Registration Statement on December 21, 1999 which provided for a proposed maximum offering price of $29,677,218. Therefore, no additional registration fee is owed.



    The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PROSPECTUS
                                     [Logo]




                     UNITED STATES TELECOMMUNICATIONS, INC.

                                    OFFER OF
                           UNSECURED INSTALLMENT NOTES
                                       OR
                  SHARES OF CLASS B CONVERTIBLE PREFERRED STOCK

                                 IN EXCHANGE FOR
               SHARES OF COMMON STOCK AND CLASS A PREFERRED STOCK

                  The exchange offer will expire at 5:00 P.M.,
                Tampa, Florida time, on, ___ 2001, unless extended.



Exchange Offer


We will exchange

                o up to $31,471,548 aggregate principal amount of registered unsecured installment notes; or
                o    up  to  79,796,910   shares  of  our  registered  Class   B
                     convertible preferred stock

for shares of our common stock and Class A preferred stock. You are entitled to participate in this exchange offer only if you

                o received shares of our common stock and Class A preferred stock in exchange for units of ownership interests in our predecessor companies; or
                o purchased shares of our common stock from us in a private placement of our stock during the period from February 1999 to December 1999 for a purchase price of $3.00 per share.

     The notes will bear interest at an annual rate of 5.50% and have a term of ten (10) years.


     Either rejection or acceptance of this exchange offer is speculative and involves a high degree of risk. See "Risk Factors" beginning on page 6 of this prospectus for a discussion of certain factors that you should consider in connection with this exchange offer.


     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.




                       The date of this prospectus is _____,  .


                                TABLE OF CONTENTS


                                                                                                                            Page
                                                                                                                            ----

PROSPECTUS SUMMARY ......................................................................................................    1

RISK FACTORS ............................................................................................................    6

THE EXCHANGE OFFER ......................................................................................................   12

FEDERAL INCOME TAX CONSEQUENCES .........................................................................................   16

PRO FORMA CAPITALIZATION ................................................................................................   19

SELECTED FINANCIAL DATA .................................................................................................   20

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS ...................................   22

BUSINESS ................................................................................................................   39

MANAGEMENT ..............................................................................................................   55

COMPENSATION OF EXECUTIVE OFFICERS ......................................................................................   56

CERTAIN TRANSACTIONS ....................................................................................................   57

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT ..........................................................   58

DESCRIPTION OF INDENTURE AND NOTES ......................................................................................   59

DESCRIPTION OF CAPITAL STOCK ............................................................................................   63

EXPERTS .................................................................................................................   65

LEGAL MATTERS ...........................................................................................................   66

WHERE YOU CAN FIND ADDITIONAL INFORMATION ...............................................................................   66

APPENDIX A...............................................................................................................  A-1

                               PROSPECTUS SUMMARY

     This summary highlights information contained elsewhere in this prospectus. It does not contain all of the information that you should consider before acting on our exchange offer. We encourage you to read the entire prospectus carefully, including the section entitled "Risk Factors" and the financial statements and notes to those financial statements.

                                   The Company

     We provide residential local telephone service to people with bad credit. Typically, our customers have been disconnected by their local telephone service provider because of nonpayment. Most local telephone service providers require disconnected customers to pay a security deposit in addition to their past due balance before the provider will reconnect their service. We focus on those consumers who have been disconnected by their local telephone service provider and cannot afford to reconnect service with the provider. We offer these consumers local telephone service for a fixed monthly price without requiring a security deposit.

     We have obtained licenses from public utility commissions in 26 states to operate as a competitive local telephone service provider of local telephone service within those states. In this capacity, we are able to purchase telephone service from local telephone service providers, such as Verizon Communications, Sprint, US West, Bell South and Southwestern Bell, at wholesale rates and then resell the local telephone service to our customers. As of May 31, 2001, we had 14,347 customers. Our principal executive offices are located at Suite 118, 5251 110th Avenue North, Clearwater, Florida 33760.

                               The Exchange Offer

     On May 12, 1999, we entered into a consent agreement with the State of Florida, Department of Banking and Finance. In this consent agreement, we admitted that units of ownership interests in Tel Com Plus East, LLC, Tel Com Plus West, LLC and Tel Com Plus Jacksonville, LLC, our predecessor companies, were offered and sold in Florida in violation of Florida law. We agreed to complete an offer of rescission with respect to shares of our common stock and Class A preferred stock that were issued in exchange for these units. However, because we do not have sufficient funds with which to effect a rescission offer, we are offering to exchange our unsecured installment notes or our Class B preferred stock for shares of our common stock and/or Class A preferred stock. We have been advised by the State of Florida that the completion of this exchange offer will satisfy our obligations under this consent agreement.

     We are also making this exchange offer to holders of our common stock who purchased shares of our common stock during the period from February 1999 to December 1999 for a purchase price of $3.00 per share. The purchasers of these shares were existing shareholders who were accredited investors. This offering may not have complied with the registration requirements of federal and applicable state securities laws. Therefore, we are offering to exchange these shares of common stock for shares of our Class B preferred stock or our notes.

     Our aggregate liability as a result of these unregistered and unlawful sales may be in excess of $31,000,000. Each holder who chooses to exchange his securities for our unsecured installment notes will receive an aggregate amount of notes equal to the purchase price paid for shares of our common stock and Class A preferred stock (or units of ownership interests in our predecessor companies). Holders who choose to exchange their securities for shares of Class B preferred stock will be issued 2.5356 shares of Class B preferred stock for every $1.00 that they invested in us or our predecessor entities. Shareholders eligible to participate in this exchange offer presently own approximately 38.4% of our outstanding capital stock. If all eligible shareholders exchange their shares of our common stock and Class A preferred stock for our Class B preferred stock, such shareholders will own approximately 75% of our outstanding capital stock. We have structured the exchange offer in this manner so that holders eligible to participate in this exchange offer may receive a more equitable stake in our capital stock.

     This exchange offer is not a valid rescission offer under federal securities laws, and therefore this exchange offer does not limit the rights that our shareholders have under federal securities laws as a result of the offers and sales of their shares in violation of these laws. Additionally, satisfaction of the consent agreement will not relieve us of any rescission liability we may have to individual shareholders under Florida or other state laws. Even if those shareholders who are entitled to participate in this exchange offer exchange their securities for our notes or our Class B Preferred Stock, we may still have a rescission liability in excess of $31 million.

                         Federal Income Tax Consequences

     The federal income tax consequences of participating in the exchange offer will depend on your particular circumstances and on the exchange option you select. Because of the unusual nature of this transaction, the way that the exchange offer will be characterized for federal income tax purposes is not certain.

     We have received an opinion of counsel with respect to the tax consequences of the exchange offer. In the opinion of counsel, the exchange of your common stock and Class A preferred stock for our notes will be a taxable event, resulting in a taxable gain or loss to the extent that the face amount of the note that you receive is greater or less than your aggregate tax basis in the surrendered shares. In addition, you will be required to report interest on the note as ordinary income at the time interest accrues rather than at the time such interest is paid. If you exchange shares of common stock and Class A preferred stock for Class B preferred stock, no taxable event will occur.

          Substantial Doubt About Our Ability to Continue Our Business

     Pender Newkirk & Company, our independent public accountants, have audited our financial statements for the years ended December 31, 2000, 1999 and 1998 and from the period from inception (November 19, 1997) to December 31, 1997. During these audits they noted that we have incurred substantial operating losses during each period and, in addition, we had negative working capital at December 31, 2000 of approximately $6,929,000. Further, we have not filed all required federal, state and municipal excise tax returns nor have we remitted the related payments of these taxes. Also, we could face civil or criminal penalties in California, as well as the loss of our California Public Utilities Commission license, because our application to the California Public Utilities Commission to operate as a reseller in the State of California was accompanied by false financial information regarding our cash balance. These conditions, combined with the exchange offer, have raised substantial doubt about our ability to continue our operations. Accordingly, Pender Newkirk & Company has added an explanatory paragraph in their opinion regarding their doubt about our ability to continue our business operations.

                                  Risk Factors

     Either rejection or acceptance of this exchange offer is speculative and involves a high degree of risk. Retaining an equity investment in us is suitable only for persons of substantial financial means who are able to bear the risk of loss of their entire investment. Our debt obligations will significantly increase if eligible holders elect to exchange their stock for our notes. This increase in our liabilities will have a significant detrimental impact on our financial condition and results of operations because of the increase in our obligations to make periodic principal and interest payments on the notes, among other factors. Additionally, there will be a substantial risk of nonpayment of principal and interest on any notes issued in this exchange offer. Recipients of this exchange offer should carefully consider all information set forth in this prospectus, including the information set forth in "Risk Factors" beginning on page 6, prior to acting on our offer.

                                  Legal Action

     On September 27, 2000, we filed a complaint in the Thirteenth Judicial Circuit of Hillsborough County, Florida against defendants Joseph Cillo, Richard Inzer, Joseph Thacker, Prime Equities Group, Inc., GIRI Holdings, Ltd., Raymond Beam and Captive Administrators, Inc. In this complaint, we allege that the defendants devised and implemented a fraudulent scheme to enrich themselves and their associates by using boiler room tactics and illegally selling, at grossly inflated prices, securities of our predecessor companies. We further allege that the defendants defrauded us and our shareholders out of millions of dollars and millions of shares. As a result of this scheme, we believe that our shareholders paid an aggregate purchase price of approximately $31,000,000 for our stock, of which we received only approximately $6,450,000. We allege that the remaining approximately $24,500,000 paid by investors was retained by the defendants and other unlicensed brokers and facilitators who were also involved in the fraudulent scheme.

     By filing this complaint, we are seeking the return from defendants of all proceeds and shares they acquired as a result of their fraudulent scheme, as well as damages to compensate us for the liabilities we have and will incur as a direct result of defendants' wrongful and illegal acts. This case has been settled with respect to Mr. Cillo and Captive Administrators, Inc.

                                Business Strategy

     Our mission is to become a leading reseller of local telephone services to consumers with bad credit. To achieve this goal, we have developed and have begun implementing a business strategy to position us as a leader in the reseller segment of the telecommunication services industry. Our business strategy has the following main objectives:


                  o        Expand our market area;
                  o        Increase product availability for our customers;
                  o        Automate and upgrade our operational systems; and
                  o        Advertise on a national basis.

                             Summary Financial Data

     The following table summarizes our statements of operations for the quarters ended March 31, 2001 and 2000, and for the period from our inception (November 19, 1997) to December 31, 1997 and for the years ended December 31, 1998, 1999 and 2000, and also summarizes our balance sheet data as of March 31, 2001. See "Selected Financial Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations," and the historical financial statements and the notes thereto, appearing elsewhere in this prospectus.

                          Summary Financial Information


                                                                                                                      Period
                                                                                                                      From
                                                                                                                      Inception
                                                                                                                      (November
                                                                                                                      19, 1997)
                                                                                                                      To
                                                                                                                      December
                                             Quarters Ended March 31,               Years Ended December 31,          31,
                                          ------------------------------   -------------------------------------------------------
                                              2001           2000            2000           1999            1998            1997
                                              ----           ----            ----           ----            ----            ----
     Consolidated Statement of
    Operations
    Data:
     Sales ..........................   $  4,212,560    $  4,755,825    $ 17,379,961    $ 19,738,566    $  5,066,448    $     --

     Cost of sales ..................      1,361,252       1,752,225       5,783,717       7,514,529       2,317,945          --

     Gross profit ...................      2,851,308       3,003,600      11,596,244      12,224,037       2,748,503          --

     Operating loss .................       (563,716)       (203,292)     (1,334,003)     (6,021,968)    (34,044,011)       (250)

     Net loss .......................   $ (1,385,497)   $   (999,287)   $ (4,364,615)   $ (8,083,293)   $(34,862,830)   $   (250)

Per share data:
     Basic and diluted loss per share   $      (0.12)   $      (0.09)   $      (0.38)   $      (0.77)   $      (5.68)   $     --

Weighted average number of common
   shares used in basic and diluted
loss per share calculations..........     11,499,214      11,499,214      11,499,214      10,560,947       6,140,532          --

Consolidated Statement of Cash Flow
   Data:

Net cash provided (used) by operating
   activities .......................   $     (9,871)   $     55,134    $    328,605    ($ 2,152,261)   $ (1,393,336)   $     --

Net cash provided (used) by investing
   activities .......................   $     10,790    $    (26,899)   $     (6,496)   $   (304,657)   $   (180,572)   $     --


Net cash provided (used) by financing
   activities .......................   $      1,203    $    (80,892)   $   (370,925)   $  1,885,175    $  2,201,762    $     --


Depreciation and amortization .......        220,707         225,979         905,383         869,174    $    215,811    $     --
Capital expenditures ................         55,210          26,899          74,765         304,657    $    476,898    $     --
Other data:
EBITDA (1) ..........................   $  1,049,001    $    712,677    $ (3,028,096)   $ (6,383,332)   $(34,576,659)   $   (250)

Deficiency of earnings available to
   To cover fixed charges (1) .......   $ (1,385,497)   $   (999,287)   $ (4,364,615)   $ (8,083,793)   $(34,862,830)   $   (250)
- ------------------------

(1) "EBITDA" represents earnings (loss) before interest expense, income taxes, depreciation and amortization. EBITDA should not be used as an alternative to operating loss or net cash provided by (used for) operating activities, investing activities or financing activities, each as measured under generally accepted accounting principles. In addition, EBITDA may not be comparable to other similarly titled information from other companies. However, our management believes that EBITDA is an additional meaningful measure of performance and liquidity. With respect to the captions entitled "Deficiency of earnings available to cover fixed charges," earnings consist of income (loss) before provision for income taxes plus fixed charges. Fixed charges consist of interest charges and amortization of debt expense. The "EBITDA" and "Deficiency of earnings available to cover fixed charges" data is unaudited.

Balance Sheet Data                                          March 31, 2001
- ------------------                                          --------------

Working capital deficit...................................      $   7,420,448
Total assets..............................................      $   4,556,248
Unit rescission obligation................................      $  29,193,302
Rescission accrued interest...............................      $   8,883,549
Total shareholders' deficit...............................      $ (41,984,155)

                                  RISK FACTORS

    You  should  carefully   consider  the  following  risk  factors  and  other
information in this prospectus before acting on this exchange offer.

    Because we did not properly document our corporate actions or maintain proper internal corporate control procedures, there is a lack of information available to you on which to make your investment decision.

    During the period from our inception until April 2000, we and our predecessor companies did not properly document our corporate actions, including shareholder and board of director meetings. In addition, we failed to put in place and maintain proper internal corporate control procedures. Our inadequate and incomplete accounting records and stock records reflect this failure. As a result, you may not receive full and adequate information about us in this prospectus that will enable you to make an informed investment decision in connection with this exchange offer. For example, persons acting with actual or apparent authority on our behalf, but without our knowledge, may have done one or more of the following acts:

    o Issued shares that were not properly authorized. These stock issuances could result in you owning a lesser ownership percentage interest in us.
    o Entered into contracts with persons or entities that require extensive use of our resources, including our time and money.
    o       Taken corporate funds for unauthorized or improper purposes.
    o Distributed false or misleading information about us to you or other potential investors that may subject us to additional liabilities under federal and state securities laws.

    Because present management is unaware of the actions that may have been taken on our behalf, this list is not exclusive.

    Because we were not incorporated until November 1997 and did not begin full operations until September 1998, we have a limited operating history from which you can evaluate our business and prospects.

    Since our incorporation in November 1997, we have incurred operating losses and we cannot assure you that we will be profitable in the future. You must evaluate our business prospects in light of the uncertainties encountered by companies in the early stages of development. Some of the uncertainties we face include uncertainties about our ability to:

    o       increase the efficiency and function of our services;
    o       respond effectively to the increasingly competitive environment;
    o       respond effectively to our customers; and
    o       develop appropriate strategic alliances with our agents.

    We may be subject to claims asserted by holders of our common shares and Class A preferred shares who purchased these shares in transactions that we believe did not satisfy the requirements of federal and state securities laws.

    We believe that we and our predecessor companies offered and sold securities in violation of federal and state securities laws. In addition, securities in our predecessor companies were exchanged as of September 30, 1998 for shares of our common stock and Class A preferred stock in an exchange transaction that was not registered with the Securities and Exchange Commission or any applicable state securities commission. We are making this exchange offer to you as a holder of our common stock and Class A preferred stock issued in the exchange transaction as of September 30, 1998 or as a holder of our common stock issued in a purported private placement of our common stock during the period from February 1999 to December 1999 for a purchase price of $3.00 per share. However, this exchange offer will not cut off any rights that you or other investors have against us for violating these federal and state securities laws.

    If any claims are successfully brought against us for violating federal and state securities laws and such claims prevail, it is likely that holders of our notes and stock will lose their entire investment. We estimate that our maximum exposure to such liabilities is in excess of $31,000,000.

    Because we are the successor to Tel Com East and Tel Com West, the SEC intends to include us as a defendant in a lawsuit brought by the SEC against Tel Com East and Tel Com West. The outcome of this litigation can not be predicted.

    On May 12, 1999, the SEC brought a lawsuit against Tel Com East and Tel Com West, two of our predecessor companies, in the United States federal district court in Tampa, Florida. The SEC has advised us that we will be named as a defendant in this action as the successor to these companies. This complaint alleges that Tel Com East and Tel Com West committed fraud and failed to register their respective units of ownership interests when they each offered and sold them. As a result of these allegations, the SEC seeks permanent injunctive relief against the named defendants, return of all proceeds of the offerings and civil penalties. Our potential monetary exposure in this lawsuit is in excess of $31 million.

    We have entered into settlement negotiations with the SEC. However, we cannot assure you that we will be able to enter into an acceptable settlement agreement with the SEC, if at all. Our ability to continue our business operations will be significantly impaired if we are unsuccessful in settling or defending this lawsuit. If our business operations are significantly impaired or cease entirely, holders of our notes and stock will most likely lose their entire investment in our securities.

    Because of our poor financial condition and the fact that the notes are unsecured, a shareholder who elects to exchange his shares of common stock and Class A preferred stock for our notes may not receive principal and interest payments on the notes in a timely manner, if at all.

    If every recipient of this exchange offer tenders his or her shares of common stock and Class A preferred stock for our notes, then our aggregate liability under the notes will be approximately $31,000,000 plus interest.

     At present, our sole source of funds for payment of the principal and interest on the notes will be our operating revenues to the extent that they exceed our operating expenses. For the quarter ended March 31, 2001 and the year ended December 31, 2000, our operating revenues were approximately $4,213,000 and $17,380,000, respectively, and we had an operating loss of approximately $564,000 and $1,334,000, respectively. It is possible that our operating revenues may never significantly exceed our operating expenses, or that we will never achieve profitability on a quarterly or annual basis. If we continue to incur losses, we will not be able to pay the principal and interest on the notes from the cash flow from our operating activities. Further, we may not be able to raise funds with which to make payments to our noteholders. We may not be able to pay all or a portion of the interest and principal on the notes, regardless of the aggregate principal amount of notes issued in this exchange offer. The notes are general unsecured obligations and, therefore, holders of the notes will have no collateral to foreclose against if we fail to make payments of principal and interest on the notes.

    There is currently no public market for our debt or equity securities and it is unlikely that there will ever be a public market for our securities.

    If a shareholder elects to exchange his shares of common stock and Class A preferred stock for our notes, he will hold debt securities for which there is currently no public market. We do not believe a public market will develop for our debt securities in the near future, if at all. Therefore, investors may be required to hold our debt securities indefinitely.

    If a shareholder elects to either (1) exchange his shares of common stock and Class A preferred stock for shares of our Class B preferred stock or (2) reject this exchange offer and retain his shares of common stock and Class A preferred stock, he will hold shares for which there is currently no public market. We do not anticipate that a public market will develop in the near future, if at all, for our equity securities. Consequently, shareholders may be required to hold our equity securities indefinitely.

    If you elect to reject this exchange offer, your ownership percentage in us will be severely diluted.

    If you retain your shares of common stock and Class A preferred stock, your ownership interest will be significantly reduced if any shareholder exchanges his shares for shares of Class B preferred stock. Presently shareholders eligible to participate in this exchange offer own approximately 38.4% of our capital stock. Assuming that all eligible shareholders exchange their shares for Class B preferred stock, such shareholders will own approximately 75% of our capital stock. The remaining 25% will be owned by our common shareholders and Class A preferred shareholders

    If we liquidate or dissolve, holders of our notes may not receive their entire investment or even a significant portion of their investment from the distribution of our assets.

    Because our notes are general unsecured obligations, in the event of a liquidation or dissolution, secured creditors and judgment and tax lienholders must be paid in full before any distribution is made to unsecured creditors, including holders of our notes. As of the date of this prospectus, we do not have any secured creditors or any judgment liens entered against us. However, we cannot give you any assurance that we will not have secured creditors in the future or that a judgment lien will not be entered against us prior to the satisfaction of the notes. We may have tax liens levied against us because we have failed to file all required federal, state and municipal tax returns and have failed to remit the related payments of these taxes. In addition, because of our poor financial condition, it is possible that we will not have any proceeds to distribute to the holders of our notes upon a liquidation or dissolution, even in the absence of any secured creditors or judgment or tax lienholders. Therefore, despite the fact that our notes rank senior to our equity securities in the event of a liquidation or dissolution, holders of our notes may lose their entire investment or a portion thereof upon such event.

    If you elect to reject this exchange offer, your rights as a Class A preferred shareholder and a common shareholder in the event of a liquidation or dissolution will be subordinate to the rights of any holder who elects to accept this exchange offer.

    If we liquidate or dissolve, our assets (to the extent that there are any) will be distributed in the following order:

    o       First, to any judgment or tax lienholders and secured creditors;
    o Second, to any unsecured creditors, including the holders of our notes;
    o Third, to the holders of our Class B preferred stock in an amount equal to their liquidation preference of $0.25 per share;
    o Fourth, to the holders of our Class A preferred stock in an amount equal to their liquidation preference of $0.10 per share; and
    o       Fifth, the remainder, if any, to the holders of our common stock.

    Within each level of priority, the assets will be distributed to each creditor or shareholder in proportion to such creditor's or shareholder's percentage interest or ownership. Based on the above, if you elect to reject this exchange offer, your rights as a Class A preferred shareholder and a common shareholder in the event of a liquidation or dissolution will be subordinate to any judgment or tax lienholder, secured creditor and any holder who accepts this exchange offer.

    We may be unable to implement our business strategy.

    Failure to implement our business strategy could adversely affect our operations, our financial position and our results of operations and possibly our ability to generate sufficient cash to pay the principal and interest due under the notes. Our ability to execute our business strategy depends on our ability to:

    o manage our indebtedness and raise sufficient capital to pursue our business plan;
    o       expand our market share;
    o       identify and target new markets for our services;
    o       increase our product availability;
    o       advertise in an effective yet cost efficient manner;
    o       retain our key employees; and
    o       manage growth successfully.


    Our revenues from operations may not be sufficient to satisfy our projected cash requirements for fiscal year 2001.

    In order for our revenues to be sufficient to satisfy our projected cash requirements for fiscal year 2001, we have estimated that our customer base must increase by approximately 20% from a base of 15,524 customers at December 31, 2000. As of May 31, 2001, our customer base has decreased to 14,347. We intend to increase our customer base through advertising. However, we can give no assurance that we will have the funds available with which to increase our advertising to the necessary level or that the increased advertising, if implemented, will in fact significantly increase our customer base. As of March 31, 2001, our largest cash requirement is our estimated liability for approximately $5.5 million for unremitted taxes, including penalties and interest, to federal, state and municipal taxing authorities. This estimate is based on collected revenues and the applicable tax rates, including an estimate for penalties and interest. We are in the process of evaluating our obligations to the various taxing authorities and a plan of approach to resolve these obligations with the affected taxing authorities. We also have incurred substantial legal and accounting costs in connection with this exchange offer and our on-going litigation. We will not have sufficient funds with which to increase our advertising unless we can negotiate favorable repayment terms for our unremitted taxes and decrease our expenditures for legal and accounting services.

    Because we are delinquent in our filings of state and municipal sales tax returns, we may be liable for approximately $5.5 million for unremitted taxes, including penalties and interest, as of March 31, 2001.

    We have estimated that we may be liable for approximately $5.5 million for unremitted taxes, including penalties and interest. This estimate is based on collected revenues and the applicable tax rates, including an estimate for penalties and interest. We have already taken various steps with federal and certain state taxing authorities to remedy such delinquencies, and intend to attempt resolution of our tax obligations owed to various municipalities over the next 12 to 18 months. These steps include assessing the extent of our liabilities, attempting to reach settlement agreements with the affected taxing authority and attempting to negotiate favorable repayment terms. However, we cannot predict whether these negotiations will result in settlement of these liabilities upon terms that we will find acceptable. If these efforts are unsuccessful, particularly if we are not successful in negotiating payment terms that will permit us to pay these tax arrearages over time, we will be unable to satisfy these obligations. Our failure to satisfy these obligations could result in litigation being brought by taxing authorities, the imposition of tax liens and our inability to continue our operations.

    Our accountants have expressed their concern about our ability to continue as an operational business.

    Pender Newkirk & Company, our independent public accountants, have audited our financial statements for the years ended December 31, 2000, 1999 and 1998 and the period from inception (November 19, 1997) to December 31, 1997. During these audits, they noted that we incurred a net loss of approximately $4,365,000 for the year ended December 31, 2000. In addition, we had negative working capital of approximately $6,929,000 and our liabilities exceeded our assets by approximately $40,599,000 at December 31, 2000. Further, we have not filed all required state and municipal sales and excise tax returns, nor have we remitted the related payments of these taxes, estimated to be approximately $5.5 million, including penalties and interest, at March 31, 2001. We also could face civil or criminal penalties in California, as well as the loss of our California Public Utilities Commission license, because we included false information in our 1998 application for a certificate of necessity and convenience to provide local telephone service in California. These conditions raise substantial doubt about our ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. Pender Newkirk & Company has added an explanatory paragraph to their opinion describing this concern. If we are unable to continue to operate our business, holders of our debt and stock will lose their entire investment in our securities.

    We may be unable to obtain financing in the near future, if at all, which is necessary to pursue our business strategy and growth plans and to satisfy our liabilities, including our tax liabilities and any notes issued under this exchange offer.

    Currently, we do not have any financing arrangements. We cannot assure you that financing will be available on terms acceptable to us, if at all. If a significant number of holders eligible to participate in this exchange offer elect to exchange their shares of our common stock and Class A preferred stock for our notes, then this additional debt will make future financing arrangements more difficult, if not highly unlikely, to obtain. In addition, because we plan to finance the repayment of the notes with our operating revenues, our liquidity and financial condition may be adversely affected by this exchange offer if our aggregate liability under the notes exceeds our cash on hand. Our inability to raise capital and meet our financing requirements would have a significant and detrimental impact on our ability to pay the principal and interest on the notes, to continue our business operations and to increase the value of our stock.

    We may be subject to criminal or civil penalties, as well as the loss of our public utility license issued by the State of California.

    Because we included false information in our 1998 application for a certificate of necessity and convenience to provide local telephone service in the State of California, we may be subject to criminal or civil penalties, as well as the loss of our public utility license issued by the State of California. In the fall of 2000, we discovered that a letter sent to the California Public Utilities Commission in 1998 in support of our application contained false financial information, purportedly from the president of a Colorado bank. In this letter, the Colorado bank represented that we had a balance of over $3 million in our account at such bank, when we actually only had a balance of approximately $300,000. We believe that a person, who is not presently one of our officers or directors, caused the letter containing this false information to be fraudulently created and forged, or caused to be forged, the signature of the bank's president. Within two weeks of discovering and verifying the existence of this letter, we notified the State of California of this matter.

    If we lose our license to operate as a reseller of local telephone service in the State of California, our results of operations will be significantly impaired because we generate a significant portion of our revenues from customers in California. In addition, if we become subject to civil or criminal penalties, such penalties may have a material adverse effect on our ability to continue operations.

    Because most of our customers have bad credit, we run a significant risk of nonpayment.

    We disconnect service provided to nonpaying customers as soon as we are legally permitted to do so under the applicable state laws and regulations. Each state has enacted notice requirements that a local telephone service provider must comply with before disconnecting a customer's telephone service. These notice requirements vary from state to state and range from approximately 30 to 60 days' notice. In states that are more consumer oriented, such as Massachusetts, we face a significant risk that we may be forced by state law to continue to provide telephone service to a nonpaying customer for an extended period of time. As a result, our financial position and results of operations may be significantly and detrimentally affected. We cannot assure you that additional states will not increase the required notice period for the disconnection of nonpaying customers and therefore make conducting business in these states cost prohibitive.

    We face increased competition in the telecommunications reseller industry from small companies focused on a single geographic area as well as large local telephone service providers.

    We operate in a very competitive business environment. Competition may affect our ability to increase our customer base and generate revenues. The barriers to entry in our business are relatively low in that the initial capital investment required to enter our business is minimal. Therefore, there are a large number of small, local businesses who resell local telephone service to consumers with bad credit. These types of small businesses typically focus on a single city or relatively compact area. Although the geographic range of these types of competitors is limited, many of these companies are fiercely competitive with us in their fees for services and some of these companies have greater financial resources than we do. In addition, we face increasing competition from local telephone service providers, such as Southwestern Bell, who have begun offering local telephone service to their own customers who have been disconnected for nonpayment. These local telephone service providers have far more resources than we do, and will generally have lower marketing and operational costs, thus allowing them to price their local telephone services at rates, when offered to disconnected customers, that are lower than the rates we charge our customers. If we lose customers to our competitors, we will be unable to improve our financial condition and thus we may be unable to pay the principal and interest on our notes or create any value for our stock.

    If we lose one or more of our key personnel, our ability to continue our business and implement our business strategies will be significantly affected.

    Our success is largely dependent upon our ability to retain our key personnel including our President, Richard Pollara, Vice President/General Manager, Bill Van Aken, Marketing Director/Secretary, Julie Graton, Banking Administrator, Robin Caldwell and MIS Director, Bruce Walker. The loss of the service of one or more of our key personnel could have a significant and detrimental effect on our business. Except for Ms. Caldwell, we have not entered into employment agreements or non-compete agreements with any of our key personnel. Such employees may terminate their employment with us at any time. If one or more of our key employees resign to join a competitor or to form a competing company, the loss of such personnel and any resulting loss of existing or potential customers to any such competitor could have a material adverse effect on our business, financial condition and results of operations. If we lose any such personnel, we cannot assure you that we would be able to prevent the unauthorized disclosure or use of our technical knowledge, practices or procedures by such personnel.

    We are subject to numerous regulatory risks as a participant in the telecommunications reseller industry.

    We and our competitors are subject to state and federal statutes and rules regulating the telecommunications industry. These regulations vary from state to state and consist of items such as:

    o       approval procedures for resale agreements;

    o       certification or licensing procedures and requirements;
    o       tariff requirements;
    o       reporting requirements; and
    o       requirements  in  connection  with  customer   billing,   suspension
            and disconnection.

    Except for the false information included in our 1998 application for a certificate of necessity and convenience from the State of California, we believe we are in substantial compliance with all of these laws and regulations. Accordingly, these laws and regulations have not had any significant and detrimental effect on our ability to operate our business. Changes in existing laws or regulations, or in their interpretation, or the adoption of any additional laws or regulations, could have such an adverse effect on our business.

    As a reseller of  residential  local  telephone  service to persons with bad credit, we, together with most other resellers, generally do not provide long-distance services. Although most states have regulations requiring resellers to provide access to long distance, operator or information services, these states typically waive these regulations and thus permit resellers to limit their exposure to the nonpayment risks of our customers. However, the public utility commissioners in Ohio and Minnesota have been unwilling to waive these regulations concerning long-distance and operator or information services. Therefore, we are effectively prohibited from conducting business in those states. There can be no assurance that other state public utility commissioners will continue to waive these regulations and thus permit us to conduct business in their states.

    A substantial portion of the market for our services are consumers who have been disconnected by their local telephone service provider for nonpayment of long-distance service. Several states are examining the billing policies that permit these providers to disconnect their local telephone service to customers who have not paid for long-distance services. A change in this policy may have an adverse impact on our earnings and our ability to attract customers.

    We have made forward-looking statements in this prospectus, which are subject to risks and uncertainties that may cause our actual results, performance or achievement to differ materially from our historical results or from results expressed or implied by our forward looking statements.

    Certain of the statements made in this prospectus, including matters discussed under the caption "Management's Discussion and Analysis of Financial Condition and Results of Operations," as well as oral statements made by us or our officers, directors or employees, may constitute forward-looking statements. These forward-looking statements are based on management's beliefs, current expectations, estimates and projections about the telecommunications industry, the economy and about us and telecommunications providers in general. The words "expect," "anticipate," "intend," "plan," "believe," "seek," "estimate" and similar expressions are intended to identify forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and other factors that may cause our actual results, performance or achievements to differ materially from our historical results or from any results expressed or implied by such forward-looking statements. Such factors include those items listed in "Risk Factors" and the following

    o       lack of sustained growth in the economy;
    o       weakening general economic conditions;
    o       increased competition within the telecommunications industry;
    o       changes in the regulatory environment;
    o       our  ability  to  negotiate  favorable   repayment   terms  for  our
            unremitted taxes owed to federal, state and municipal taxing authorities;
    o       the impact of the exchange offer on our financial condition; and
    o       our  ability  to  obtain  the  necessary  capital  to  satisfy   our
            liabilities and operate and grow our business.

                               THE EXCHANGE OFFER

    Background And Reasons For The Exchange Offer

    We are the legal successor to Tel Com East, Tel Com West, and Tel Com Jacksonville, each a limited liability company previously engaged in the business of reselling residential local telephone service to consumers with bad credit. As of September 30, 1998, Tel Com East, Tel Com West and Tel Com Jacksonville transferred their respective assets and liabilities to us. Prior to this business combination, we believe that units of ownership interests in Tel Com East, Tel Com West and Tel Com Jacksonville were offered and sold in violation of the securities laws of the State of Florida, other applicable state securities laws and federal securities laws by various intermediaries and broker-dealers. To the best of our knowledge, most, if not all, of these broker-dealers were not registered under federal or state securities laws. We do not believe that any member of our current management was a participant in these sales.

    In connection with the September 30, 1998 business combination, holders of units in each of Tel Com East, Tel Com West and Tel Com Jacksonville received shares of our common stock and Class A preferred stock. This transaction was not registered with the Securities and Exchange Commission or any state securities commission. We have been advised that the exchange of units for our stock violated federal and applicable state securities laws.

    From February 1999 until December 1999, we offered shares of our common stock to investors at a purchase price of $3.00 per share. At the time of this offering, former counsel advised us that this offering was exempt from the registration requirements of the securities laws. During this offering, we sold 446,970 shares of our common stock for an aggregate purchase price of $1,340,909 to accredited persons who were already shareholders. Current counsel has now advised us that this offering may not have been exempt from the registration requirements of the securities laws. Therefore, we are offering to exchange our notes or shares of Class B preferred stock for those previously issued shares of our common stock.

    As successor to Tel Com East, Tel Com West and Tel Com Jacksonville, we entered into a consent agreement with the State of Florida, Department of Banking and Finance, on May 12, 1999. In this consent agreement, we admitted that the sale of units of ownership interests in our predecessor companies violated Florida securities laws. We agreed to complete an offer of rescission with respect to the securities of Tel Com East, Tel Com West and Tel Com Jacksonville sold in violation of Florida securities law. We also agreed to complete the rescission offer by November 30, 1999, which we failed to do. On December 7, 1999, the Department notified us that we were in violation of the consent agreement and that it intended to bring an action against us to enforce the provisions of the consent agreement.

    Because we do not have sufficient funds with which to effect rescission offers for all of our questionable securities offerings, we are offering to exchange the outstanding shares of our common stock or Class A preferred stock for either our notes or shares of our Class B preferred stock. According to the State of Florida, Department of Banking and Finance, completion of this exchange offer will satisfy our obligations to the State of Florida under the consent agreement.

    This exchange offer is not a valid rescission offer under federal securities laws and therefore does not cut off any rights that holders of our securities may have under these securities laws. The exchange offer also does not cut off any private right of action that any holders may have under the securities laws of the State of Florida or any other state. Nonetheless, we are making this exchange offer because it will satisfy our obligations under the Florida consent agreement and present management believes that this exchange offer will treat our shareholders who purchased our shares under questionable securities offerings in an equitable manner. Shareholders eligible to participate in this exchange offer have the choice to receive payment over time of their purchase price for our securities plus interest or to receive shares of Class B preferred stock. Our Class B preferred stock will rank senior to all other classes of our capital stock and, based on the pre-determined exchange ratio, will greatly increase their percentage ownership of our outstanding securities.

    The holders who are entitled to participate in this exchange offer are:

            o persons who purchased for cash units of ownership interests in one or more of the predecessor companies and subsequently received shares of our common stock and Class A preferred stock in exchange for their units (excluding, in each case, those persons who accepted the rescission offer made to unitholders of Tel Com Jacksonville units who have already received rescission payments from us), and

            o persons who purchased shares of our common stock during the period from February 1999 to December 1999 in an offering that may not have complied with the registration requirements of the securities laws.

    Holders of shares of our common stock or Class A preferred stock who were or are executive officers, who did not pay cash for their units in Tel Com East, Tel Com West or Tel Com Jacksonville or who, to the best of our knowledge, participated in the unlawful sale of one or more of our predecessor companies' securities are not eligible to participate in this exchange offer.

    Legal Action

    On September 27, 2000, we filed a lawsuit in the Thirteenth Judicial Circuit of Hillsborough County, Florida against Joseph Cillo, Richard Inzer, Joseph Thacker, Prime Equities Group, Inc., GIRI Holdings, Ltd., Raymond Beam and Captive Administrators, Inc. A description of this lawsuit is contained under the heading "Business - Legal Proceedings".

    Terms Of The Exchange Offer

    We are offering to exchange our stock held by eligible holders for our notes or shares of our Class B preferred stock. This exchange offer will expire on ___________ ____, 2001, the expiration date. If you do not act by the expiration date, you will be deemed to have rejected the exchange offer and therefore will retain your shares of common stock and/or Class A preferred stock. If you are entitled to participate in this exchange offer, you have three (3) options:

1. Exchange your shares of common stock and Class A preferred stock for our notes. You will receive an aggregate principal amount of notes equal to the purchase price you paid for shares of our common stock and Class A preferred stock (or units of ownership interests in our predecessor companies). The notes will be issued to eligible holders in amounts equal to the purchase price paid by such holders rounded to the nearest dollar and the notes will be issued within five (5) business days after the expiration date of this exchange offer.

2. Exchange your shares of common stock and Class A preferred stock for shares of our Class B preferred stock. You will receive 2.5356 shares of Class B preferred stock for every $1.00 that you invested in us or in our predecessor entities. The shares of Class B preferred stock will be issued within five (5) business days after the expiration date of this exchange offer.

3. Reject this exchange offer and retain your shares of common stock and Class A preferred stock. If you do not elect to exchange your shares for our notes or Class B preferred stock by the expiration date of this exchange offer, you will be deemed to have rejected this exchange offer. If you retain your shares of common stock and Class A preferred stock, your ownership percentage will be significantly reduced if any eligible holder exchanges his or her shares of our stock for shares of our Class B preferred stock.

     You must choose only one of the above three (3) options. You may not exchange a portion of your stock for our notes and a portion for the Class B preferred stock.

    Unsecured Installment Notes

     We will exchange up to $31,471,548 aggregate principal amount of registered unsecured installment notes for shares of our common stock and Class A preferred stock. Payments of principal on the notes are scheduled to be made in annual equal installments commencing on ______ __ , 2004 and will continue thereafter on each ____ ___. Interest will accrue on the notes at 5.50% and will compound annually. The term of the notes will be ten (10) years. All accrued interest will be paid on the date of the last annual installment of principal on the notes.

     See "Description of Indenture and Notes."

     Class B Convertible Preferred Stock

     The shares of Class B preferred stock will be issued in exchange for shares of our common stock and Class A preferred stock that you now hold. For every $1.00 you paid for shares of our common stock or Class A preferred stock (or units of ownership interests in our predecessor companies), you will receive
2.5356 shares of Class B preferred stock. No fractional shares will be issued in this exchange offer. Fractional interests will be rounded to the nearest whole share.

     The rights, preferences and privileges of the Class B preferred stock are summarized below:

Voting Rights:               The  holders  of  the  Class  B   preferred   stock
-------------                have the same  voting  power as the  holders of the
                             common stock and will vote with the common stock as one class.

Dividends:                   The  holders  of the  Class B  preferred  stock are
---------                    entitled  to  receive  dividends  ratably  at a per
                             annum rate of 8% of the liquidation value of the shares, if declared by our board of directors, before and in preference to the payment of any dividend on the common stock or Class A preferred stock. The liquidation value is $0.25 per share.
                             This dividend preference will not be cumulative.

Liquidation Rights:          If  we  liquidate,  dissolve   or   wind  up,   the
------------------           holders of the Class B preferred stock will be paid
                             up to $0.25 per share of any assets  available  for
                             distribution. This amount, if any, will be paid out
                             of our assets  before  holders  of common  stock or
                             Class A preferred stock are paid. If the assets and
                             funds to be paid to the Class B preferred stock are
                             not sufficient to pay to the holders of the Class B
                             preferred  stock their full  preferential  amounts,
                             then  such  assets  and funds  will be  distributed
                             ratably among Class B holders only. The liquidation
                             value  of the  Class  B  preferred  stock  will  be
                             appropriately  adjusted if we effect a stock split,
                             stock   combination,   stock   dividend   or  other
                             distribution,   merger,  share  exchange  or  other
                             fundamental corporate change.

Optional Conversion:         Each  share  of  Class  B  preferred  stock  may be
-------------------          converted  at  the  option  of  the   holder   into
                             shares of common stock based on the then applicable
                             conversion rate. The initial conversion rate is one
                             share of  common  stock  for each  share of Class B
                             preferred  stock.  The  number  of shares of common
                             stock into which shares of Class B preferred  stock
                             may be converted will be appropriately  adjusted if
                             we effect a stock split, stock  combination,  stock
                             dividend  or  other  distribution,   merger,  share
                             exchange or other fundamental corporate change.

Mandatory Conversion:        Each  share  of  Class  B  preferred  stock will be
--------------------         automatically  converted  into  shares  of   common
                             stock based on the then applicable  conversion rate
                             immediately  upon  (1)  the  closing  of  a  public
                             offering  of  our  common  stock  in  an  effective
                             registration statement under   the  Securities  Act
                             in which  the gross  cash  proceeds that we receive
                             are at least  $10,000,000,  (2) any  transaction or
                             series    of    transactions    (including      any
                             reorganization,  merger   or   consolidation)  that
                             results  in the  transfer  of 50%  or  more  of our
                             outstanding    voting   securities   or   (3)   any
                             transaction or series of transactions that results in the sale of all or substantially all of our assets.

     The chart below compares the important terms and conditions of our common stock, Class A preferred stock, Class B preferred stock and notes.

                      Common Stock           Class A Preferred Stock           Class B Preferred Stock      Notes
                      ------------           -----------------------           -----------------------      -----

Voting Rights         One vote per share;    One vote per share; vote with     One vote per share; vote     No voting rights
- -------------         vote with preferred    common stock as one class         with common stock as one
                      stock as one class                                       class


Dividend             Right to receive        Right to receive dividends        Right to receive dividends   Receives interest at the
--------             dividends only if       at a rate of 8% per annum of      at a rate of 8% per annum    rate of 5.50% per annum;
Rights/Rate of       and in the amount       the liquidation value             the liquidation value        compounded annually;
--------------       the liquidation value   (initially $0.10 per share)       (initially, $0.25 per share) first principal payment
Return               declared                only if declared by our board;    only if declared by our      on _______, 2004;
------               by our board;           share) only if declared by        board; senior to dividend    accrued interest payable
                     junior to               senior to dividend rights of      rights of Class A preferred  only on the maturity
                     dividend rights of      common stock; junior to           stock and common stock;      date
                     preferred stock;        dividend rights of Class A        noncumulative
                     noncumulative           dividend rights of Class B
                                             preferred stock; noncumulative



Liquidation Rights   Entitled to receive     Entitled to receive up to         Entitled to receive up to    Entitled to receive
- ------------------   ratably any proceeds    $0.10 per share before any        $0.25 per share before any   principal plus accrued
                     after payment of all    payment is made with              payment is made with         interest prior to









                                       14


                     our liabilities and     respect to the common stock       respect to holders of        payments on common stock
                     payment of all          but after payment of all of       common stock or Class A      and preferred stock, but
                     preference amounts      our liabilities and payment       preferred stock, but after   equally with other
                     to holders of           of preference amounts to          payment of all of our        holders of unsecured
                     preferred stock         the Class B preferred stock       liabilities                  debt  and  liabilities,
                                                                                                            but  after  payment  of
                                                                                                            secured debt and
                                                                                                            judgment and tax
                                                                                                            lienholders


Redemption Rights    None                    None                              None                         Principal plus all
-----------------                                                                                           accrued interest is due
                                                                                                            on stated maturity date
                                                                                                            of______, 2011

Conversion Rights   None                     Optional conversion at any        Optional conversion at any      None
- -----------------                            time into shares of common        time into shares of common
                                             stock at the applicable           stock at the applicable
                                             conversion rate (initially        conversion rate (initially
                                             one share of Class A              one share of Class B
                                             preferred stock into one          preferred stock into one
                                             share of common stock).           share of common stock).
                                             Mandatory conversion upon         Mandatory conversion upon
                                             the closing of an initial         the closing of an initial
                                             public offering with gross        public offering with gross
                                             cash proceeds of                  cash proceeds of $10,000,000,
                                             $10,000,000, a transaction        a transaction or series of
                                             or series of transactions         transactions which results
                                             which results in the              in the transfer of 50% or
                                             transfer of 50% or more of        more of our outstanding
                                             our outstanding securities,       securities, or the sale of
                                             or the sale of all or             all or substantially all of
                                             substantially all of our          our assets.
                                             assets.







     How To Accept This Exchange Offer

     We will exchange all shares of our common stock and Class A preferred stock that are validly tendered to us.

     If you wish to accept this exchange offer and tender your shares of common stock and Class A preferred stock, you must do the following before the expiration of this exchange offer:

     o Complete the letter of transmittal in accordance with the instructions contained in this prospectus; and

     o Mail or otherwise deliver the letter of transmittal, together with the certificates representing shares of our common stock and Class A preferred stock, to us.

     You Are Not Required To Accept This Exchange Offer.

     Acceptance of the exchange offer is optional. You are urged to consider this prospectus carefully before reaching a decision.

     If you decide to exchange your shares of our common stock or Class A preferred stock, you should complete and sign the appropriate sections of the letter of transmittal included with this prospectus (see Appendix A) and return it (along with your stock certificate(s) representing shares to be tendered in acceptance of the exchange offer and other required documents) to us as soon as practicable. We must receive all letters of transmittal on or before the expiration date of this exchange offer, which is ____________, 2001. If you wish to accept the offer, we encourage you to promptly return the letter of transmittal and accompanying documents by certified mail or overnight courier. You may withdraw your tender of shares of our common stock and Class A preferred stock at any time prior to the expiration of the exchange offer.

     If you do not complete and return a letter of transmittal prior to the expiration of the exchange offer, you will be deemed to have rejected the exchange offer and will continue to hold your shares of common stock and Class A preferred stock.

     Questions About The Exchange Offer

     Persons entitled to participate in the exchange offer may call Ms. Julie Graton, our Corporate Secretary, to ask questions between 9:00 a.m. and 6:00 p.m., Eastern Time. The telephone number is (727) 572-7832.

     Use Of Our Stock Tendered By Recipients Of The Exchange Offer

     The shares of common stock and Class A preferred stock tendered to us in this exchange offer, if any, will be cancelled and resume the status of authorized but unissued shares.

                         FEDERAL INCOME TAX CONSEQUENCES

     The following describes the material United States federal income tax consequences to our shareholders who participate in the exchange offer. These tax consequences will depend on your particular circumstances and on the exchange option you select. Those shareholders who do not participate in the exchange offer will not incur any United States federal income tax liability as a result of not participating in the exchange.

     The following discussion sets forth the opinion of Paul, Hastings, Janofsky & Walker LLP, our special counsel, regarding the federal income tax consequences to holders of our stock who decide to participate in the exchange offer. This discussion and counsel's opinion are based upon the Internal Revenue Code, regulations of the United States Treasury Department, and court and administrative rulings and decisions in effect on the date of this prospectus. These authorities may change, possibly retroactively, and any change could affect the continuing validity of counsel's opinion and of this discussion. Opinions of counsel are not binding upon the Internal Revenue Service or the courts. We have not requested, and will not request, an advance ruling from the IRS of the tax consequences of the exchange offer. This discussion does not address the state, local or foreign tax consequences of participating in the exchange offer.

     You are urged to consult your tax advisor as to the particular consequences of the exchange offer and the acquisition, ownership and disposition of the Class B preferred stock or our notes.

    Exchange Of Stock For Notes

     The exchange of common stock and Class A preferred stock for our notes will be treated as a taxable sale or exchange and you will have a taxable gain or loss to the extent that the face amount of the note is greater or less than your aggregate tax basis in the surrendered shares. Your aggregate tax basis will equal the sum of:

     o your cost for the common stock, if any, purchased by you directly from us in 1999, and,

     o your cost for your ownership interests in our predecessor companies, reduced by any tax losses previously allocated to you.

     If you were allocated tax losses during the period in which you owned units in our predecessor companies, you are likely to have a taxable gain from the exchange in an amount equal to such prior losses. However, because you are receiving an installment note in payment for your stock, you should be able to defer any taxation of this gain until you receive principal payments on your note. Any such gain will be long-term capital gain. The maximum federal income tax rate imposed on long-term capital gains realized by an individual from the sale of stock is 20%.

     Treatment Of The Notes

     Original Issue Discount

     General. The notes will be issued with original issue discount,  which will
     -------
require you to include in income, as ordinary income, interest on the notes as it accrues rather than when it is paid.

     The  Amount of  Original  Issue  Discount.  The  amount of  original  issue
     -----------------------------------------
discount with respect to each note is equal to the excess of

     o the sum of all cash payments (whether characterized as principal or interest) provided by the note over

     o the face amount of the note.

     Example of  Calculation of Original  Issue  Discount.  As described in "The
     ----------------------------------------------------
Exchange Offer," the notes will have a term of ten (10) years and will accrue interest at a rate of 5.50%, compounded annually. Payments would be made in annual equal installments commencing on the third anniversary of the date of the notes issuance. All remaining unpaid principal and accrued interest would be paid on the tenth anniversary of the date of the notes issuance. For purposes of the following calculation, assume that one holder of these notes holds a note in the principal amount of $1,000. A schedule of accrued interest and payments on the note would be as follows:


                  Accrued Interest     Payments
                  ----------------     --------

1st anniversary          $55.00          $0.00
2nd anniversary           58.03           0.00
3rd anniversary           61.22         125.00
4th anniversary           57.71         125.00
5th anniversary           54.01         125.00
6th anniversary           50.10         125.00
7th anniversary           45.98         125.00
8th anniversary           41.64         125.00
9th anniversary           37.05         125.00
10th anniversary          32.22         617.96 (principal plus accrued interest)
                        -------      ---------
Total:                  $492.96      $1,492.96

     At the end of ten years, total payments made on the note (including principal and interest) will be $1,492.96. Thus, the total amount of original issue discount attributable to the note is $492.96 ($1,492.96 (sum of all cash payments provided by the note) minus $1,000 (the face amount of the note)).

     Taxation of Original Issue Discount. In each tax year, you will be required
     -----------------------------------
to include in income for U.S. federal tax purposes a portion of the original issue discount on your note. The amount of the original issue discount attributable to each taxable year will be equal to the product of

     o the face amount of the note plus the aggregate amount of original issue discount that accrued in all prior accrual periods, less any cash payments that may have been made on the note (the "adjusted issue price of the note") and

     o the interest rate on your note, which is 5.50%. Payments on the notes will not be separately included in your income as interest, but rather will be treated first as payments of previously accrued and unpaid original issue discount and then as payments of principal.

     Based on the foregoing example, the following chart shows the amount of original issue discount to be included in income of the holder each year until payment of principal plus all accrued interest on the note.

                        Adjusted Issue Price    X        Interest Rate        =  Original Issue Discount
                        --------------------             -------------           Included in Income for
                                                                                 Taxable Year
                                                                                 ------------

 1st anniversary             $1,000.00                       5.50%                      $55.00
 2nd anniversary              1,055.00                       5.50%                       58.03
 3rd anniversary              1,113.03                       5.50%                       61.22
 4th anniversary               1049.25                       5.50%                       57.71
 5th anniversary                981.96                       5.50%                       54.01
 6th anniversary                910.97                       5.50%                       50.10
 7th anniversary                836.07                       5.50%                       45.98
 8th anniversary                757.05                       5.50%                       41.64
 9th anniversary                673.69                       5.50%                       37.05
 10th anniversary               584.74                       5.50%                       32.22
 Total:                                                                                $492.96

     For each note that you hold, each tax year we will be required to file a Form 1099-OID with the Internal Revenue Service, reporting the amount of the original issue discount to be included in your income for that tax year. We will also send you with a copy of the form.

    Sale or Exchange of the Notes

     Unless you transfer the note in a tax-free exchange permitted by the Internal Revenue Code, the sale or exchange of the note will be a taxable event for United States federal income tax purposes and you will have a taxable gain or loss equal to the difference between

     o the amount of cash plus the fair market value of any property received upon such sale or exchange and

     o your adjusted tax basis in the note.

     Your adjusted tax basis in a note will equal the face amount of such note, increased by the amount of original issue discount that you have already included in your income with respect to your note and decreased by the amount of any principal or interest payments that you received on your note. Gain or loss from a taxable sale or exchange of the note should be capital gain or loss, and will be long-term capital gain or loss if you have held your note for more than one year at the time of the sale or exchange. The maximum federal income tax rate imposed on long-term capital gains resulting from the sale of a note by an individual is 20%.


     Exchange Of Stock For Class B Preferred Stock

     If you exchange your common stock and Class A preferred stock for Class B preferred stock, this exchange should be treated for federal income tax purposes as a tax-free exchange. Consequently, you should not recognize any gain or loss as a result of the exchange. In addition, your aggregate tax basis in the Class B preferred stock will be equal to your aggregate tax basis in the common stock and Class A preferred stock that you exchanged for the Class B preferred stock. However, because of the unusual nature of this transaction, it is not clear whether the holding period of all the Class B preferred stock that you receive will be based on the holding period of your common stock and Class A preferred stock that you exchanged. Consequently, if you sell any Class B preferred stock within one year after the date of the exchange, a portion of any gain recognized from such sale may be treated as short-term capital gain. Short term capital gain is taxed at the same rates as ordinary income.

     Treatment Of The Class B Preferred Stock

     Distributions on Class B Preferred Stock

     Any cash distribution on the Class B preferred stock will be treated as a dividend, taxable as ordinary income to the holder, but only to the extent of our current or accumulated earnings and profits. If any cash distribution exceeds our current and accumulated earnings and profits, the excess first will be treated as a return of capital that will reduce your tax basis in the Class B preferred stock. Any remaining amount after your basis has been reduced to zero will be taxable as capital gain (either long-term or short-term depending upon your holding period in the Class B preferred stock).

     Sale or Exchange of the Class B Preferred Stock

     Unless you transfer our Class B preferred stock in a tax-free exchange permitted by the Internal Revenue Code, a sale or exchange (other than a purchase by us) of Class B preferred stock will be a taxable event. You will have capital gain or loss equal to the difference between the amount of cash and the fair market value of property that you receive and your adjusted tax basis in those shares. Gain or loss will be long-term capital gain or loss if you held the Class B preferred stock for more than one year. The maximum federal income tax rate imposed on long-term capital gains realized by an individual from the sale of stock is 20%.

     PRO FORMA CAPITALIZATION

     The table shows our pro forma capitalization as of March 31, 2001. Our capitalization is presented on a pro forma basis assuming that, as of March 31, 2001, our Second Amended and Restated Articles of Incorporation were in effect and that the shares of common stock and Class A preferred stock to be redeemed as a result of the settlement agreement with Joseph Cillo, Jr. and Captive Administrators, Inc., described in "Business - Legal Proceedings", had been redeemed as of March 31, 2001. Our Second Amended and Restated Articles of Incorporation authorize 130 million shares of Class B preferred stock and increased the authorized number of shares of common stock from 100 million to 300 million. You should read this information together with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our financial statements and notes to those statements included elsewhere in this prospectus.


                                                                 At March 31,
                                                                     2001
Current obligations
  Unit rescission obligation(1)..........................        $     57,660
    Rescission accrued interest..........................              94,772
    Note payable related party(2)........................             150,000
Total current obligations................................        $    302,432
Long-term obligations(1)
  Unit rescission obligation.............................        $ 29,135,642
  Unit rescission obligation accrued interest............           8,738,777
Total Long-term obligations..............................        $ 37,874,419

Shareholders' Deficit:
  Preferred Stock, $0.0001 par value, 200,000,000 shares
authorized;
     Class A Preferred Stock, 40,000,000 shares
authorized,                                                      $  1,572,951
           19,640,000 shares issued and outstanding (3);
     Class B Preferred Stock, 130,000,000 shares
authorized, no shares
           issued and outstanding;
 Common Stock, $0.0001 par value, 300,000,000 shares
authorized, 6,958,970 shares issued and outstanding(3)...                  --
  Additional Paid-In Capital.............................           5,166,379
  Accumulated Deficit....................................        $(48,696,485)
  Less subscription receivable on common stock...........             (27,000)
Total Shareholders' Deficit..............................        $(41,984,155)
Total Capitalization.....................................        $ (3,807,304)

(1) These rescission obligations relate to our rescission obligation under the consent agreement with the State of Florida to our shareholders who were former unitholders of Tel Com East, Tel Com West or Tel Com Jacksonville. Under this consent agreement, we agreed to offer to rescind purchases of our stock (or units of ownership interests in our predecessor companies). Prior to the consent agreement, Tel Com Jacksonville made a rescission offer in early to mid-1998 to all the unitholders of Tel Com Jacksonville. The rescission offer was accepted by 80 unitholders resulting in an aggregate rescission obligation in the principal amount of $995,000. The Tel Com Jacksonville rescission obligation bears interest at 8% per annum. As of March 31, 2001, as successor to Tel Com Jacksonville, we have paid $937,340 in principal to the former unitholders who elected to have their shares repurchased, and we owe an additional $57,660 in principal amount to these former unitholders.

(2) This note payable dated September 28, 1998 was issued to Joseph Thacker, one of our shareholders. We are disputing the validity and enforceability of this note in our lawsuit filed against Joseph Cillo, et. al. in state court in Hillsborough County, Florida.

(3) Reflects the redemption of 3,876,00 shares of Class A preferred stock and 969,000 shares of common stock related to the settlement agreement entered into on May 21, 2001 with Joseph Cillo, Jr. and Captive Administrators, Inc.

                             SELECTED FINANCIAL DATA


The following historical selected financial data for the quarters ended March 31, 2001 and 2000 and for the years ended December 31, 2000, 1999 and 1998 and our predecessor selected financial data for the period ended September 30, 1998 and for the period from inception (Tel Com Jacksonville - February 6, 1997, Tel Com East - April 25, 1997, Tel Com West - July 28, 1997) to December 31, 1997 are derived from our financial statements which have been audited by Pender Newkirk & Company, our independent public accountants, and are included elsewhere in this prospectus. The following historical selected financial data for the period from inception (November 19, 1997) to December 31, 1997 are derived from our financial statements, which have been audited by Pender Newkirk & Company, are not included in this prospectus. In the opinion of our management, the unaudited financial data include all adjustments, consisting only of normal recurring adjustments, necessary to present fairly the data for such period. The data set forth below should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our consolidated financial statements and related notes appearing elsewhere in this prospectus.

                                                                                                                        Period
                                                                                                                        From
                                                                                                                        Inception
                                                                                                                        (November
                                                  Quarters Ended March 31,              Years Ended December 31,        19, 1997)
                                                  ------------------------                                              to
                                                                                                                        December
                                                                                                                        31,
                                                -----------------------------  -----------------------------------------------------

                                                     2001            2000           2000            1999           1998       1997

Sales.........................................    $ 4,212,560   $  4,755,825      $17,379,961     $19,738,566  $  5,066,448   $  --

Cost of sales.................................      1,361,252      1,752,225        5,783,717       7,514,529     2,317,945      --

   GROSS PROFIT...............................      2,851,308      3,003,600       11,596,244      12,224,037     2,748,503      --

Advertising expenses..........................        339,824        281,427        1,120,324       1,383,815       430,703      --
Depreciation and amortization expense.........        220,707        225,979          905,383         869,174       215,811      --
Provision for doubtful accounts receivable....      1,484,840      1,151,424        4,957,716       7,709,478     1,953,860
General and administrative expenses...........      1,369,653      1,548,062        5,946,824       8,283,538     2,517,470    (250)
Impairment loss...............................             --             --               --              --    31,674,670      --
   OPERATING (LOSS)...........................       (563,716)     (203,292)       (1,334,003)     (6,021,968)  (34,044,011)   (250)

Loss on promoter receivable write off.........       (729,896)     (735,364)        2,810,448       2,958,111       748,459      --
Other income                                           23,904             --          210,972              --            --      --

Interest expense..............................       (115,789)      (60,631)         (431,136)       (361,461)      (70,360)     --

NET LOSS BEFORE INCOME TAXES AND
 EXTRAORDINARY ITEM...........................     (1,385,497)     (999,287)       (4,364,615)     (9,341,540)  (34,862,830)   (250)


  Income tax benefit..........................             --             --               --         469,326            --      --

NET LOSS BEFORE EXTRAORDINARY ITEM............    $(1,385,497)  $  (999,287)       (4,364,615)     (8,872,214)  (34,862,830)   (250)

EXTRAORDINARY ITEM
   Extraordinary item, net of income tax of
   $469,326...................................             --             --               --         788,921            --      --
   NET LOSS...................................    $(1,385,497)  $  (999,287)      $(4,364,615)    $(8,083,293) $(34,862,830)  $(250)

Per share data:
Basic and diluted loss per share before
Extraordinary item............................    $     (0.12)  $     (0.09)      $     (0.38)    $     (0.84) $      (5.68)  $  --


  Basic and diluted loss per share............    $     (0.12)  $     (0.09)      $     (0.38)    $     (0.77) $      (5.68)  $  --
Weighted average number of common shares used
in basic and diluted loss per share
calculations..................................      11,499,214    11,499,214        11,499,214     10,560,947     6,140,532   $  --

Consolidated Statement of Cash Flow Data:
Net cash  provided (used)  by Operating
 Activities...................................    $    (9,871)  $     55,134      $   328,605     $(2,152,261) $ (1,393,336)  $  --
Net cash  provided (used)  by Investing
 Activities...................................    $    10,790   $   (26,899)      $    (6,496)    $  (304,657) $   (180,572)  $  --

Net cash  provided (used) by Financing
 Activities...................................    $     1,203   $   (80,892)      $  (370,925)    $ 1,885,175  $  2,201,762   $  --

Depreciation and amortization.................        220,707        225,979      $   905,383     $   869,174  $    215,811   $  --

                                                       55,210         26,899      $    74,765     $   304,657  $    476,898   $  --
Capital expenditures..........................
Other data:
EBITDA(1)                                         $(1,049,001)  $  (712,677)      $(3,028,096)   $ (6,383,332) $(34,576,659)  $(250)
Deficiency of earnings available to
cover fixed charges(1)........................    $(1,385,497)  $  (999,287)      $(4,364,615)    $(8,083,293) $(34,862,830)  $(250)
- -------------

(1) In the following tables and in this document,  "EBITDA"  represents earnings
    (loss) before interest expense, income taxes, depreciation and amortization. EBITDA should not be used as an alternative to operating loss or net cash provided by (used for) operating activities, investing activities or financing activities, each as measured under generally accepted accounting principles. In addition, EBITDA may not be comparable to other similarly titled information from other companies. However, our management believes that EBITDA is an additional meaningful measure of performance and liquidity. With respect to the captions entitled "Deficiency of earnings available to cover fixed charges," earnings consist of income (loss) before provision for income taxes plus fixed charges. Fixed charges consist of interest charges and amortization of debt expense. The "EBITDA" and "Deficiency of earnings available to cover fixed charges" data is unaudited.


                                                   March 31,                                December 31,
                                                 ---------------   ---------------------------------------------------------------
 Balance Sheet Data:                                 2001            2000            1999            1998            1997

Working capital deficit....................      $   7,420,448      $  6,928,838    $  6,666,567    $  3,919,675       $ (250)
Total assets...............................      $   4,556,248         4,942,371       5,455,750       6,628,989           --
Unit rescission obligation.................      $  29,193,302        29,218,880      29,541,194      29,912,642           --
Rescission obligation interest.............      $   8,833,549         8,103,653       5,293,207       2,335,095           --
Total Shareholders' equity (deficit).......      $ (41,984,155)     $(40,598,658)   $(36,804,332)    (30,911,448)      $ (250)


                                                                                                 Period From Inception
                                                                                           (Tel Com Jacksonville -- 2/28/97,
                                                                                                Tel Com East -- 4/25/97,
                                                          Nine Months Ended                     Tel Com West -- 7/28/97)
                Predecessor                               September 30, 1998                         To December 31, 1997
                                                          ------------------                --------------------------------
 Sales.....................................                  $ 11,075,464                               $  3,558,018
 Cost of sales.............................                     3,436,453                                  2,098,000
     GROSS PROFIT..........................                     7,639,011                                  1,460,018

 Advertising expenses......................                     1,662,704                                  1,455,009
 Depreciation and amortization expense.....                        77,402                                     73,546
 Provision for doubtful accounts receivable                     3,292,145                                    280,916
 General and administrative expenses.......                     4,952,102                                  3,570,850
 Impairment loss...........................                       126,721                                    200,356
 Loss on promoter receivable write off.....                    18,840,882                                  6,453,979
     OPERATING (LOSS)......................                   (21,312,945)                               (10,574,638)
 Interest expense..........................                      (114,326)                                   (57,047)
 NET LOSS                                                    $(21,427,271)                              $(10,631,685)
 Consolidated Statement of Cash Flow Data:
 Net cash used by Operating Activities.....                  $ (1,462,342)                              $ (1,682,148)
 Net cash used by Investing Activities.....                  $   (243,638)                              $   (315,762)
 Net cash provided by Financing Activities.                  $  1,930,374                               $  2,069,844
 Depreciation and amortization.............                  $     77,402                               $     73,546
 Capital expenditures......................                  $    243,638                               $    265,762
 Other data:
 EBITDA(1).................................                  $(21,235,543)                              $(10,501,092)
 Deficiency of earnings available to cover
 fixed                                                       $(21,427,271)                              $(10,631,685)
  charges(1)...............................
- --------------------

(1) In the following tables and in this document,  "EBITDA"  represents earnings
    (loss) before interest expense, income taxes, depreciation and amortization. EBITDA should not be used as an alternative to operating loss or net cash provided by (used for) operating activities, investing activities or financing activities, each as measured under generally accepted accounting principles. In addition, EBITDA may not be comparable to other similarly titled information from other companies. However, our management believes that EBITDA is an additional meaningful measure of performance and liquidity. With respect to the captions entitled "Deficiency of earnings available to cover fixed charges, "earnings consist of income (loss) before provision for income taxes plus fixed charges. Fixed charges consist of interest charges and amortization of debt expense. The "EBITDA" and "Deficiency of earnings available to cover fixed charges" data is unaudited.


                                                  September 30,     December 31,
                                                      1998              1997
                                                  ------------      ------------
  Working capital deficit......................     2,934,658        2,159,704
  Total assets.................................     2,839,933          960,516
  Unit rescission obligation...................    30,032,642        6,900,774
  Rescission obligation interest...............     1,586,636          366,183
  Total Shareholders' equity (deficit).........   (32,280,899)      (8,828,104)

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     You should read the following discussion of our financial condition and results of operations together with the financial statements and the notes to financial statements included elsewhere in this prospectus.

     Background And Overview

     We were incorporated in the State of Florida on November 19, 1997. In February 1998, we began limited operations. From February 1998 to September 1998, we obtained licenses from five state public utility commissions to resell local telephone service. During this time, we also entered into several agreements with local telephone service providers to purchase local telephone service from them which we would, in turn, sell to our customers. As of September 30, 1998, we purchased the assets and assumed the liabilities of Tel Com East, Tel Com West and Tel Com Jacksonville to obtain a greater degree of operational efficiency by combining the administrative, management, marketing and finance functions of the various companies. Before this acquisition, our operations were limited and our total revenue from such operations was approximately $300,000.

     We provide local telephone service to people with bad credit. Typically, our customers have been disconnected by their local telephone service provider because of non-payment. Most providers require customers who have been disconnected to pay a security deposit in addition to their past due balance before the provider will reconnect their service. We focus on those consumers who cannot afford to reconnect service with their local telephone service provider. We offer these consumers local telephone service for a fixed monthly price without requiring a security deposit. We do, however, charge a connection fee for new service to our customers.

     Source of revenue and revenue recognition policy

     We generate revenues by activating and providing local telephone service for our customers. Revenue generated from activating local telephone service ranges from $89.95 to $109.95 per customer. The activation fee is charged for the initial set-up and installation of a customer's line. We recognize activation revenue when the telephone services are applied for and payment is received. Any excess of the activation revenue over the direct costs related to the activation is amortized over the period the customer uses our services. Revenue generated from providing local telephone service ranges from $49.95 to $79.95 per customer per month and is recognized monthly at the time when services are provided and the customer is billed. Depending on the date of the monthly bill, we may record revenue that is billed but not yet earned. In such cases, we record this revenue as deferred revenue.

     Source of Costs of Revenue

     Our costs of revenue result from the purchase of wholesale local telephone service from various local telephone service providers. We pay for this telephone service in arrears. Our purchase of this telephone service is governed by resale agreements entered into with each local telephone service provider operating in the areas in which we desire to operate. In addition, the purchase and resale of the telephone service is subject to tariff agreements set by each state.

     Results Of Operations

     As of September 30, 1998, we purchased the assets and assumed the liabilities of Tel Com East, Tel Com West and Tel Com Jacksonville. The following table contains, for the periods indicated, results of operations data as a percentage of revenues. Our results of operations are reported as a single business segment.



                                              Quarter Ended March 31,                Periods Ended December 31,
                                            ---------------------------- ----------------------------------------------------

                                               2001          2000           2000       1999           1998       1997
                                               ----          ----           ----       ----           ----       ----
  Sales................................        100.0%        100.0%         100.0%     100.0%         100.0%      --
  Cost of sales........................        (32.3)        (36.8)         (33.3)     (38.1)         (45.8)      --
                                               -----         -----          -----      -----          -----
  GROSS PROFIT.........................         67.7          63.2           66.7       61.9           54.2       --
  Advertising expenses.................         (8.1)         (5.9)          (6.4)      (7.0)          (8.4)      --
  Depreciation and amortization expense         (5.2)         (4.8)          (5.2)      (4.4)          (4.3)      --
  Provision for doubtful accounts
    Receivables........................        (35.2)        (24.2)         (28.5)     (39.1)         (38.6)      --
  General and administrative expenses..        (32.6)        (32.6)         (34.2)     (41.9)         (49.6)      --
  Impairment loss......................          --            --             --          --         (625.2)      --

  OPERATING (LOSS).....................        (13.4)         (4.3)          (7.6)     (30.5)        (671.9)      --
  Loss on promoter receivable write off        (17.4)        (15.4)         (16.2)     (15.0)         (14.8)      --
                                               -----         -----           -----      -----         -----

  Other income                                   0.6            --            1.2         --             --       --
   Interest expense....................         (2.7)         (1.3)          (2.5)      (1.8)          (1.4)      --

   Net loss before income taxes and                                                                  (688.1)
    extraordinary items................        (32.9)        (21.0)         (25.1)     (47.3)                     --
   Income tax benefit..................         --            --             --          2.3            --        --
   Net loss before extraordinary items.        (32.9)        (21.0)         (25.1)     (45.0)        (688.1)      --
   Extraordinary items.................         --            --             --          4.0            --        --
   NET LOSS............................        (32.9)%       (21.0)%        (25.1)%    (41.0)%       (688.1)%     --


     Comparison Of the Quarter Ended March 31, 2001 And 2000.

     Revenues

     Our revenue decreased 11% from approximately $4,756,000 for the quarter ended March 31, 2000 to approximately $4,213,000 for the quarter ended March 31, 2001. The decrease in our total revenue was due principally to a reduction of approximately 11% in the number of our subscribers. The number of our subscribers decreased as a result of our increased focus during 2000 on timely disconnecting non-paying customers and fewer advertising dollars spent during 2000. Since December 31, 2000, our subscriber base temporarily increased from 15,524 to 16,214 as of March 31, 2001, or an increase of approximately 6%, primarily due to a relaxation of our disconnection criteria during the first quarter of 2001. During the second quarter of 2001, we have reimposed our former, stricter disconnection standards. As a consequence, our subscriber base has decreased to 14,347 at May 31, 2001. We anticipate, however, that the number of subscribers will increase during the second half of 2001 due to expected increases in our advertising expenditures. We will need to increase our customer base in order for our revenues to increase.

    Cost of Revenues

     Our cost of revenues decreased 22% from approximately $1,752,000 for the quarter ended March 31, 2000 to approximately $1,361,000 for the quarter ended March 31, 2001. Approximately $167,000 of this decrease is attributable to our reduced subscriber base. Additionally, we have and will continue to indirectly benefit from the merger of SBC Communications Inc. and Ameritech Corporation. As a condition to the merger, the FCC mandated that SBC/Ameritech implement a resale discount to all eligible resellers of local telephone service. The initial resale discount was 32% off the SBC/Ameritech retail rate. This initial discount rate was implemented in November 1999 for new subscribers and continued until April 2001 at which time we believe that Ameritech will have satisfied the FCC's criteria for elimination of this discount. We estimate that our cost of revenues for the quarter ended March 31, 2001 as compared to the quarter ended March 31, 2000 decreased by approximately $98,000 as a result of this additional resale discount. Following the lapse of this initial discount rate, we will purchase local telephone services from Ameritech at a rate equal to 110% of the wholesale rate for local telephone service as established by the state in which service is to be provided. This new discount rate will result in higher costs because the state-set wholesale rate is generally higher than the initial discount rate we were paying. Because the state-set wholesale rate varies from state to state, and the rate of implementation of the new discount rate in each state by Ameritech has not yet been finalized, we cannot fully predict whether and to what extent the revised discount rate will impact our cost of revenues for 2001. The new discount rate will remain in effect for a period of three years after the date the telephone service is installed and operational under the new discount rate or until our customer terminates service or is disconnected, whichever is earlier.

     We also have and will continue to indirectly benefit from the merger of GTE and Bell Atlantic, which resulted in the creation of Verizon Communications. Similar to the SBC/Ameritech transaction, as a condition to this merger the FCC mandated that Verizon implement a resale discount to all eligible resellers of local telephone service. The initial resale discount was 32% off the Verizon tariffed retail rate. This initial discount rate was implemented in August 2000 and will remain in effect until July 2002 at which time the discount rate will be decreased to 110% of the state-specified wholesale rate. The resale discount (either the initial 32% discount or the subsequent reduced discount) will generally continue for a period of three years after the date telephone service was installed and operational or until our customer terminates service or is disconnected, whichever is earlier. We estimate that our cost of revenues for the quarter ended March 31, 2001 as compared to the quarter ended March 31, 2000 decreased by approximately $15,000 as a result of this resale discount.

     Our cost of revenue also decreased by approximately $139,000 for the quarter ended March 31, 2001 as compared to the same period in 2000 as a result of the implementation of an electronic data interface with SBC/Ameritech during February 2000. This interface allows us to communicate directly and electronically with SBC/Ameritech, which greatly accelerates order processing, suspensions, and disconnections. Additionally, the electronic data interface lowers processing fees that Ameritech charges, which can be as high as $19.00 per manual order.

     These decreases were offset by an increase in our aggregate carrier cost for phone lines of approximately $30,000 for the quarter ended March 31, 2001 compared to the same period in 2000. The increase was due to a greater number of our customers being located in states with higher line costs. For 2001, we estimate that our aggregate carrier cost for phone lines will be approximately $6,173,000, an increase of 6.7% from 2000. This increase reflects a projected increase in our customer base of approximately 20% and a projection that a greater number of customers will continue to be located in states with higher line costs. Because our two largest and most profitable markets are located in states with higher line costs, we expect that this shift in our customer base to those states with higher line costs will continue for the near term.

    Advertising

     Our advertising cost increased approximately $59,000 from approximately $281,000 for the quarter ended March 31, 2000 to approximately $340,000 for the quarter ended March 31, 2001. We spent more on advertising during the three months ended March 31, 2001 to increase our customer base. We plan to increase our advertising budget during 2001 by approximately 31% as compared to 2000. We intend to fund this increase in our advertising budget from cash made available to us as a result of anticipated reductions in our expenses relating to this exchange offer.


     Provision for Doubtful Accounts Receivable

     Our provision for doubtful accounts receivable cost increased by approximately $333,000 from approximately $1,151,000 for the quarter ended March 31, 2000 to approximately $1,484,000 for the quarter ended March 31, 2001. The increase resulted from our relaxing certain disconnection criteria during the quarter ended March 31, 2001 in an effort to improve our collection rates as well as our lowering the initial connection payment that we require in two of our key markets. The balance of the connection fee was payable over a five-month period. Because disconnections could occur prior to our receiving full payment of the connection fee, we increased our provision for doubtful accounts to cover this contingency. As a result of these relaxed standards, our uncollectible billings were 35% of our total billings for the quarter ended March 31, 2001 as compared to approximately 24% for the quarter ended March 31, 2000. We generally reserve 30% of our accounts receivable that are due in 59 days or less and reserve 100% of our accounts receivables that are past due by more than 60 days. We have discontinued the relaxed disconnection criteria and have reimposed our former, stricter standard. We may continue to alter our connection and disconnection criteria in the future in order to find a more appropriate standard that will improve our collection rates.

     General and Administrative Expenses

     Our general and administrative expenses decreased approximately $178,000 from approximately $1,548,000 for the quarter ended March 31, 2000 to approximately $1,370,000 for the quarter ended March 31, 2001. The change in general and administrative expenses primarily resulted from the following:

o a decrease of $69,000 in wages due to a decrease in the work force and reduction of officer salaries;

o a decrease of $34,000 in consulting fees and outside services due to the termination of a consulting agreement with I-Nex and others;

o a decrease of $21,000 in telephone expense due to a reduced subscribers base and a change during the fourth quarter of 2000 of long distance carriers to obtain a better rate;

o a decrease of $60,000 in agent commissions as a result of implementing a lower agent commission structure and a reduced subscriber base;

o A decrease of $70,000 in certain tax related penalties due to reduced revenues and reduced penalties as a result of current payments to federal and certain other taxing authorities;

o   a decrease of $9,000 in travel expenses; and

o a decrease of $15,000 in postage resulting from fewer mailings due to a reduced subscriber base and increased computer and telephone to contact with our customers.

     These decreases were offset by an increase of approximately $88,000 in legal fees and $22,000 in accounting fees as compared to the first quarter 2000.

     Interest Expense

     For the quarter ended March 31, 2001, interest expense increased approximately $55,000 from approximately $61,000 for the quarter ended March 31, 2000 compared to approximately $116,000 for the quarter ended March 31, 2001. The increase resulted from an increase in interest accrued on unpaid taxes (see "Management's Discussion and Analysis -- Liabilities").

     Net Loss

     Our net loss for the quarter ended March 31, 2001 was approximately $1,385,000 as compared to a net loss of approximately $999,000 for the quarter ended March 31, 2000. The $386,000 increase in net loss primarily was due to a decrease in our revenue due to the decrease in our customer base and a 29% increase in our provision for doubtful accounts receivable due to stricter disconnection guidelines during 2000.

     Comparison Of Years Ended December 31, 2000 And 1999

    Revenues

     Our revenue decreased 12% from approximately $19,739,000 for the year ended December 31, 1999 to approximately $17,380,000 for the year ended December 31, 2000; however, our average monthly revenue per customer (based on the average number of customers for the year ended December 31, 2000 and 1999) increased from $77 to $94. The decrease in our total revenues is mainly due to a reduction of approximately 28% in the number of our subscribers. The number of our subscribers decreased sharply because of our decrease in advertising
expenditures  and  our  increased  focus  on  timely  disconnecting   non-paying
customers.

     The increase in our revenue per customer is due to our entering states with higher permissible billing rates. The improvement in our profit margin and reduction in our doubtful accounts is primarily the result of our efforts to improve our collections by closely monitoring delinquent customer accounts. If a customer fails to pay, we first suspend service and then, after the applicable period of time has passed as required by state regulations, we permanently disconnect service. We have improved our monitoring of delinquent customer accounts by investing in software and adding additional monitoring procedures, which have enabled us to disconnect problem accounts more efficiently. These new procedures and controls have allowed us to achieve a higher collection rate resulting in a reduction of approximately $2,752,000 in bad debt expense for the year ended December 31, 2000 compared to the same period in 1999. We believe the system we have implemented to monitor our problem accounts will continue to result in higher collection rates in the future and thus, higher revenues per customer.

     Cost of Revenues

     Our cost of revenues decreased 23% from approximately $7,515,000 for the year ended December 31, 1999 to approximately $5,784,000 for the year ended December 31, 2000. There was a decrease of approximately $2,139,000 in our cost of revenues directly related to corrections of flaws in our billing system, which had, during the first and second quarter of 1999, allowed some customers to receive services without a bill being generated. In June 1999, we also corrected our system's inability to decipher the local telephone service providers' encrypted bills. These corrections enabled us to audit discrepancies. We believe all services provided are billed and the increase in our revenue per customer indicates that billing problems have been addressed. These changes in procedures have resulted in an reduction of our subscriber base.

     Additionally, we benefited from the SBC/Ameritech and the Verizon 32% resale discounts. We estimate that our cost of revenues for the year ended December 31, 2000 as compared to the year ended December 31, 1999 decreased by approximately $484,000 as a result of the SBC/Ameritech discount and $25,000 as a result of the Verizon discount.

     Our cost of revenue also decreased by approximately $276,000 for the year ended December 31, 2000 as compared to the same period in 1999 as a result of the implementation of an electronic data interface with SBC/Ameritech. This interface allows us to communicate directly and electronically with SBC/Ameritech, which greatly accelerates order processing, suspensions, and disconnections. Additionally, the electronic data interface lowers processing fees that Ameritech charges, which can be as high as $19.00 per manual order.

     These decreases were offset by an increase in our aggregate carrier cost for phone lines of approximately $1,167,000 for the year ended December 31, 2000 compared to the same period in 1999. The increase was due to a greater number of our customers being located in states with higher line costs. For 2001, we estimate that our aggregate carrier cost for phone lines will be approximately $6,173,000, an increase of 6.7% from 2000. This increase reflects a projected increase in our customer base of approximately 20% and a projection that a greater number of customers will continue to be located in states with higher line costs. Because our two largest and most profitable markets are located in states with higher line costs, we expect that this shift in our customer base to those states with higher line costs will continue for the near term.

     Advertising

     Our advertising cost decreased $264,000 from approximately $1,384,000 for the year ended December 31, 1999 to approximately $1,120,000 for the year ended December 31, 2000. Because less money was available to be spent on advertising due to our efforts to bring current past-due amounts owed to local telephone service providers and to pay non-recurring professional fees, we have decreased our advertising budget. For the year ended December 31, 2000, we allocated our reduced advertising budget to less expensive markets where, we believe, our advertising would have the greatest impact in increasing the number of activations. Our decrease in advertising costs for the year ended December 31, 2000 includes approximately $150,000 in non-recurring advertising credits returned to us by an advertising agency. We plan to increase our advertising budget during the second quarter of 2001 by approximately 31%. We intend to fund this increase in our advertising budget from cash made available to us as a result of anticipated reductions in our expenses relating to this exchange offer.

     Depreciation and Amortization

     Our depreciation and amortization expense is the result of capital expenditures, capitalized license and software cost amortization and the amortization of goodwill and the customer base acquired from Tel Com Jacksonville, Tel Com East and Tel Com West. We had depreciation and amortization expense of approximately $905,000 during the year ended December 31, 2000 compared to approximately $869,000 for the same period in 1999. The increase of $36,000 is the result of capital additions, such as computer equipment and software, during the years ended December 31, 2000 and 1999.

     Provision for Doubtful Accounts Receivable

     Our provision for doubtful accounts receivable cost decreased $2,752,000 from approximately $7,710,000 for the year ended December 31, 1999 to approximately $4,958,000 for the year ended December 31, 2000. During the fourth quarter of 1999 and the first quarter of 2000, we invested in additional software and developed existing software that allows us to keep in constant contact with delinquent accounts, thereby, increasing our collection percentage. During 2000, this monitoring resulted in a more timely disconnection of problem accounts, thus decreasing the provision for doubtful accounts. For the year ended December 31, 2000, our uncollectible billings were 28% of our total billings as compared to approximately 39% for the year ended December 31, 1999. We generally reserve 15% of our accounts receivable that are due in 59 days or less and reserve 100% of our accounts receivables that are past due by more than 60 days.

     General and Administrative Expenses

     Our general and administrative expenses decreased $2,337,000 from approximately $8,283,000 for the year ended December 31, 1999 to approximately $5,946,000 for the year ended December 31, 2000. The change in general and administrative expenses primarily resulted from the following:

o a decrease of $1,132,000 in wages due to a decrease in the work force and reductions in managements' salaries;
o a decrease of $410,000 in management fees and a decrease of $83,000 in consulting fees due to the termination of a management contract with Captive Administrators, Inc. in late 1999
o a decrease of $182,000 in accounting fees as a result of extensive outside accounting and audit fees during 1999 relating to the compilation of information and records for us and the Tel Com entities as well as audit activities for us and the Tel Com entities;
o a decrease of $156,000 in telephone expense due to reduced call volume as a result of reduced advertising, which reductions were offset by approximately $33,000 in late fees and disputed charges with our carrier. During the fourth quarter of 2000, we changed long distance carriers to obtain a better rate;
o a decrease of $123,000 in agent commissions as a result of implementing a lower agent commission structure;
o a decrease of $275,000 in federal tax related penalties due to reduced revenues and an agreement with the Internal Revenue Service to pay an amount in settlement that was less than the amount actually owed;
o a decrease of $50,000 in penalties. During 1999, we paid a non-recurring fine of $50,000 as part of the consent agreement with the State of Florida, Department of Banking and Finance;
o a decrease of $77,000 in travel expenses due to less travel to agent locations as a result of increased automation;
o a decrease of $44,000 in office supplies due a smaller work force and closer monitoring; and
o a decrease of $64,000 in postage resulting from fewer mailings due to a smaller subscriber base and increased usage of the computer and phone to contact our customers.


These decreases were offset by

o an increase of $184,000 in legal fees due to the filing of a complaint against Joseph Cillo, et. al. and the filing of this prospectus;
o an increase of $129,000 in SEC filing costs and financial printing expenses not incurred in 1999;
o an increase of $37,000 in insurance due to the addition of directors and officers liability insurance;
o an increase of $34,000 in consulting fees to I-Nex Consulting Group for its regulatory compliance consulitng services; and
o an increase of $10,000 in license expenses due to the filing of delinquent filings in 2000 that were not filed in 1999.

Loss on Promoter Receivable Write Off

     The loss on promoter receivable decreased by approximately $147,000 from December 31, 1999 to December 31, 2000 due to a decrease in the interest accrued on our rescission obligation to the former unitholders of Tel Com Jacksonville. In early to mid-1998, Tel Com Jacksonville offered to repurchase units of Tel Com Jacksonville held by persons or entities who had purchased such units during 1997. This rescission offer was accepted by approximately 80 of the holders, resulting in a rescission obligation in the principal amount of approximately $995,000, which amount, plus interest, is being paid over time. This principal amount represented the full amount paid by these holders of Tel Com Jacksonville ownership units to the Tel Com Jacksonville promoter, D&B Holdings. Tel Com Jacksonville received only $377,301 of the $995,000 paid by the holders to the promoter. The remaining $617,699 was recorded as a promoter receivable, all of which was written off in 1997. Interest accrues on the rescission obligation at rate of 8% per annum and this interest is offset by a promoter receivable and is immediately written off as uncollectible. We assumed this liability when we purchased the assets of Tel Com Jacksonville. As the principal amount of the rescission obligation decreases due to continued payments, the promoter receivable amount for interest on this rescission obligation also decreases.

     The promoter receivable write off also includes our interest obligations to holders of our securities to whom we are obligated to make a rescission offer under a consent agreement we entered into with the State of Florida, Department of Banking and Finance on May 12, 1999. Under this agreement, we, as successor to Tel Com East, Tel Com West and Tel Com Jacksonville, agreed that securities of our predecessor companies had been sold in violation of Florida securities laws and we agreed to make an offer of rescission to holders of our stock who had received our stock in exchange for their units of ownership interests in our predecessor companies. The estimated and recorded maximum rescission obligation is $30,131,639, which includes $995,000 we have already offered to former holders of units in Tel Com Jacksonville. The $30,131,639 amount represents the gross proceeds paid by persons who purchased units in Tel Com East, Tel Com West or Tel Com Jacksonville. Of this $30,131,639, Tel Com East, Tel Com West and Tel

Com Jacksonville only received approximately $6,451,000. The remaining $23,680,000 was received by various unregistered broker-dealers and intermediaries who sold units of our predecessor companies. This amount was recorded as a promoter receivable, all of which was written off. Simple interest accrues on this rescission obligation at a rate of 10% per annum (except for the rescission obligation to Tel Com Jacksonville holders which accrues interest at 8% per annum) and this interest is offset by a promoter receivable, all of which was written off at the time the sales occurred between January 1, 1997 through September 30, 1998. We have not paid any amounts to any holder who is entitled to rescind his or her purchase under the consent agreement. Therefore, the interest that is recorded as a promoter receivable and immediately written off has remained constant. We assumed this rescission offer liability when we purchased the assets of Tel Com East, Tel Com West and Tel Com Jacksonville in 1998.

     Interest Expense

     For the year ended December 31, 2000, interest expense increased $70,000 from approximately $361,000 for the year ended December 31, 1999 compared to approximately $431,000 for the year ended December 31, 2000. The increase resulted from an increase of approximately $185,000 in interest accrued on unpaid taxes (see "Management's Discussion and Analysis -- Liabilities"). This increase was offset by the reduction of interest from the forgiveness of two notes payable to Richard Pollara. During January 2000, Mr. Pollara forgave and cancelled two promissory notes issued by us in the aggregate amount of approximately $460,000.

     Net Loss

     Our net  loss for the  year  ended  December  31,  2000  was  approximately
$4,365,000 as compared to a net loss of approximately $8,083,000 for the year ended December 31, 1999. The $3,718,000 improvement in net loss primarily was due to improvements in monitoring our customer base so disconnection of non-paying customers were timely, reduced writeoffs of customer billings, improvements in our general and administrative expenses through cost saving efforts, and improvements in auditing the bills we received from local telephone service providers.

     Comparison Of Fiscal Years Ended December 31, 1999 And 1998

     We began limited operations in February 1998 and had minimal revenues and expenses until we acquired the assets and liabilities of Tel Com East, Tel Com West and Tel Com Jacksonville as of September 30, 1998. This acquisition resulted in significant increases in most of our accounts for the year ended December 31, 1999 as compared to December 31, 1998 because we had a full year of operations in 1999 as compared to only three months of significant operations in 1998.

     Revenues

     Our revenues increased 290% from approximately $5,066,000 for the year ended December 31, 1998 to approximately $19,739,000 for the year ended December 31, 1999. The $14,672,000 increase was attributable to a partial year of operations in 1998 as compared to a full year of operations in 1999.

     Cost of Revenues

     Our cost of revenues increased 224% from approximately $2,318,000 for the year ended December 31, 1998 to approximately $7,515,000 for the year ended December 31, 1999. The increase of $5,197,000 in costs was primarily due to a partial year of operations in 1998 as compared to a full year of operations in 1999. In addition, our costs of revenues during the first half of 1999 were inflated by approximately 13% because of a flaw in our billing system that allowed customers to receive services without a bill being generated. Further, we were unable to decipher the local telephone service providers' encrypted bills in order to audit discrepancies. These problems were addressed in the second half of 1999 and first quarter of 2000 by our efforts to closely monitor our billing system to ensure that our services were being billed. Additionally, our development and implementation of software that reads the encrypted data provided by the local telephone service providers now permits us to audit any bill discrepancies.

     Advertising

     Our advertising cost increased $953,000 from approximately $431,000 for the year ended December 31, 1998 to approximately $1,384,000 for the year ended December 31, 1999. This increase is primarily due to a full year of operations in 1999 as compared to three months of operations in 1998. This increase was offset by a decrease in our advertising expenses of approximately $46,000 during the third and fourth quarter of 1999 because we had less funds to spend on advertising and based on our belief that our advertising budget could be managed more cost efficiently by shifting our promotional efforts to less expensive markets.

     Depreciation and Amortization

     Our depreciation and amortization expense is the result of capital expenditures, capitalized license and software cost amortization and amortization of goodwill and the customer base acquired from Tel Com East, Tel Com West and Tel Com Jacksonville. We had depreciation and amortization expense of approximately $869,000 during the year ended December 31, 1999 compared to approximately $216,000 for the year ended December 31, 1998. The increase of approximately $653,000 is due to three months of expense in 1998 as compared to 12 months in 1999. During 1999, we made several capital expenditures which resulted in approximately $35,000 of additional depreciation in 1999.

     Provision for Doubtful Accounts Receivable

     Our provision for doubtful accounts receivable cost increased approximately $5,756,000 from approximately $1,954,000 for the year ended December 31, 1998 to approximately $7,709,000 for the year ended December 31, 1999. The percentage of our uncollectible billings for the years ended December 31, 1998 and 1999 was 39% of our total billings. This rate is a high percentage of the billings due to the high credit risk of our customers. In addition, during 1998 and the first half of 1999, these rates were higher than expected due to flaws in our billing system's ability to track and closely monitor delinquent accounts. The increase in the provision of doubtful accounts receivable costs were offset by the implementation of a plan to more closely monitor delinquent accounts and the development and implementation of software to audit discrepancies with the bills generated by local telephone service providers. Our increased monitoring of doubtful accounts decreased our uncollectible billings from 45% of our total billings for the first six months of 1999 to 33% of our total billings for the second six months of 1999.

     General and Administrative Expenses

     Our general and administrative expenses increased approximately $5,766,000 from approximately $2,517,000 for year ended December 31, 1998 to approximately $8,284,000 for the year ended December 31, 1999. The increased general and administrative expenses were attributable to a full year of expenses in 1999 as compared to only three months in 1998. the largest increases are as follows:

o   an increase in wages of $2,920,000 due to an increase in our workforce;
o   an increase of $562,000 in commissions paid to our paying agents;
o an increase of $536,000 in in-house phone costs relating to an increase of volume in calls by potential customers and customer service calls by existing customers;
o an increase in legal costs of $431,000 during 1999 as a result of our retention of attorneys for licensing and securities laws;
o an increase of $343,000 in accounting fees related to audits required by the State of Florida's consent agreement;
o an increase of $242,000 in consulting and outside services utilized to obtain licenses and to comply with state utility filing requirements;
o   an increase of $270,000 in penalties related to unpaid taxes;
o an increase of $147,000 for postage fees for the mailing of our monthly subscriber bills; and
o   an increase of $134,000 in office and equipment rent;

     Impairment Loss

     Our impairment loss was $0 for the year ended December 31, 1999 as compared to approximately $31,675,000 for the year ended December 31, 1998. This impairment loss was due to the write off of impaired goodwill and customer base that we acquired as a result of our purchase of the assets of Tel Com East, Tel Com West and Tel Com Jacksonville. We issued our stock to the unitholders of Tel Com East, Tel Com West and Tel Com Jacksonville, valued at approximately $3,802,000, to acquire assets of approximately $3,446,000 and assume net liabilities in the amount of approximately $31,674,000. This resulted in a total purchase price of approximately $35,476,000. Intangible assets were valued at $35,476,000. Seventy-five percent (75%) of the value of the intangible assets was allocated to goodwill in the amount of approximately $26,607,000 and 25% of the value of the intangible assets was allocated to customer base in the amount of approximately $8,869,000. The fair market value of the entities acquired was approximately $3,802,000 based on an appraisal performed by certified appraisers. Based on the value of this appraisal, the value of the goodwill and customer base was deemed to be impaired. Therefore, the value attributed to these intangible assets was written down by approximately $31,675,000 to the fair market value of our acquisition. This resulted in the recognition of approximately $31,675,000 in 1998 as an impairment loss.

     At the time we purchased the assets and assumed the liabilities of Tel Com East, Tel Com West and Tel Com Jacksonville, the Tel Com entities had liabilities of approximately $4,534,000. Subsequent to the date of the purchase, the liabilities of these entities were increased to approximately $35,121,000 because of the consent agreement we, as successor to Tel Com East, Tel Com West and Tel Com Jacksonville, entered into with the State of Florida, Department of Banking and Finance on May 12, 1999. Under this agreement, we agreed that units of our predecessor companies, which were exchanged for our stock, had been sold in violation of Florida securities laws and thus, we agreed to make an offer of rescission to certain of our shareholders. Because of our agreement to make this rescission offer, we are bound by applicable accounting rules and regulations to record the rescission obligation plus accrued interest as a liability as of the date the shares of our stock we sold. Therefore, the liabilities of the Tel Com entities as of the date we purchased their assets and assumed their liabilities were deemed to include the rescission obligation and related accrued interest.

     Loss on Promoter Receivable Write Off

     The loss on promoter receivable increased by approximately $2,210,000 from $748,000 as of December 31, 1998 to $2,958,000 as of December 31, 1999 as a
result three months of activity in 1998 compared to 12 months of activity in 1999. This increase was offset by a decrease in interest accrued on the $995,000 rescission obligation to former unitholders of Tel Com Jacksonville as a result of payments of $120,000 in 1998 and $371,000 in 1999 on this obligation. The rescission obligation to former unitholders of Tel Com Jacksonville was $406,000 at December 31, 1999.

     Interest Expense

     For the year ended December 31, 1999, interest expense increased $291,000 to approximately $361,000 for the year ended December 31, 1999 as compared to approximately $70,000 for the year ended December 31, 1998. This increase resulted from a increase in interest expense on unpaid taxes of $169,000, an increase of $30,000 from two obligations to Richard Pollara, an increase of $11,000 from a note payable to Joseph Thacker and an increase of $4,000 from our line of credit. These increases are the result of a full year of interest expense in 1999 compared to only three months in 1998.

     Income Tax Benefit and Extraordinary Item

     In August 1999, we entered into a settlement agreement with Easy Phone, Inc. Under this agreement, we agreed that we owed Easy Phone $1,315,742 for accrued local telephone service provider obligations and Easy Phone agreed to release us from this obligation in exchange for our transfer of 1,900,000 shares of Easy Phone's common stock to Easy Phone. Prior to this settlement agreement, we did not own any shares of Easy Phone; however, our president, Mr. Pollara, and three other shareholders owned an aggregate of 1,900,000 shares of Easy Phone. Mr. Pollara and the three shareholders agreed to sell these shares of Easy Phone to us for an aggregate purchase price of $57,495. We, in turn, transferred these shares to Easy Phone in exchange for a release from our local telephone service provider obligations to Easy Phone. We had assumed these obligations owed to Easy Phone as part of the acquisition of the predecessor companies each of which had operated under the Easy Phone operating licenses. This resulted in an extraordinary gain calculated as follows:

                      Release of accrued carrier costs   $ 1,315,742
                      Cost of transferred Easy Phone
                        Stock                                (57,495)

                                                           1,258,247

                      Income tax                             469,326
                      Net extraordinary gain             $   788,921

     Net Loss

     Our net loss for the year ended December 31, 1999 was approximately $8,083,000, as compared to a net loss of approximately $34,863,000 for the year ended December 31, 1998. The $26,780,000 improvement in our net loss was primarily due to a one-time gain in 1999 of $1,258,247 related to the settlement of the local telephone service provider obligation with Easy Phone and by a non-operating impairment loss in 1998 of $31,675,000.

    Comparison Of Fiscal Years Ended December 31, 1998 And 1997

     We began limited operations in February 1998 and began full operations after we acquired the assets and liabilities of Tel Com East, Tel Com West and Tel Com Jacksonville as of September 30, 1998. During 1997, we did not have any operations and we only incurred expenses related to our organization.

     Revenues

     Our revenues for the year ended December 31, 1998 were approximately $5,066,000. For the first nine months of 1998, our revenues were only approximately $395,000. As part of the acquisition of Tel Com East, Tel Com West and Tel Com Jacksonville, we acquired 9,686 customers. By December 31, 1998, we had expanded this customer base to 24,718. The increase in subscribers was attributable to the expansion of our operations and the increase of our advertising activities in Florida and California and to the entrance into new states in late 1998, such as Arizona, Massachusetts, and New Jersey.

     Cost of Revenues

     Our cost of revenues was $2,317,945 for the year ended December 31, 1998. These costs are the direct costs to purchase local telephone service from the major local telephone service providers such as Bell South and GTE. These costs are directly related to our subscribers base.

    Advertising

     Our advertising costs were approximately $431,000 for the year ended December 31, 1998. Our advertising activities consisted primarily of television commercials. During 1998 we focused on markets in California and Florida.

     Depreciation and Amortization

     Our depreciation and amortization expense is the result of capital expenditures, capitalized license and software cost amortization and amortization of goodwill and the customer base acquired from our predecessor companies. We had depreciation and amortization expenses of approximately $216,000 for the year ended December 31, 1998.

     Provision for Doubtful Accounts Receivable

     Our provision for doubtful accounts receivable was approximately $1,954,000 for the year ended December 31, 1998 which represents approximately 39% of our total billings.

     General and Administrative Expenses

     Our general and administrative expenses amounted to $2,517,470 during 1998. The following are the material balances that make up the $2,517,000:

o   Wages of $1,052,000 with a workforce of 152 persons as of December 31, 1998;
o Consulting and outside services of $405,000 which we utilized to obtain licenses and to comply with federal and state regulatory requirements;
o   Penalties of $183,000 related to unpaid taxes;
o Arbitration settlement with MCI for $152,000 for our non-payment of disputed phone services provided by MCI;
o In-house phone costs of $133,000 to handle potential subscriber calls, and customer service for existing customers;
o   Commission costs of $102,000 paid to our payment agents;
o Legal fees of $87,000 mainly related to obtaining operating licenses in new states;
o Travel and meals of $70,000 to reimburse employees for their expenses incurred while recruiting new agents;
o   Postage of $60,000 for the mailing of our monthly subscriber bills; and
o The largest remaining balances are related to outside accounting fees of $38,000, insurance of $9,000, office supplies of $47,000, office and equipment rent of $53,000, and utilities of $6,000.

     Impairment Loss

     Our impairment loss was $31,675,000 in 1998, and was due to the write off of impaired goodwill and customer base that was purchased from Tel Com East, Tel Com West and Tel Com Jacksonville as of September 30, 1998.

     Loss on Promoter Receivable Write Off

     The loss on promoter receivable was approximately $748,000 during 1998.

     Interest Expense

     For the year ended December 31, 1998, interest expenses were approximately $70,000. This amount was comprised of $4,000 arising from the note payable to Joseph Thacker, $10,000 from the two obligations owed to Richard Pollara and $56,000 related to interest on unpaid taxes.

     Net Loss

     Our net  loss for the  year  ended  December  31,  1998  was  approximately
$34,863,000 and was largely impacted by non-operating charges of an impairment loss of $31,675,000 and a promoter receivable write off of $748,000.


     Liquidity And Capital Resources

     Since our inception, we have satisfied our cash requirements primarily from our revenues from operations and from the sale of our common stock and sales of units of ownership interests in Tel Com East, Tel Com Jacksonville and Tel Com West. We have raised approximately $2,340,000 through the sale of our common stock and approximately $6,451,000 through the sale of units of Tel Com East, Tel Com Jacksonville and Tel Com West. Additionally, we have periodically drawn upon a $50,000 bank line of credit and have also received periodic advances from Richard Pollara, our president, to fund our growth and working capital requirements. We have recorded a loan of $150,000 from a shareholder, the validity of which is disputed. The bank line of credit was closed in February 2000.

     We had cash and cash equivalents totaling approximately $9,000 and a negative working capital of approximately $7,423,000 at March 31, 2001 compared to cash and cash equivalents of approximately $7,000 and negative working capital of approximately $6,929,000 at December 31, 2000. Our cash and cash equivalents were approximately $56,000 and our negative working capital was approximately $6,667,000 at December 31, 1999.

     We do not know whether our funds from operations will be sufficient to satisfy our cash needs for fiscal year 2001 due to the following uncertainties:

o In order to generate revenue during 2001 that will approximate our revenue for 2000, we must increase our customer base by approximately 20% over the total number of customers as of December 31, 2000. As of May 31, 2001, our customer base decreased by approximately 7.6% from our customer base as of December 31, 2000. In order to further increase our customer base, we will need to continue to increase our advertising expenditures. We plan to increase our advertising expenditures by 31% during 2001 as compared to 2000. The funds for our increased advertising expenses are expected to come from a reduction in our legal, accounting and other professional fees and expenses that we have been incurring in connection with the preparation of this exchange offer and in connection with on-going litigation. Although we anticipate a reduction of such fees and expenses once this exchange offer is completed and our lawsuits have been resolved or settled, we cannot predict when or if all of our litigation will be resolved. Therefore, we may continue to incur legal fees in connection with these suits. Even if we increase advertising as planned, we cannot predict whether such increase will result in an increase in our customer base.

o We cannot predict how much money we will be required to pay to various taxing authorities to resolve our delinquent federal, state and local excise tax obligations. As previously noted, our estimated maximum aggregate liability as of March 31, 2001 to these taxing authorities was approximately $5.5 million, which is comprised of approximately $3,550,000 in taxes, $863,000 in interest and $1,131,000 in penalties. The portion of these obligations that relate to federal taxes, interest and penalties is approximately $41,000. The remaining amount relates to state, local and municipal taxes and other surcharges. We also cannot predict whether and to what extent we will be successful in resolving delinquencies owed to these taxing authorities, and whether we will be successful in negotiating payment terms that will permit us to pay amounts owed over time. We are seeking the longest possible repayment timetable to avoid draining our cash flow. For the year 2001, we have estimated that our payment obligations for these past-due taxes will be approximately $195,000; however, we cannot assure you that we will not be required to pay more than our estimate. If the taxing authorities require us to pay more than we have estimated, or try to accelerate our payments, we may not have sufficient funds to meet these requirements. We will also not have sufficient funds to increase our advertising, which is necessary to increase our customer base.

o We cannot predict the impact that the reduction in the discount available for local service we purchase from Ameritech will have on our cost of sales for 2001. As discussed above in our discussion in Cost of Revenues for the quarter ended March 31, 2001 as compared to the quarter ended March 31, 2000, the new state-set discount rate applicable to those accounts for which we purchase local service from Ameritech varies from state to state. Ameritech has not yet implemented this new discount rate, and accordingly, we cannot yet assess the full impact of this new discount rate on our cost of revenue.

     We may need to raise additional capital to fund our operations and the payment of our unremitted taxes, together with penalties and interest. If additional funds are raised through the issuance of stock, the percentage ownership of our shareholders will be reduced and our shareholders may experience dilution. There can be no assurance that additional financing will be available or on terms favorable to us. If adequate funds are not available or are not available on acceptable terms, our ability to fund the expansion of our markets, pay our unremitted taxes and take advantage of unanticipated opportunities or otherwise respond to competitive pressures could be significantly limited. Our business will be harmed by such limitations.

     We have the following material commitments and contingent liabilities:

o Our rescission obligation to our shareholders under the Florida consent agreement. We have recorded the maximum rescission liability of $30,131,000, which amount is based upon the aggregate purchase price paid for our stock (or units of owership interests in our predecessor companies). This rescission liability amount includes our rescission obligation to the former unitholders of Tel Com Plus Jacksonville. Eighty former unitholders of Tel Com Jacksonville accepted our rescission offer resulting in a rescission obligation of $995,000. We have continued to make monthly payments on this obligation and the balance was approximately $58,000 at March 31, 2001. The State of Florida, Department of Banking has advised us that the completion of this exchange offer will satisfy our obligations under the Florida consent agreement; however, under Florida law, satisfaction of this consent agreement will not relieve us of any rescission liability that we may have to individual shareholders. Accordingly, this rescission obligation will continue to be a contingent liability under federal and state securities laws.

o Our contingent liability to our shareholders who purchased our common stock from February 1999 through December 31, 1999. Under this exchange offer, we are offering to exchange these shares of our common stock for our notes or Class B preferred stock because the issuance of these shares may not have complied with federal and applicable state securities laws. We estimate our contingent liability to repurchase their shares to be approximately $1,341,000.

o Our monthly billings include federal excise taxes, Federal Communication Commission surcharges, various telecommunication surcharges and taxes, state taxes, local taxes, municipal taxes and other surcharges and taxes. This combined rate varies from approximately 10% to 17% of the monthly-billed service depending upon the state. For the year 2001, we have estimated that our monthly aggregate tax liability for current tax obligations will be approximately $110,000. While we expect to be current in our federal and state excise tax payments by the end of the second quarter of 2001, we will continue to be delinquent in current payments to a significant number of local and municipal taxing authorities for at least the next twelve months.

o Our liability to MCI Telecommunications, Corp under a settlement agreement and release between us and MCI with regard to nonpayment of phone service. We have reserved $152,000 in respect of this obligation and we plan to fund this obligation from operations. The amount was to be paid in full by September 15, 2000. As of March 31, 2001, we have made one payment of $25,000 and the remaining balance of $127,000 remains outstanding and we are in default under our settlement agreement with MCI.

o        Our  liability  to  Pacific  Bell in the  amount  of  $239,000.  During
         February 2000, we filed a complaint with the California Public Utilities Commission against Pacific Bell for failure to block our customers from making certain toll calls and using certain usage sensitive calling features, such as directory assistance. We have estimated that the failure to block these items cost us approximately $239,000. It is not yet possible to evaluate the likelihood of a favorable outcome.

     As described in Note B, "Going Concern Uncertainty" to the accompanying financial statements, there is substantial doubt as to our ability to continue as a going concern. We have incurred substantial operating losses since inception and, in addition, we had negative working capital at March 31, 2001 of approximately $7,420,000. These conditions, combined with the exchange offer, have raised substantial doubt about our ability to continue as a going concern. Present management believes that we must achieve the following objectives if we are to continue as a going concern:

o Reach a final settlement with the Securities and Exchange Commission of the federal violations of the securities laws;
o Comply with all state and municipal tax reporting requirements and payment of taxes, penalties and interest due;
o Expand our customer base through increased advertising efforts in existing markets and secure new operating licenses in strategically located territories; and
o   Secure additional capital to fund future expansion.

     At this time, present management cannot assess the likelihood of our ability to achieve these objectives.

     Material Uncertainties

     Because of our failure to initially institute and maintain proper internal corporate control procedures and guidelines, we have had lapses in our operational and internal control that have created material uncertainties. These lapses in our operational and internal control include the following instances:

o Failure to properly document and file with the appropriate state and federal regulatory bodies our acquisition of the assets and our assumption of the liabilities of Tel Com East, Tel Com West and Tel Com Jacksonville on September 30, 1998;
o Failure to maintain minutes of meetings of the board of directors and shareholders;
o   Failure to maintain accurate stock records;
o   Failure to document  material  transactions with related parties and others;
    and
o Failure to remit sales and use taxes, gross receipt taxes and federal excise taxes to the appropriate taxing authorities.

     Present management has instituted or intends to institute the following measures to reduce the material uncertainties that have resulted from a lack of internal corporate control:

o The corporate secretary is attending and recording the minutes of all board of director meetings;
o The corporate secretary is controlling all original legal documents and agreements and ensuring that these documents are safeguarded;
o We have purchased software and designated one individual to monitor our compliance with sales and use tax regulations; and
o   We may engage a stock transfer agent to maintain our stock register.

     Present management believes that a significant number of these lapses in operational and internal control resulted from the exercise by some of our former employees of exclusive control over our corporate records, including our stock records, bank accounts and regulatory compliance records. We have filed suit against these individuals, among others, in Hillsborough County, Florida. In this complaint, we allege that these individual defendants, through their affiliation with us as promoters, officers or directors, defrauded us and breached their duties of care and loyalty to us. We further allege that these defendants used their respective positions to conceal and perpetuate their scheme to defraud us and our shareholders out of millions of dollars.

     Until late December 1999, our board of directors was controlled by designees of Prime Equities Group, Inc. With the removal of Stephen Henderson, a designee of Prime Equities, from our board of directors in late December 1999, Prime Equities lost its control of our board of directors. Since this shift in control we have been in the process of recovering our corporate records improperly maintained by our former employees. Our board of directors currently consists of two independent directors, who are also shareholders, two designees of Prime Equities, Inc., and Richard Pollara. Present management believes that our operational and internal control has and will continue to improve as the control of all of our operational and corporate records become centralized under our present management.

     Changes In Financial Position

     Operating activities for the three months ended March 31, 2001 used net cash of approximately $10,000 as compared to net cash provided of approximately $55,000 for the three months ended March 31, 2000. This increase in the use of net cash of approximately $65,000 is the result of our disbursing cash for expenses in excess of the cash collected in revenue for the three months ended March 31, 2001 compared to the same period ended March 31, 2000. Net cash provided by operating activities was approximately $329,000 for the year ended December 31, 2000. Net cash used by operating activities was approximately $2,152,000 for the year ended December 31, 1999 and $1,393,000 for the year ended December 31, 1998. The increase in net cash provided by operating activities for the year ended December 31, 2000, as compared to net cash used for the year ended December 31, 1999, was due to reductions in net losses that were a result of decreased general and administrative expenses. These reductions were offset by our effort to satisfy past due telephone service provider obligations, which used net cash of approximately $546,000 during the period. The decrease of approximately $759,000 in net cash used by operating activities for the year ended December 31, 1999, as compared to the year ended December 31, 1998, was primarily due to a smaller net loss for the year ended December 31, 1999 as compared to December 31, 1998.

     Our investing activities provided cash of approximately $11,000 for the three months ended March 31, 2001. The principal source of cash was due to the proceeds from repayment of notes receivable. This was offset by the use of cash for acquisition of property, equipment and software. Our investing activities used cash of approximately $27,000 for the three months ended March 31, 2000. The principal use of cash was for the acquisition of software. Net cash used by investing activities was approximately $6,500 for the year ended December 31, 2000 as compared to approximately $305,000 for the year ended December 31, 1999. This decrease in net cash used by investing activities was primarily due to a decrease in purchases of software, property and equipment. Net cash used by investing activities was approximately $305,000 for the year ended December 31, 1999 as compared to approximately $181,000 for the year ended December 31, 1998. This increase in net cash used by investing activities for the year ended December 31, 1999 as compared to the year ended December 31, 1998 was primarily the result of a one-time increase in net cash provided by investing activities in 1998 as a result of cash received from the acquisition of Tel Com East, Tel Com West and Tel Com Jacksonville. In fact, during 1998, we purchased approximately $257,000 more in software than we did in 1999.

     Our financing activities provided cash of approximately $1,000 for the three months ended March 31, 2001. The principal sources of cash was the increase in the bank overdraft, which was offset by the payments made in connection with the Jacksonville rescission. Our financing activities used cash of approximately $81,000 for the three months ended March 31, 2000. The principal use of cash was payments on the line of credit, notes payable and the Jacksonville rescission, which was offset by the increase in the bank overdraft. Net cash used by financing activities was approximately $371,000 for the year ended December 31, 2000. Net cash provided by financing activities was approximately $1,885,000 for the year ended December 31, 1999. This decrease in net cash provided by financing activities for the year ended December 31, 2000 as compared to December 31, 1999 primarily resulted from the absence of any proceeds being received from the issuance of capital stock for cash during the year ended December 31, 2000 as compared to proceeds of approximately $1,835,000 from the issuance of our common stock for cash during the year ended December 31, 1999. Net cash provided by financing activities was approximately $1,885,000 for the year ended December 31, 1999 as compared to approximately $2,201,000 for the year ended December 31, 1998. This decrease of $317,000 in net cash provided by financing activities for the year ended December 31, 1999 as compared to the year ended December 31, 1998 was primarily due to our assumption of promissory notes issued to our predecessor companies during 1998 in the amount of approximately $606,000 which impacted the net cash provided by financing activities for the year ended December 31, 1998. We also received $150,000 from the sale of 400,000 shares of our common stock in December 1998. During 1998, we received cash on behalf of our predecessor companies of approximately $1,407,000.

     Assets

     The asset portion of the balance sheet provides liquidity primarily through cash and cash equivalents and the collection of accounts receivables. Our current assets decreased approximately $221,000 for the quarter ended March 31, 2000 compared to December 31, 2000. Our current assets increased approximately $369,000 for the year ended December 31, 2000, as compared to year ended December 31, 1999. For the year ended December 31, 1999, our current assets decreased approximately $680,000.

     The decrease in current assets during the quarter ended March 31, 2001 was due to an increase in the allowance for doubtful accounts, which resulted in a net decrease of $136,000 in accounts receivable, repayment of a note receivable related to advertising of $68,000 and an approximately $16,000 decrease in agent receivables. For the year ended December 31, 2000, the notes receivable balance increased approximately $67,000 because of a promissory note issued to us by one of our advertising agencies for services paid for during 2000 but never performed. There was also an increase of approximately $333,000 in the accounts receivable balance, net of the allowance for doubtful accounts, which was due to a reduction in our bad debt reserve due to increased efficiencies in disconnecting delinquent customers, partially offset by a decrease in our customer base. In addition, there was an increase of approximately $49,000 in prepaid expenses and other assets for the year ended December 31, 2000, which is the result of prepaid legal fees and prepaid insurance for directors and officers. This increase in current assets for the year ended December 31, 2000 was offset by a decrease in cash of approximately $49,000 and a decrease in agent receivables of approximately $31,000. The decrease in cash is due to our increased efforts to decrease our obligations to local telephone service providers and to decrease our past due tax obligations. The decrease in agent receivables is a result of the shift from our customers using our paying agents to using other payment methods such as Western Union.

     We purchased equipment and made leasehold improvements totaling approximately $12,000 during the quarter ended March 31, 2001, and approximately $16,000 and $196,000 of such purchases for the years ended December 31, 2000 and 1999, respectively. In addition we purchased and developed a customer tracking and billing software of approximately $43,000 for the quarter ended March 31, 2001, and approximately $58,000 and $109,000 of such purchases for the years ended December 31, 2000 and 1999 respectively. The decreases in our spending are due to large capital outlays during 1998 to develop and purchase the required assets and develop the customer tracking and billing software to improve operations. Since 1998, our expenditures were to maintain these assets and minor upgrades.

     Based on our current business strategy, we do not anticipate any further substantial capital expenditure for purchases of equipment and software.

     Liabilities

     The liability portion of the balance sheet reflects various borrowings from related parties and a line of credit with Bank of America, which was closed effective February 29, 2000. Our current liabilities increased by approximately $271,000 for the quarter ended March 31, 2001, approximately $631,000 for the year ended December 31, 2000 and approximately $2,067,000 for the year ended December 31, 1999. The material changes in our current liabilities are described below.

     During 1998 we borrowed $50,000 on a line of credit and during the year ended December 31, 2000, the line of credit was cancelled with a payment of approximately $46,000. In September 1998, we purportedly borrowed $150,000 from a shareholder, Joseph Thacker, and issued a promissory note in the principal amount of $150,000. The promissory note accrued interest at 10% per annum, and was due and payable on September 28, 2000. We are challenging the validity of this note in the complaint filed by the Company against Joseph Cillo, et al. in the Thirteenth Judicial Circuit of Hillsborough County, Florida. We allege that Mr. Thacker did not make a loan to us, but rather the $150,000 received by us actually came from payments made by persons purchasing our stock. Mr. Thacker filed suit against us in September 2000 for failure to pay the principal and interest due to him under this note. See the description of these lawsuits under the heading "Business -- Legal Proceedings." Mr. Pollara and Robin Caldwell advanced us an aggregate of $80,000 in 1999 and $91,000 in 2000 to fund operating cash shortfalls. The balance on these advances at March 31, 2001 was $0.

     In January 2000, two notes payable and related interest totaling approximately $570,000 were forgiven by Richard Pollara. These notes originated as part of the joint venture agreements entered into during 1997 between Easy Phone and Tel Com East and Tel Com West.

     Our accounts payable increased $118,000 during the quarter ended March 31, 2001 due to increased legal and accounting activity during the quarter in excess of payments made.

     Our accrued local telephone service provider obligations decreased by approximately $57,000 for the quarter ended March 31, 2001, and by approximately $546,000 for the year ended December 31, 2000 and $341,000 for the year ended
December 31, 1999. These decreases are due to efforts made to reduce our outstanding obligations to telephone service providers, costs reductions provided by the local telephone service providers and reductions in our subscriber base.

     Our accrued sales taxes, penalties and interest increased by approximately $251,000 for the quarter ended March 31, 2001, and by approximately $1,611,000 for the year ended December 31, 2000, and $1,463,000 for the year ended December 31, 1999. These increases resulted from additional taxes being incurred and the accrual of related interest and penalties in excess of payments. We are delinquent in filing various state and municipal sales and excise tax returns and have not remitted all taxes collected. At March 31, 2001, we recorded an obligation for unremitted taxes of $3,580,000 and for penalties and interest on such unremitted taxes of $1,977,000.

     Our rescission obligation under the Florida consent agreement to our shareholders who were former unitholders in Tel Com East, Tel Com West or Tel Com Jacksonville was approximately $29,193,000 as of March 31, 2001, and was approximately $29,219,000 as of December 31, 2000 and approximately $29,541,000 as of December 31, 1999. The decrease for each period is due to the decrease in the principal amount of our rescission obligation. The principal amount of our rescission obligation has decreased because of our payments to former unitholders of Tel Com Jacksonville who elected to rescind their purchases of such units under our rescission offer in 1998. We repurchased 80 units from former Tel Com Jacksonville unitholders for $995,000 plus interest. This amount is being paid over time. We made payments of approximately $26,000 during the quarter ended March 31, 2001, approximately $322,000 during the year ended December 31, 2000, and $371,000 during the year ended December 31, 1999. The remaining rescission obligation at March 31, 2001 is approximately $58,000.

     Shareholders Deficit

     Our shareholders deficit has changed as a result of operating losses, the forgiveness by Mr. Pollara in January 2000 of our obligation to him under promissory notes, which was treated as a contribution of capital, and the sale of our common stock. We have received cash from the sale of our common stock of $0 during the year ended December 31, 2000, approximately $2,190,000 for the year ended December 31, 1999 and approximately $150,000 for the year ended December 31, 1998. Our predecessor companies received cash of $6,451,000 from the sale of units of ownership interests in Tel Com East, Tel Com Jacksonville and Tel Com West during 1997 and 1998.



     The following table details all sales of equity since our inception and sales of units of ownership interests in our predecessor companies:

                                                                                               Amount           Subject To
                                                                                             Received By       The Exchange
     Description                                Date                           Quantity      The Company           Offer
     -----------                                ----                           --------      -----------       ------------
     Securities sold in 1999
     (Common Shares)

       Private Placement                        February 1999 through          446,970       $1,340,909            Yes
                                                December 1999

       Joseph Thacker(1)                        January through February       400,000       $  150,000            No
                                                1999

       Prime Equities Group, Inc.(2)            August through December        670,000       $  699,500            No
                                                1999

     Securities sold in 1998
     (Common Shares)

       Joseph Thacker(1)                        December 1998                  400,000       $  150,000            No

     Units sold
       Tel Com Jacksonville units sold to D&B   During 1997                        160       $  750,000            Yes
       Holdings

       Tel Com East units sold to Prime         May 1997 to September 1998       1,805       $2,246,939            Yes
     Equities Group, Inc.


       Tel Com West units sold to Prime         July 1997 to September 1998      2,856       $3,454,002            Yes
     Equities Group, Inc.

- ---------------------------

(1) We entered into an agreement with Joseph Thacker dated December 23, 1998 in which we agreed to issue to Mr. Thacker 400,000 shares of our common stock for $150,000. In February 1999, we entered into another agreement with Mr. Thacker in which Mr. Thacker agreed to loan us $150,000 in exchange for 400,000 shares of our common stock, plus repayment of this loan with interest at 10% per annum. In addition, this agreement provided that Mr. Thacker had the option to accept repayment of the loan in our common shares at a price of $0.50 per share. Present management believes that this agreement was intended to effect the purchase of 400,000 shares of common stock for $150,000 and to amend the repayment terms of our $150,000 promissory note issued to Mr. Thacker as of September 22, 1998. In connection with the lawsuit we brought against Joseph Cillo, et al. on September 27, 2000 in the Thirteenth Judicial Circuit Court of Hillsborough County, Florida, we contest the validity of these agreements between Mr. Thacker and us. Mr. Thacker brought a lawsuit against us on September 20, 2000 for failure to pay the principal and interest when due under the

                                       37

    promissory note issued by us to Mr. Thacker on September 22, 1998 in the principal amount of $150,000. A description of these lawsuits is contained under the heading "Business--Legal Proceedings."



(2) During 1999, we entered into the following agreements with Prime Equities Group, Inc.:

o August 1999: Prime Equities agreed to purchase 450,000 shares of our common stock for $450,000;

o October 1999: Prime Equities agreed to purchase 165,000 shares of our common stock for $165,000;

o   December 1999:

     Prime Equities agreed to purchase 72,500 shares of our common stock for $72,500; and

     Prime Equities agreed to purchase 85,000 shares of our common stock for $85,000.

     We received payment of $699,500 from Prime Equities, or on behalf of Prime Equities, in connection with these agreements. The agreement in December 1999 for 85,000 shares of our common stock was the only agreement under which we did not receive payment and therefore did not issue shares. After these agreements were executed and the money had been deposited in our account, we realized that the shares issued in connection with these agreements had been issued not to Prime Equities but to various individuals. At the time these shares were issued, we did not have control of our corporate documents or stock records. We have asserted claims against certain defendants in the lawsuit we recently filed against Joseph Cillo, et al. in connection with such unauthorized issuances of our shares. A description of this lawsuit is contained under the heading "Business--Legal Proceedings".

                                    BUSINESS


     The Company

     We provide residential local telephone service to people with bad credit. Typically, our customers have been disconnected by their local telephone service provider because of nonpayment. Most local service providers require disconnected customers to pay a security deposit in addition to their past due balance before the provider will reconnect their service. We focus on those consumers who have been disconnected by their local service provider and cannot afford to reconnect service with that provider. We offer these consumers local telephone service for a fixed monthly price without requiring a security deposit.

     We have obtained licenses from public utility commissions in 26 states to operate as a competitive local telephone service provider within those states. In this capacity, we are able to purchase telephone service from major local telephone service providers, such as Verizon Communications, BellSouth, SouthWestern Bell, Sprint, and US West at wholesale rates and then resell the local telephone service to our customers. As of May 31, 2001, we had 14,347 customers. Our principal executive offices are located at Suite 118, 5251 110th Avenue North, Clearwater, Florida 33760.

     Our History

     We were incorporated in the State of Florida on November 19, 1997. In February 1998, we began limited operations. From February 1998 to September 1998, we obtained licenses from five state public utility commissions to resell local telephone service and entered into several agreements with local telephone service providers to purchase wholesale local telephone service. As of September 30, 1998, we purchased the assets and assumed liabilities of Tel Com East, Tel Com West and Tel Com Jacksonville. The purpose of this transaction was to obtain operational efficiencies by combining administrative, management, marketing and finance functions of the various companies. In connection with this consolidation, the holders of units in each of Tel Com Jacksonville, Tel Com East and Tel Com West received shares of our common stock and Class A preferred stock in the amounts and at the ratios shown below:

o Tel Com East: For each unit of Tel Com East, a holder received 800 shares of our common stock and 3,200 shares of our Class A preferred stock.

o Tel Com West: For each unit of Tel Com West, a holder received 800 shares of our common stock and 3,200 shares of our Class A preferred stock.

o Tel Com Jacksonville: For each unit of Tel Com Jacksonville, a holder received 4,400 shares of our common stock and 17,600 shares of our Class A preferred stock.

     We have discovered through our review of shareholder records that some former unitholders did not receive the correct number of shares of common stock and Class A preferred stock. Although our shareholders and the unitholders of Tel Com East, Tel Com West and Tel Com Jacksonville voted on and approved this business combination, no documents of transfer were executed by the parties to this transaction.

     Tel Com East, Tel Com West and Tel Com Jacksonville were formed as limited liability companies during late 1996 and early 1997 by Charles Polley. Tel Com Plus, Inc., a Nevada corporation controlled by Mr. Polley, served as the managing member of each of these entities. During the initial operational phase of the Tel Com entities, Richard Pollara, our current president, was president of, and a substantial shareholder of, Easy Phone, Inc., a company providing cellular and residential phone service. After learning about Easy Phone's business, Mr. Polley contacted Easy Phone and proposed forming a joint venture between each of the Tel Com entities and Easy Phone. Easy Phone decided to enter into joint ventures with each of the Tel Com entities.

     Prior to entering into any joint venture agreements, Mr. Pollara, on behalf of Easy Phone, and Mr. Polley, on behalf of Tel Com Plus, Inc., entered into an agreement dated January 8, 1997 whereby the parties agreed that certain limited liability companies would be formed to carry out the purpose of the joint ventures. Under each of the joint venture agreements, Easy Phone agreed to grant the ventures exclusive use of its state public utility licenses and its reseller agreements with local telephone service providers in exchange for an ownership percentage in each Tel Com entity. On December 30, 1997, Tel Com East, Tel Com West and Tel Com Jacksonville entered into an agency agreement with Easy Phone, which superceded the joint venture agreements. This agency agreement allowed the Tel Com entities to operate under the state public utility licenses and reseller agreements held by Easy Phone for a monthly rental fee of $20,000. In addition, each of the Tel Com entities agreed to pay the amounts due to the local service provider for providing local telephone service to their customers. On December

31, 1997, Easy Phone redeemed a portion of Mr. Pollara's shares in Easy Phone, consisting of approximately 460,000 shares, and as consideration transferred to Mr. Pollara its interest in Tel Com East, Tel Com West and Tel Com Jacksonville. The shares of Easy Phone exchanged by Mr. Pollara were valued at approximately $170,000.

     Overview of Capital Raising Activities

     During 1997, we believe that units of ownership interests in each of Tel Com East, Tel Com West and Tel Com Jacksonville were sold through a series of unregistered offerings and sales. The ultimate investors, comprised mostly of individual investors, paid an aggregate purchase price of approximately $30 million for the securities of the Tel Com entities. However, the Tel Com entities only received approximately $6.45 million of the aggregate purchase price paid by the ultimate investors. We believe that the remaining amount of the proceeds, approximately $23.55 million, was distributed to various unregistered broker-dealers, intermediaries and individuals involved in these offers and sales.

     The chain of events began with the Tel Com entities entering into purchase agreements with intermediaries, namely D&B Holdings and Prime Equities. The purchase agreements provided that the Tel Com entities would receive approximately $20.25 million from the various intermediaries for their securities, and the purchase price for these securities would be paid by the delivery of non-recourse promissory notes issued by the intermediaries. The promissory notes issued to the Tel Com entities have not been fully satisfied as the Tel Com entities only received an aggregate of approximately $6.45 million of the $20.25 million principal amount of the promissory notes.

     These intermediaries promptly resold the securities directly to the ultimate investors or to unregistered broker-dealers at a significant mark-up. The ultimate investors were instructed by the intermediaries or the unregistered broker-dealers to pay the full purchase price to designated paying agents. Once the money was deposited into these paying agent accounts, the paying agents disbursed the funds to the Tel Com entities, Tel Com Plus, Inc., various intermediaries, unregistered broker-dealers and certain individuals. We believe that the ultimate investors were unaware that the full purchase price that they paid would not be forwarded to the issuing entity. Present management did not participate in these offerings or sales of units in Tel Com East, Tel Com West or Tel Com Jacksonville. We have filed a lawsuit against certain intermediaries and individuals involved in these transactions. This lawsuit is described under the heading "Business-Legal Proceedings."

     Tel Com Jacksonville

     Tel Com Jacksonville was formed in February 1997. Its sole managing member was Tel Com Plus, Inc. During 1997 and 1998, investors paid an aggregate of approximately $2 million for units in Tel Com Jacksonville, of which Tel Com Jacksonville only received $750,000. The remaining $1.25 million of the proceeds were distributed to D&B Holdings, the intermediary involved in these unregistered offerings and sales and certain other facilitators of these offerings and sales. An explanation of the capitalization and fund raising activities of Tel Com Jacksonville is outlined below:

o  Purchase         On December 3, 1996, prior to the filing of a Certificate of
   Agreement:       Formation  with the  Florida  Secretary  of  State,  Tel Com
   ---------        Jacksonville  entered  into a  purchase  agreement  with D&B
                    Holdings for D&B Holdings to purchase a 62.5% interest in Tel Com Jacksonville, or 160 units, for $750,000, or
                    $4,687.50 per unit. The purchase price was paid by delivery of a non-recourse promissory note issued by D&B Holdings to Tel Com Jacksonville. The promissory note was ultimately satisfied.




o Intermediaries: After the date of this purchase agreement, D&B Holdings sold -------------- these units at significantly higher prices to investors in unregistered offerings. To our knowledge, the per unit price paid by ultimate investors ranged from $7,500 to $15,000.



o  Disbursement     After the  ultimate  purchasers  transferred  money to Funds
   of Funds:        Distributors, a paying agent, Funds Distributors distributed
   ------------     to Tel Com  Jacksonville  an amount  equal to the  principal amount of the non-recourse promissory note issued to Tel Com
                    Jacksonville by D&B Holdings ($750,000). To our knowledge, the remainder of the proceeds was distributed by Funds
                    Distributors to D&B Holdings and individuals involved in these transactions.

o  Joint            In January 1997, Tel Com Plus, Inc. sold 25% of its interest
   Venture:         in Tel Com Jacksonville,  to Easy Phone in exchange for Easy
   -------          Phone's  agreement to grant Tel Com  Jacksonville  exclusive use of its state public utility licenses and its reseller agreements with various local telephone service providers.






     The chart below summarizes the ownership interests in Tel Com Jacksonville over the relevant period.

                              Tel Com Plus Jacksonville, LLC

Owners Of Interest                  December 1996       January 1997         September 30, 1998
- ------------------                  -------------       ------------         ------------------

Tel Com Plus Inc.                   96 units (37.5%)   60 units (23.4%)      60 units (23.4%)
D&B Holdings International, Inc.   160 units (62.5%)  160 units (62.5%)            ---
Easy Phone, Inc.                          ---          36 units (14.1%)      36 units (14.1%)
Ultimate Individual Purchasers            ---              ---              160 units (62.5%)
Total                              256 units (100%)   256 units (100%)      256 units (100%)


     Tel Com East

     On April 25, 1997, Tel Com Plus, Inc. formed another limited liability company, Tel Com Miami, which was subsequently renamed Tel Com East. During 1997 and 1998, investors paid an aggregate of approximately $12.6 million for units in Tel Com East, of which Tel Com East only received approximately $2.25 million. The remaining amount of the proceeds, $10.35 million, was distributed to Prime Equities, the intermediary involved in these unregistered offerings and sales, and various unregistered broker-dealers and other individuals involved in these unregistered offerings and sales. An explanation of the capitalization and fund raising activities of Tel Com East is outlined below:

o  Joint Venture:             On   February   28,   1997,   prior  to  filing  a
   -------------              Certificate   of   Formation   with  the   Florida
                              Secretary  of State,  Tel Com East entered into an
                              agreement with Easy Phone.  Under this  agreement,
                              Easy Phone agreed to grant Tel Com East  exclusive
                              use of its Florida public utility  license and its
                              reseller  agreements with local telephone  service
                              providers  in  Florida.  Tel Com  East  agreed  to
                              contribute  the  funds   necessary  to  the  joint
                              venture to  complete  the  programs  and  projects
                              contemplated  by  the  joint  venture   agreement,
                              approximated at $3 million.  The joint venture was
                              never formally  organized as  contemplated by this
                              agreement.  Rather, the operations  intended to be
                              conducted  by  the  joint  venture  were  actually
                              conducted  by Tel  Com  East.  In  return  for the
                              contribution   of  its   licenses   and   reseller
                              agreements, Easy Phone received a 35.4% interest in Tel Com East, or 1,240 units, plus the right to receive $400,000. A note dated as of November 22, 1999 was issued to Mr. Pollara, as successor to Easy Phone, for the $400,000, but Mr. Pollara subsequently agreed to cancel this note in January
                              2000.

o  Purchase Agreement:        On July  21,  1997,  Tel Com East  entered  into a
   ------------------         purchase  agreement  with Prime  Equities in which
                              Prime Equities  agreed to purchase 1,950 units, or
                              57.3% of the total  equity,  of Tel Com East.  The
                              purchase  price to be paid by Prime  Equities  was
                              $1,539  per  unit or a total of  $3,001,050.  This
                              obligation   was   evidenced  by  a   non-interest
                              bearing,  non-recourse  promissory  note.  Because
                              Prime  Equities  only  purchased  and  sold  1,805
                              units,   its  obligation  under  the  non-recourse
                              promissory  note  was  reduced  to   approximately
                              $2,778,000.  Prime  Equities  paid  Tel  Com  East
                              approximately  $2,247,000 in partial  satisfaction
                              of  the  note.   The  $531,000   balance   remains
                              unsatisfied.

o  Intermediaries:            Prime Equities then promptly resold these units to
   --------------             various     unregistered     broker-dealers     at
                              significantly higher prices. These broker-dealers then resold the units to ultimate individual investors, again at a significant mark-up. To our knowledge, these units were sold to the ultimate investors at per unit prices ranging from $3,000 to $12,000.

o Disbursement of Funds: After the ultimate investors transferred the --------------------- purchase price to Capital Funds, a paying agent,
                              Capital Funds distributed approximately $2,247,000
                              to Tel Com Plus East in  partial  satisfaction  of
                              the   promissory   note  issued  to  it  by  Prime
                              Equities.   Capital  Funds  then  distributed  the
                              remainder of the proceeds to Prime Equities, the broker-dealers and other individuals involved in these sales.

     The chart below summarizes the ownership interest in Tel Com East over the relevant period.


                                      Tel Com Plus East, LLC

Owners Of Interest                December 1996         January 1997            Prior To September 30, 1998
- ------------------                -------------         ------------            ---------------------------

Tel Com Plus Inc.                  310 units (20.0%)     310 units (8.9%)              310 units (9.2%)
Easy Phone, Inc.                 1,240 units (80.0%)   1,240 units (35.4%)           1,240 units (40%)
Prime Equities Group, Inc.            ----             1,950 units (55.7%)                ----
Ultimate Individual Purchasers        ----                  ----                     1,805 units (53.8%)

Total                            1,550 units (100%)    3,500 units  (100%)           3,355 units (100%)


     Tel Com West

     On July 28, 1997, Tel Com Plus, Inc. formed Tel Com California, which was subsequently renamed Tel Com West. During 1997 and 1998, individual investors paid an aggregate of approximately $15.5 million for units in Tel Com West, of which Tel Com West only received approximately $3.5 million. The remaining proceeds, approximately $12 million, were distributed to Prime Equities, the intermediary involved in the unregistered offerings and sales, and various unregistered broker-dealers and other individuals involved in such offerings and sales. An explanation of the capitalization and fund raising activities of Tel Com West is outlined below:

o  Joint Venture:             Tel Com West entered  into an agreement  with Easy
   -------------              Phone on July 24, 1997.  Under this agreement Easy
                              Phone agreed to grant Tel Com West  exclusive  use
                              of its California  state public  utility  licenses
                              and  reseller   agreements  with  local  telephone
                              service  providers in the state of California  and
                              Tel  Com  West  agreed  to  contribute  the  funds
                              necessary  to the joint  venture to  complete  the
                              programs  and projects  contemplated  by the joint
                              venture agreement,  approximated at $16.5 million.
                              The joint venture was never formally  organized as
                              contemplated  by  this  agreement.   Rather,   the
                              operations  intended to be  conducted by the joint
                              venture were  actually  conducted by Tel Com West.
                              Tel   Com   West   actually    contributed    only
                              approximately  $3  million.  In  exchange  for its
                              contribution   of  its   licenses   and   reseller
                              agreements, Easy Phone received approximately 40% of the units of Tel Com West, or 8,800 units, plus the right to receive $60,000. The $60,000 was evidenced by a promissory note issued to Mr.
                              Pollara dated as of November 22, 1999 as successor to Easy Phone, but Mr. Pollara subsequently agreed to cancel his note in January 2000.

o  Purchase Agreement:        Tel Com West  entered  into a  purchase  agreement
   ------------------         with Prime Equities  dated July 21, 1997,  whereby
                              Prime Equities agreed to purchased 11,000 units in
                              Tel  Com  West  for  a  total  purchase  price  of
                              approximately $16.5 million or a per unit price of
                              $1,495.  Prime  Equities  issued  a  non-recourse,
                              non-interest  bearing  promissory  note to Tel Com
                              West  for  the  purchase   price.   Because  Prime
                              Equities  only  purchased  and then  resold  2,231
                              units, its obligation under the note was reduced to approximately $4,168,000. Prime Equities paid
                              Tel Com West approximately $3,454,000 in partial satisfaction of the note. The balance of $714,000 remains unsatisfied.


o  Intermediaries:            Prime Equities then promptly resold these units to
   --------------             various     unregistered     broker-dealers     at
                              significantly higher prices. These broker-dealers then resold the units to ultimate individual investors, again at a significant mark-up. To our knowledge, these units were sold to the ultimate investors at per unit prices ranging from $3,000 to $12,000.



o Disbursement of Funds: After the ultimate investors had transferred the --------------------- purchase price to Capital Funds, Capital Funds distributed  $3,454,002 to Tel Com West in partial
                              satisfaction of the promissory note. The remainder
                              of the purchase price proceeds were distributed to
                              Prime     Equities,      various      unregistered
                              broker-dealers and other individuals involved in these sales.

     The chart below summarizes the ownership interests on Tel Com West over the relevant period:


                             Tel Com Plus West, LLC

                                July 1997 (Giving Effect Only    July 1997 (Giving Effect To Purchase
Owners Of Interest                   To Joint Venture)              Agreement And Joint Venture)             September 30, 1998
- -----------------               -----------------------------    ------------------------------------        ------------------

Tel Com Plus Inc.                     2,200 units (20%)                2,200 units (10%)                        2,200 units (15.9%)
Easy Phone, Inc.                      8,800 units (80%)                8,800 units (40%)                        8,800 units (63.5%)
Prime Equities Group, Inc.                ----                        11,000 units (50%)                          625 units (4.5%)
Ultimate Individual Purchasers            ----                             ----                                 2,231 units (16.1%)
Total                                11,000 units (100%)              22,000 units (100%)                      13,856 units (100%)


     Tel Com Jacksonville Rescission Offer

     In early to mid-1998, Tel Com Jacksonville made an offer to all of its outstanding unitholders to repurchase their units at the purchase price paid by the holder for such units, plus interest. The amount of Tel Com Jacksonville's aggregate principal liability to its holders was $995,000. As of December 31, 2000, approximately $912,000 in principal has been paid by us, as successor to Tel Com Jacksonville, to the former unitholders of Tel Com Jacksonville.

     Our Strategy

     Our mission is to become a leading reseller of local telephone services to consumers with bad credit. To achieve this goal, we have developed and have begun implementing a business strategy to position us as a leader in the reseller segment of the telecommunication services industry. Our business strategy can be categorized into the following four main objectives:

         o        Expanding our market area;

         o        Increasing product availability for our customers;

         o        Automating our operational systems; and

         o        Advertising on a national basis.

     Expansion of Market Area

     We are currently licensed in 26 states and are doing business in 19 states. We will continue to evaluate the possibility of obtaining licenses in other states that appear to have a favorable regulatory environment and an appealing market for our services; however, we do not anticipate obtaining licenses in other states until the completion of this exchange offer.

     Increase Product Availability

     One component of our business strategy is to increase product availability for our customers. We believe that our product, local telephone service, is made accessible to our customers by providing convenient, easy and reliable means by which they may pay the installation and monthly fees. Because our typical customer does not have a checking account or a credit card, we rely on direct payment agents for approximately half of our customer payment activity. Direct payment agents include check cashing stores, pawn shops, rent-to-own and convenience stores. Our agents agree to process installation and monthly payments from our customers in exchange for receiving a percentage of the fees as commission.

     As of the date of this prospectus, we have approximately 550 direct payment agents. As we expand our operations into larger metropolitan areas, such as New York City and Chicago, we plan to increase the number of agents. We also offer several alternative payment methods, including payment by check draft, Federal Express, Western Union, US Mail and, in limited circumstances, credit card, which methods currently account for approximately 50% of payment activity. We are currently experimenting with providing customer service through the Internet whereby the customer can access his account, make a customer service request and make a payment on-line. As the Internet continues to penetrate our customer base, we believe that e-commerce solutions will account for a growing percentage of all customer transactions.

     Automation

     We have invested approximately $400,000 in a proprietary software system, which is an integrated and automated order processing and collections system. This system enables us to handle higher volumes of business without incremental increases in labor costs. As a result of this new software system, the number of our employees has decreased to 91 employees as of March 31, 2001 from approximately 130 as of December 31, 1999.

     Additionally, we are seeking to automate our interactions with local telephone service providers. On October 1, 1999, we signed an agreement with Wisor Telecom to provide an electronic data interface with Ameritech Corporation, a major local telephone service provider in the Midwest. The electronic data system allows us to communicate directly and electronically with the local telephone service providers. This greatly speeds up order processing, suspensions and disconnections. Additionally it lowers the processing fees that some providers charge, which can be as high as $19.00 per manual order.

     Most local telephone service providers are beginning to develop and implement, or have already developed and implemented, their own automation system through the use of the Internet. These providers typically have a website which we, as a reseller of their service, can use to generate and process a service request for telephone service.

     National Advertising

     We plan to begin a national advertising campaign if we become licensed in enough states to justify the additional expense of a national advertising campaign. Currently, we advertise on a local or regional basis in those strategic markets where we believe our advertising will have the greatest impact on activations. The current population base we serve is not large enough to justify the expense of a national advertising campaign. After completion of this offering, we intend to become licensed in most states and thus expand our potential customer base. Once we have expanded our potential customer base to a specified level, we believe that national advertising will achieve greater cost efficiencies and customer awareness than local or regional advertising.

     At present, advertising in each area we enter is one of our largest variable expenses. Once we have expanded into additional markets and have begun our national advertising campaign, we believe that further expansion into new markets will be more cost efficient because we will not need to incur significant additional advertising expense.

     Service And Service Areas

     We provide local telephone services to those consumers that are unable to establish traditional local telephone service with their local telephone service provider. As a reseller of local telephone services, we purchase service from the local telephone service provider and provide a dial tone to our customers. We also offer additional features such as caller ID, call waiting and call forwarding for an additional charge. We do not have any specific telecommunications equipment requirements relating to maintaining a customer's dial tone, such as facilities and switches, like traditional providers such as Verizon Communications and SouthWestern Bell; instead, we activate the service with the existing local telephone service provider. We use existing local telephone service provider equipment and operation support systems to provide our customers with local phone service. However, the local telephone service provider does not have any contact with our customer. From the local telephone service provider's perspective, we are their customer, not the consumers to whom we resell their services.

     As of May 31, 2001, we were licensed as a competitive local telephone service provider or a reseller in each of the states listed on the following chart. The chart indicates the local telephone service providers within each state with whom we have a resale agreement and the approximate number of customers, if any, we have within each state.

                               Number Of
        State                  Customers        Carrier Agreements
        -----                  ---------        ------------------
        Alabama                   78            Bell South, Verizon
        Arizona                   18            US West, Verizon
        California             2,675            Pacific Bell, Verizon
        Connecticut              342            SNET
        Delaware                   7            Verizon
        Florida                1,924            Bell South, Verizon,
                                                Sprint
        Georgia                    0            Bell South
        Illinois               2,302            Ameritech, Verizon
        Indiana                  541            Ameritech, Verizon
        Kansas                     0            Southwestern Bell, Sprint

        Maryland                   0            Verizon
        Massachusetts            234            Verizon
        Michigan               5,281            Ameritech
        Missouri                   2            South Western Bell
        Montana                    0            US West
        Nevada                    34            Nevada Bell, Sprint,
                                                Verizon
        New Jersey               756            Verizon
        New York                  62            Verizon, Frontier
        North Carolina             0            Bell South, Sprint
        Oregon                     0            US West, Sprint
        Pennsylvania               7            Verizon, Sprint
        Rhode Island              17            Verizon
        South Carolina             0            Bell South, Sprint
        Tennessee                  0            Bell South, United
                                                Telephone
        Washington                 0            US West, Verizon, Sprint
        Wisconsin                 67            Ameritech, Verizon
                              ------
         TOTAL                14,347
                              ------

     Operations

     Our operations can be divided into the following three areas:

              o   Initial customer contact/activation fee;

              o   Activation/line service request; and

              o   Disconnects.

     Initial Customer Contact/Activation Fee

     In order to apply for service, a customer must first pay the activation fee, which relates to the initial set-up and installation of a customer's line. The activation fee that we charge ranges from $89.95 to $109.95. Some service areas, such as New York City and Chicago, have a higher risk of nonpayment and thus the amount we charge the customer is higher. If the customer pays the activation fee at one of our agent locations, the agent receives a commission of between $10.00 to $25.00 per activation fee. The fees charged to us by the local telephone service providers range from $22.00 to $41.00 for installation services.

     Typically, a customer sees one of our print or television advertisements and calls the 1-800 number displayed in the advertisement. This 1-800 number automatically connects the caller to our integrated voice response system which, based upon the caller's responses, provides him or her with service information for the state in which he or she lives, the current price of the services, the various acceptable methods of payment and the nearest agent payment location. If the caller needs more information, he or she is directed to one of our sales representatives.

     A customer must pay the activation fee before an application is completed and a service order is processed with the local telephone service provider. During the first quarter of 2001, we permitted new subscribers in two of our key markets to pay a lower initial activation fee , with the balance payable over a five-month period. We expect to continue this policy in these markets. The activation fee may be paid by any one of the following methods:

         o        Western Union;

         o        check draft;

         o        credit card;

         o        home pick-up by Federal Express; or

         o        direct payment to one of our agents.

     If the customer desires to pay by credit card, check draft or Federal Express, our integrated voice response system directs the customer to our accounting department, which processes the payment. If the customer desires to pay at one of our agent locations, then our integrated voice response system directs the customer to an agent located within his or her zip code area. After paying the activation fee, either over the phone or in person at an agent location, the customer will receive an application number. The customer is then asked to call our sales department or is transferred by our accounting department to one of our sales representatives. The sales representative will verify payment of the activation fee by confirming the customer's application number. Once payment has been verified, the sales representative will process the application.

     We have written agreements with approximately 550 payment agents located in 16 states. Our agents are typically check cashing stores, pawn shops, rent-to-own stores or convenience stores. Our agents are required to use an electronic system to accept and process the payment activity in their stores. This electronic system records their daily activity and communicates with a server in our operations center. We are able to access agent activity via our server and apply the payment activity directly to our customers' accounts. The agent is able to review a report from the electronic system with the gross amount they have collected. The agents deduct their commission from their aggregate collections prior to depositing the money in our account.

     Activation/Line Service Request

     Once we have verified payment of the activation fee, one of our sales representatives will complete the customer's application over the phone. Generally, during this call we are able to provide the customer with a phone number and an approximate date when service will be activated. From the information received from the customer, we generate a local service request with the local telephone service provider with whom we have a resale agreement. This information is then transmitted electronically to the provider who processes the service request. Once the provider has received and processed the service request, it will send us a firm order confirmation with the installation due date and phone number. The customer's application is then moved from pending applications to subscriber accounts. We generate and send a bill for the monthly service charge to each subscriber at the earliest possible date as permitted by the applicable state laws and regulations.

     We charge a fixed monthly service fee which ranges from $49.95 to $79.95 per month. If our customers pay the monthly service fee at one of our agent locations, the agent receives a commission of $2.00 per monthly bill processed. The amount of fees we owe to the various local telephone service providers per line range from $7 to $20 per month.

     Disconnects

     A key factor in our operations is closely monitoring incoming payments so that we may disconnect a non-paying customer as soon as we are legally permitted to do so. The time period in which we are permitted to disconnect ranges from one day to 75 days after the last due date. We have installed software which monitors non-paying customers. This software automatically activates an automated phone message service which calls customers whose bills are due within 24 hours and also calls customers whose bills are delinquent. If the customer is delinquent in paying for a designated period of time, we may suspend the service. If the customer continues to fail to pay after a designated period of time following suspension of service, we will permanently disconnect service. The periods of time which must pass before we either suspend or disconnect service depend on each state's laws and regulations. The average customer typically receives our service for a period of seven months. Our average rate of disconnects for the year ended December 31, 2000 was 15% of our total customers during such period. During the first quarter of 2001, we relaxed our disconnection criteria to improve collections and save associated costs. We reinstituted our stricter disconnection criteria during the second quarter of 2001. We may adjust our disconnection criteria in the future.

     Regulatory Environment

     The Telecommunications Act of 1996 introduced widespread changes in the regulation of the telecommunications industry with its adoption of a pro-competitive, deregulatory national policy framework. The following discussion of the material regulatory developments and legislation presents a description of the current material regulatory environment as it applies to us. Existing federal and state regulations are currently the subject of judicial proceedings, legislative hearings and administrative proposals which could change, in varying degrees, the manner in which this industry operates. Neither the outcome of these proceedings, nor their impact upon us or the telecommunications industry as a whole, can be predicted at this time.

     Elimination of Barriers to Entry

     We have benefited from the Telecommunications Act, which eliminated many of the legal, economic and technical barriers to entry in the local telephone service provider market. Remaining legal barriers to entry imposed by state or local law, rule, or regulations may be overruled by the Federal Communications Commission. However, the Telecommunications Act maintains the authority of individual state utility commissions to regulate local telephone and intrastate telephone services and to impose, on a competitively-neutral basis, requirements that are necessary to:

         o       preserve and advance universal service;

         o       protect the public safety and welfare;

         o       ensure the continued quality of telecommunications service; and

         o       safeguard the rights of consumers.

     The Telecommunications Act attempts to eliminate or minimize economic and technical barriers to entry in the local telephone service market. The Telecommunications Act set standards that govern the relationship between local telephone service providers, such as BellSouth, Qwest, Verizon, and resellers or competitive local telephone service providers, like us. For example, local telephone service providers must provide to potential competitors nondiscriminatory access and interconnection as well as retail telecommunications services priced at wholesale rates. The wholesale rates which the resellers are charged by the local telephone service providers generally are discounted 10% to 24% from the retail rate. The level of the discount varies depending on the local telephone service provider and the state in which the telecommunications service is provided.

     Universal Service

     The Telecommunications Act established a national policy to provide affordable "universal service" to all telecommunications consumers and to provide advanced telecommunications services to schools, libraries, and rural health care providers. To achieve these objectives, the Telecommunications Act mandates the adoption of explicit universal service support mechanisms funded by equitable and nondiscriminatory assessments on telecommunications carriers providing interstate services. States may also adopt universal service mechanisms that are not inconsistent with the federal model and fund these mechanisms by assessments on telecommunications carriers providing intrastate services.

     In May, 1997 the FCC adopted its universal service rules implementing this national policy. The FCC's regulations provide for the collection of universal service assessments based on end-user, or retail, revenues derived from the provision of interstate telecommunications services. Under the FCC's regulations, universal service fund assessments are revised on a quarterly basis. During the third quarter of 2000, an interstate carrier's federal universal service fund obligations totaled approximately five and one-half percent (5.5%) of the carrier's end user revenues derived from telecommunications services. State universal service fund programs are expected to generate approximately 75% of the support mandated under the Telecommunications Act. To the extent states in which we operate adopt universal service mechanisms and fund these mechanisms by assessments on telecommunications carriers providing intrastate services, a percentage of our revenues will be used to promote universal service. We cannot predict whether the states in which we operate will adopt universal service mechanisms or in the event a state does adopt this mechanism, the percentage of our revenues which will be used to fund this universal service obligation.

     Local Number Portability

     The Telecommunications Act specifically provides for "number portability." The FCC has construed this term to refer to service provider number portability, which allow residential and business customers to retain their telephone numbers when switching telecommunications carriers. Implementation of local number portability, which has been occurring in phases, is estimated to cost billions of dollars. The Telecommunications Act provides that costs must be recovered in a competitively-neutral matter. In May, 1998, the FCC determined that telecommunications carriers will share the costs of the regional databases necessary to implement local number portability based on carriers' intrastate, interstate, and international end-user telecommunications revenues for each region. Carrier-specific costs are to be borne by each carrier. Beginning February 1, 1999 local telephone service providers have been permitted to recover their carrier- specific costs through direct end-user charges (limited to five years' duration) and/or a federally-tariffed intercarrier charge for long-term number portability query services they perform for other carriers. We have recovered our specific cost through direct end-user charges.

     State Regulatory Commissions

     We are subject to the jurisdiction of state regulatory commissions in each state in which we operate. These regulatory commissions exercise jurisdiction over intrastate communications, defined as those that originate and terminate within a specific state. Each state maintains its own regulatory regime. State regulation, in most cases, includes requirements for the reseller to receive from the state commission, prior to offering service, a certificate of public convenience and necessity authorizing it to provide service. The requirements for such certificates vary by state, but generally include a demonstration by the reseller that it has the financial, managerial and technical qualifications to provide the services it proposes. The certification process may take up to six months. There can be no assurances that we will receive all of the certificates we need to provide service in additional markets or that these certificates will be obtained in a timely manner.

     In addition, we, as a reseller, are required to file tariffs with each state commission detailing the rates, terms and conditions for our services. These tariffs must be modified before we may change prices, offer new services or change material terms and conditions. Tariff changes are generally approved within 30 days of filing. After we are certified, we may also be required to file periodic reports with the state commissions and pay fees to maintain our certificates. Failure to make such filings or pay such fees could result in fines or loss of our certificates.

     Finally, new or renegotiated resale agreements negotiated between us and local telephone service providers must be filed with and approved by the relevant state public service commission in which the services will be provided. If the state commission does not act upon a filed agreement within 90 days of filing, the agreement is deemed to be effective. Under the Telecommunications Act, state commission decisions regarding implementation and enforcement of these interconnection or resale agreements are appealable to the federal district court in that state. We cannot assure you that such agreements will be approved or that they will be approved in a timely manner.

     Relationship With Local Telephone Service Providers

     Presently, all of our local phone services in each market are provided through a single underlying carrier, the local telephone service provider. Although our relationship with each local telephone service provider is governed by a negotiated resale agreement, the scope and availability of some of the telephone services that we provide to our customers are primarily controlled by the local telephone service provider. For example, in several major cities, such as Chicago and New York City, flat rate (or unlimited) local calling plans are not available, making it difficult to provide our local services in these markets for a fixed monthly charge. The discontinuation of flat rate calling plans in markets in which we operate may have an adverse impact on our ability to offer service.

     Further, some local telephone service providers refuse to block directory assistance or other usage-based charges. Such blocking mechanisms are crucial to the local services we provide. Because customers purchasing our local service expect to pay a rate that does not change each month, it is difficult to collect payments for calls for which charges are assessed on a per minute or per call basis. Our inability to block all usage-based calls may impede future expansion in those markets. Finally, some state commissions have held that voice mail is not a "telecommunications service" and, therefore, local telephone service providers are not required to resell this service. The issue of whether local telephone service providers must resell voice mail service is currently the subject of a proceeding before the FCC. Without voice mail, we cannot offer potential customers the same package of services local telephone service providers offer.

     Our ability to compete in the local services market is further influenced by the local telephone service providers' efficient, accurate and fair provision of the service to us and our customers. Currently, local telephone service providers take anywhere from five days to two weeks to initiate service for a new reseller customer. In many instances, the local telephone service provider's improper processing of reseller orders caused additional delays in initiating service to the customer. Further, several local telephone service providers have disparate disconnection and suspension charges, resulting in the reseller incurring a more costly charge to suspend service to its customer than that of a similarly-situated local telephone service provider customer. Recently, some local telephone service providers have imposed significant deposit requirements on resellers, which if imposed on us, could restrict our capital. In addition, in some states, local telephone service providers are attempting to impose significant costs on resellers for blocking, testing, and access to the local telephone service provider's operational support systems, through which customer orders are placed. Such costs, delays and varying treatment by the local telephone service provider could have a significant impact on our earnings.

     Sales And Marketing

     We primarily market and sell our product through mass media advertising, including television, radio and print. We believe that our marketing strategy has been effective in generating demand for our product. Our call center in Clearwater, Florida generally takes 65,000 to 75,000 calls per month from current and potential customers.

     The vast majority of our customers are in the lower middle to low income bracket. We believe that television advertisements are very effective with our customer base. Therefore, our television advertisements account for more than 90% of our advertising budget. Most of the television advertisements appear between the hours of 9:00 a.m. and 5:00 p.m. and appear on local network or independent stations. We attempt to advertise on television during daytime talk shows, soap operas and sitcom reruns because of the high concentration of persons within our targeted demographic base who watch these television shows.

     A significant portion of our potential customer base is Hispanic. Therefore, all advertisements are done in English and Spanish. Additionally, we use different Hispanic dialects for advertisements appearing in south Florida, California and the northeastern United States. We have a separate Spanish speaking department to handle all Spanish sales and customer service questions.

     Our television advertisements follow one of three formats: informational, testimonial or humorous. The informational advertisement provides the viewer with all of the necessary information about the product. These advertisements seek to emphasize three key points of our product:

         o        we do not require a deposit;

         o        we do not perform a credit check; and

         o        we do not require any form of identification.

     We run the informational advertisements when we have just entered a market and need to educate potential customers about our product. The testimonial advertisement is an endorsement by actual customers. These customers speak about their good experiences with obtaining telephone service with us. We typically run these advertisements four to six weeks after we have entered the market. We run humorous advertisements four to six months after we have entered a market. These advertisements are intended to cause potential customers to remember our name and product. In mature markets, all three types of television advertisements are rotated throughout the day.

     Employees

     As of March 31, 2001, we had 91 employees. None of our employees is represented by a labor union, and we consider our relationship with our employees to be good.

     Competition

     The competition for customers with bad credit who have been disconnected by their local telephone service provider is rapidly increasing. Competition may affect our ability to increase our customer base and generate revenues. The barriers to entry in the business are relatively low because the initial capital investment required to enter our business is minimal. Therefore, there are a large number of small, local businesses who resell local telephone service to consumers with bad credit. These types of small businesses typically focus on a single city or relatively compact geographic area. Although the geographic range of these types of competitors is limited, they are fiercely competitive with us in their fees for services and some of these companies have greater financial resources than we do. In addition, we face increasing competition from local telephone service providers, such as Southwestern Bell, who have begun offering local telephone service to their own customers who have been disconnected for nonpayment. The local telephone service providers have far more resources than we do, and generally have lower marketing and operational costs, allowing them to price their local telephone services at rates that are lower than the rates we charge our customers.

     Properties

     Our principal executive office and operations center are located in the Pinellas Park Square Shopping Center in Clearwater, Florida. We have a lease agreement for Suites 104, 105, 118 and 119. The total amount of square footage for all of the suites is approximately 11,300 square feet and the approximate monthly rental amount is $9,510. These leases for these facilities will expire at various times during 2003. When these leases expire, we believe that we will be able to renew these leases or that suitable replacement space will be available as required. We believe that our current facilities are adequate for our expected needs over the next several years.

     Legal Proceedings

     Company's Action in Hillsborough County, Florida

     We filed a complaint in the Thirteenth Judicial Circuit of Hillsborough County, Florida on September 27, 2000 against defendants Joseph Cillo, Richard Inzer, Joseph Thacker, Prime Equities Group, Inc., GIRI Holdings, Ltd., Raymond Beam, Captive Administrators, Inc. In this complaint, we allege the following:

                Beginning in 1996, defendants devised and implemented a fraudulent scheme to enrich themselves and their associates by illegally selling at grossly inflated prices using boiler-room tactics, securities in plaintiff, United States Telecommunications, Inc. and its predecessor entities (the "Company"). Directly and indirectly, through the defendant entities, the individual defendants defrauded the Company and its shareholders out of millions of dollars and millions of shares of the Company's stock. Pursuant to the defendants' scheme, public investors paid an aggregate purchase price of approximately $31,000,000 for securities in the Company, of which only approximately $6,450,000 was ever received by the Company. The remaining $24,500,000 paid by investors was retained by defendants and other unlicensed brokers and facilitators the defendants involved in their fraudulent scheme. In addition to the proceeds they siphoned off the securities sales, the Company also believes that defendants Joseph Cillo and Richard Inzer, through a series of shell entities and off-shore corporations, granted themselves approximately 10 million shares of the Company's stock without consideration. Those shares equate to nearly 22% of the Company's shares currently outstanding.

                To further their scheme, the individual defendants served at various times as incorporators, promoters, officers and/or directors of the Company. Defendant Cillo also served as compliance officer and de facto legal counsel for the Company. In those capacities, the defendants owned fiduciary duties of care and loyalty to the Company and its investors. In breach of those duties, the individual defendants, among other wrongful and illegal acts, used their positions and engaged in a pattern of deceit and illegal activity to conceal and perpetuate their scheme from the Company and its investors, aided and abetted the illegal offer and sale of securities in the Company, and engaged in self-dealing to enrich themselves and their associates at the expense of the Company and its investors. . . . As a sole and direct result of the defendants' actions, the Company has been subject to investigation by the Florida Department of Banking and Finance and the SEC, and faces potential liabilities, including possible fines, penalties, disgorgement of up to $31,000,000, and associated legal fees and costs.

                By this action, the Company seeks the return from defendants of all proceeds and shares in the Company they acquired as a result of their fraudulent scheme, as well as damages to compensate the Company for the liabilities it has and will incur as a direct result of defendants' wrongful and illegal acts.

     The complaint inaccurately provides that the SEC has required us to structure the rescission as an exchange offer. The SEC has not required us to structure this offer as an exchange offer. Because we do not have sufficient funds with which to effect rescission offers for all of our questionable securities offerings, we are offering to exchange the outstanding shares of our common stock or Class A preferred stock for either our notes or shares of our Class B preferred stock. According to the State of Florida, Department of Banking and Finance, completion of this exchange offer will satisfy our obligations to the State of Florida under the consent agreement; however, under Florida law, satisfaction of the consent agreement will not relieve us of any rescission liability that we may have to individual shareholders.

     Charles Polley and the entities he owns or controls, namely, Tel Com Plus, Inc. and Intercontinental Brokers, Inc., were not named as defendants in this lawsuit because of a letter agreement and corresponding mutual release dated as of September 7, 2000 between us and Mr. Polley and his controlled entities.

Similarly, Howard Kratz was not named as a defendant in this lawsuit because of a letter agreement and corresponding mutual release dated as of September 7, 2000 between us and Mr. Kratz. Under these letter agreements, Mr. Polley, his controlled entities and Mr. Kratz agreed to certain obligations as shown below in exchange for a release by us for claims we may have against them. These obligations are as follows:

         o Return and transfer to us all of our capital stock that they own or control, subject to the injunction entered by the United States District Court for the Middle District of Florida which enjoined these individuals and entities from transferring or disposing of our capital stock. If we are not able to obtain the consent of the Securities and Exchange Commission, who sought this injunction, to release these shares, Mr. Polley, his controlled entities and Mr. Kratz have agreed to not vote their capital stock or give any third party a proxy or power of attorney to vote these shares.

         o Provide us and our attorneys with all information (including copies of documents) within their knowledge or possession relating to the involvement of persons or entities in the planning and execution of the sales of units in the Tel Com entities.

         o Provide us and our attorneys with all information (including copies of documents) within their knowledge relating to where the proceeds of any sales of units in our predecessor companies were transferred or where the proceeds are currently located.

     In addition, Mr. Polley represented and warranted that his net worth is less than $25,000 and that, therefore, he does not have the ability to return the funds he received from the sale of units in the Tel Com entities. Similarly, Mr. Kratz represented and warranted that his net worth is less than $1,000 and that, therefore, he does not have the ability to return to us any of the funds he received from the sale of units in the Tel Com entities.

     On May 21, 2001, the Company, Joseph Cillo, Jr., Captive Administrators, Inc. and Triangle Management System, Inc. (a company affiliated with Mr. Cillo) entered into an agreement to settle this lawsuit only with respect to Mr. Cillo and Captive Administrators. The material terms of the agreement are as follows:

o Joseph Cillo, Sr., Mr. Cillo's father, would transfer 840,000 shares of our common stock and 3,360,000 shares of our Class A preferred stock to us for no cash or additional consideration. These shares have been transferred.

o Triangle Management would transfer 129,000 shares of our common stock and 516,000 shares of our Class A preferred stock to us for no cash or additional consideration. These shares have been transferred.

o Triangle will retain 57,000 shares of our common stock and 226,000 shares of our Class A preferred stock.

o Captive Administrators executed and delivered a $50,000 promissory note to the Company, bearing no interest and maturing on May 20, 2002. This note is secured by 50,000 shares of our capital stock held by Triangle.

o The parties signed mutual releases, and the lawsuit was dismissed with respect to Defendants Cillo and Captive Administrators.

o Cillo, Captive Administrators and Triangle further agreed to cooperate in the on-going law suit, and, among other things, not to:

              -  represent Cillo as an employee or officer of the Company;
              - issue or cause to be issued what purports to be Company capital stock;
              -  withdraw or dissipate UST funds;
              - broadly disseminate information to Company shareholders or contact Company shareholders; or
              -  attempt  to  bind  the   Company  in   contracts   or  business
                 relationships.

     Consent Agreement with the State of Florida

     We, as successor to Tel Com East, Tel Com West and Tel Com Jacksonville, entered into a consent agreement dated May 12, 1999 with the State of Florida, Department of Banking and Finance. The Department conducted an investigation into the activities of the parties to the consent agreement with respect to their offering and sale of units of ownership interests for the period beginning February 1997 and ending as of the date of the consent agreement. As a result of the Department's investigation, it determined, and the parties to the consent agreement agreed, to the following:

             o the units of ownership  interests  in Tel Com East,  Tel Com West and Tel Com Jacksonville were securities as defined by the Florida statutes;

             o the units of ownership  interests  in Tel Com East,  Tel Com West and Tel Com Jacksonville were offered and sold in Florida through unregistered third persons/entities in violation of Florida law;

             o the units of ownership  interests  in Tel Com East,  Tel Com West and Tel Com Jacksonville offered and sold in Florida were not registered for sale in Florida in violation of Florida law; and

             o none of these  entities  was  registered  to sell  securities  in
               Florida.

     Tel Com East, Tel Com West, Tel Com Jacksonville and Tel Com Plus, Inc. agreed to cease and desist any and all present and future violations of the Florida Securities and Investor Protection Act and agreed to pay an administrative fine to the Department of $50,000. We agreed to abide by the provisions of the Florida securities laws now and in the future. In addition, the parties to the consent agreement agreed to complete an offer of rescission in accordance with Florida laws on or before November 30, 1999 for the securities of Tel Com East, Tel Com West and Tel Com Jacksonville. We were not able to complete a rescission offer by the deadline. On December 7, 1999, the Department notified us that we were in violation of the consent agreement and that it intended to commence litigation against us in order to enforce the provisions of the consent agreement. As of the date of this prospectus, the Department has not commenced litigation against us.

     Moreover, due to our poor financial condition, we are unable to pay in cash the purchase price paid by the holders of our common stock or Class A preferred stock (or the securities of one or more of our predecessor companies) who elect to rescind their purchase. Therefore, we are offering to exchange our notes or our shares of Class B preferred stock for the shares of common stock and Class A preferred stock. The State of Florida, Department of Banking and Finance has informed us that the completion of this exchange offer will satisfy our rescission obligation under the consent agreement.

     Shareholder Derivative Action

     On April 13, 2000, a shareholders' derivative action was brought against Mr. Pollara, and against us as a nominee defendant, in the Thirteenth Judicial Circuit in Hillsborough County, Florida. The plaintiffs in this action are Prime Equities, Stephen D. Henderson, Joe Thacker, Jr., Kent Lauson, James Gibson, M.
T. Wilbanks, Richard J. Gann d/b/a/ Trinity Alliance. The shareholders allege that Mr. Pollara failed or refused to take action required by the board of directors, such as providing financial statements to the board of directors and providing directors with a draft of the registration statement to be filed with the SEC. The complaint further alleged that Mr. Pollara has not managed our affairs in our best interest. The complaint seeks actions for damages as a result of the alleged misconduct of Mr. Pollara, seeks equitable relief from the court and seeks specific performance for certain actions. On April 28, 2000, we and Mr. Pollara filed a motion to dismiss this lawsuit. This motion claims that the complaint is deficient in that it does not comply with the statutory requirements of a shareholder derivative action. In addition, the motion asserts that Prime Equities is legally disqualified from bringing a derivative action because it is unfit and unqualified to represent the interest of the shareholders as a whole.

     Cease and Desist Orders

     To the best of our knowledge, there exists the following cease and desist orders which are either against us or related parties:

         oFlorida. In connection with the consent agreement entered into between
          -------
          the State of Florida, Department of Banking and Finance, us and certain other parties, the Department issued a cease and desist order. In connection with the consent agreement, Tel Com Plus, Inc., Tel Com East, Tel Com Jacksonville and Tel Com West agreed to cease and desist any and all present and future violations of the Florida Securities and Investor Protection Act and, in addition, we agreed to abide by the provision of this Act. We admitted to offering and selling units not registered or exempt from registration in Florida through unregistered third persons in violation of Florida law for the period between February 1997 and the date of the consent agreement. We agreed to complete a rescission offer and pay an administrative fine in the amount of $50,000.

         oIllinois.  The  Illinois  Securities  Department  issued  an  order of
          --------
          prohibition against Tel Com Plus, Inc., Tel Com West and Tel Com East on September 11, 1998. This order provided from June 8, 1998 to the date of the order that Tel Com Plus, by and through its officers, directors, employees, agents, affiliates, successors, and assigns, offered through a web page advertisement on the Internet units in Tel Com West and Tel Com East to residents of Illinois. Tel Com Plus, Inc., Tel Com West and Tel Com East did not register these units with the State of Illinois and therefore violated certain provisions of the Illinois Securities Law of 1953. The parties, including their officers, directors, employees, agents, affiliates, successors and assigns, were prohibited from offering or selling securities in or from the State of Illinois until further order by the Illinois Secretary of State.

         oPennsylvania.  The Pennsylvania Securities Commission issued a summary
          ------------
          order to cease and desist on June 23,1998 against Tel Com West, Tel Com East, Tel Com Plus, Inc. Prime Equities Group, Inc., Satellite Capital Group and David Allen. In this order, the Securities Commissioner determined that units of Tel Com West and Tel Com East were being offered for sale and sold in violation of the laws of Pennsylvania over an unspecified period of time including an incident that occurred in May 1998. The above named persons were ordered to cease and desist from offering and selling its units in the State of Pennsylvania. No fines or penalties were imposed by the state.

         oNorth Dakota. The Securities Commissioner of the State of North Dakota
          ------------
          issued a cease and desist order on January 29, 1998 against Tel Com Plus Miami, LLC, Tel Com East, Tel Com Plus, Inc., Easy Cellular, Inc., Prime Equities Group, Inc., Capital Funds Administration, Inc., Applied Financial Group, Wireless Connection, Inc., Lenny Bierstein, Neil Pinkus, Howard W. Kratz, Richard Pollara, Ted Bender, Bruce Porter and their officers, directors, agents and employees. In this order, the Securities Commissioner stated that he had a reasonable basis to believe that the above named persons had engaged in, were engaging in, or were about to engage in, acts, practices or transactions which are prohibited by the North Dakota Corporation Code. The acts, which occurred over an unspecified period of time, involved offering for sale and selling unregistered securities to residents of North Dakota and failing to register as dealers or salesmen under the laws of North Dakota. The above named persons were ordered to cease and desist from the offering for sale or selling in the State of North Dakota any investments unless and until the named persons registered with the North Dakota State Securities Commissioner as dealers or salesmen and unless and until the investment interest also was registered with the state securities commissioner. Additionally, the named parties were ordered to cease and desist from providing a guarantee on rates of return on investments or otherwise engage in fraudulent acts while offering for sale or selling investments in the State of North Dakota. The order did not prohibit the offer or sale of securities through exempt securities transactions under North Dakota securities laws. The order noted that the cited civil violations were sufficient grounds for the imposition of civil penalties, but rather reserved the authority to assess civil penalties regarding the violations outlined in the order, any future securities violations and any violations of the order itself.

          Richard Pollara vigorously denied any participation in the alleged acts and actively contested this cease and desist order entered against him. On March 1, 2001, the Securities Commission of North Dakota vacated this cease and desist order as it relates to Richard Pollara.

         oWisconsin.  The  Commissioner  of Securities of the State of Wisconsin
          ---------
          issued a summary order of prohibition against Stephen Henderson, Raymond H. Beam, Lydia Banes, George Holmes, Christopher Polley, David Morris, Howard Kratz and Richard Inzer on December 22, 1998. These orders provide that during the period of April through June 1998, agents, on behalf of the persons and entities named in this order, offered to at least one person in Wisconsin units of ownership in Tel Com East, which units were never registered for offer and sale in Wisconsin and which agents were not licensed as securities agents under the laws of Wisconsin. These actions violated the securities laws of the State of Wisconsin. As a result, the securities commissioner ordered that the named persons and entities, their agents, servants, employees, and every entity or person directly or indirectly controlled or organized by or on his behalf, are prohibited from making or causing to be made to any person or entity in Wisconsin any further offers or sales of securities unless and until such securities are registered under the securities laws of Wisconsin. The commissioner revoked all exemptions from registration that might otherwise apply to any offer or sale of any security by the parties. The parties were prohibited from further violations of the securities laws of Wisconsin, from employing an agent to represent them in Wisconsin unless such agent is properly licensed or excepted from the State's licensing requirements. The commissioner did not impose any fines or penalties.

     Securities and Exchange Commission Lawsuit

     The Securities and Exchange Commission brought an action in the federal district court in the Middle District of Florida on May 12, 1999 against Physicians Guardian Unit Investment Trust, Physicians Guardian, Inc., Physicians Guardian Insurance Corp., Abfac, Inc., Charles Polley, Robert Singerman, Tel Com East and Tel Com West. The complaint further alleges that Charles Polley purported to be the chief executive officer of the Physicians Guardian entities and the managing member of Tel Com East and Tel Com West. The complaint alleges that Tel Com East and Tel Com West violated registration requirements of the Securities Act by not filing a registration statement with the Commission in connection with the offers and sales of their securities. In addition, the complaint alleges that Tel Com East and Tel Com West knowingly or recklessly employed devices, schemes or artifices to defraud in connection with the offers and sales of their securities. The Commission further alleges that Tel Com East and Tel Com West made material misleading or false statements and engaged in acts, practices and courses of business which operated as a fraud upon the purchasers of their securities. As a result of these allegations, the Commission seeks to have the named defendants permanently enjoined from violating the Securities Act and the Securities Exchange Act, to have them return the offering proceeds and to have them subject to civil penalties.

     As a successor entity, we may be liable for the actions of Tel Com East and Tel Com West and, furthermore, the Commission has advised us that we will be named as a defendant in this action. As of the date of this prospectus, we are in negotiations with the Commission to settle this action. However, we can give you no assurance that we will be able to settle this matter. If this action proceeds to litigation, the outcome of this litigation cannot be predicted. If we are named as a defendant and the court does rule against us, we may be subject to civil penalties and other remedies which will have a significant and detrimental effect on our business and financial position. Our financial exposure in this lawsuit is in excess of $30 million.

     Travelers Express Company, Inc.

     In 1999, Travelers Express Company, Inc. brought an action against us in the Circuit Court of the County of Hillsborough, Florida alleging breach of a buy-pay utility agreement. Under this buy-pay agreement, our customers could pay for our services at a participating Travelers Express. Travelers Express agreed to create certain terminal paying stations where our customers could make their payments. In return, we agreed that Travelers Express would be entitled to receive a commission on the money they collected at these terminal paying stations. In its complaint, Travelers Express alleged that we breached this buy-pay agreement by not paying approximately $65,000 owed to them. We have counterclaimed for unspecified and, as of the date of this prospectus, undetermined damages arising out of the breach of this agreement. In our counterclaim, we allege that Travelers Express did not establish the number of terminal paying stations that they were obligated to establish under our agreement. Management intends to vigorously defend Travelers Express' claim against us and pursue our claim against them. It is not yet possible to evaluate the likelihood of an unfavorable outcome, or provide an estimate of the potential loss.

     California Public Utility Commission

     During February 2000, we filed a complaint with the California Public Utilities Commission against Pacific Bell for failure to block our customers from making certain toll calls and using certain usage-sensitive calling features, such as directory assistance. We have estimated the failure to block these items cost us approximately $239,000. As of the date of this prospectus, we cannot predict the outcome of this litigation.

     Joseph Thacker Lawsuit

     In September 2000, Joseph Thacker filed a complaint against us in the Sixth Judicial Circuit in Pinellas County, Florida for failure to pay principal and interest when due under a promissory note issued to Mr. Thacker by us in September 1998. The note was in the principal amount of $150,000, accrued interest at the rate of 10% per annum and was due and payable on September 28, 2000. We are challenging the validity of this note in the complaint we filed against Joseph Cillo, et. al. on September 27, 2000 in state court in Hillsborough County, Florida. See a description of this lawsuit under the heading "Business--Legal Proceedings."

     Dispute between Directors

     On December 20, 1999, we filed a complaint for injunctive relief in the circuit court of the Thirteenth Judicial Circuit in Hillsborough County, Florida. This complaint sought to enjoin Stephen Henderson, Reuben P. Ballis and Paul Gregory from improperly purporting to act as our directors. Messrs. Henderson, Ballis and Gregory had served as directors until December 15, 1999 when shareholders holding in excess of two-thirds of our voting securities acted by written consent to remove these individuals as directors. These three individuals, each of whom was a designee of Richard Inzer and his controlled entity, Prime Equities Group, Inc., had constituted a majority of our board of directors. Notwithstanding their removal as directors, on December 17, 1999, they gave written notice of a special meeting of the board of directors to be held on December 23, 1999. We did not believe that these removed directors had any legal authority to convene a meeting of our board of directors or to take any action on our behalf; therefore we filed for injunctive relief.

     In an effort to expeditiously resolve this matter, two of our shareholders, Quantum Law, Inc. (a company owned in trust for the benefit of the two minor children of Mr. Pollara) and Intercontinental Brokers, Inc. (an entity controlled by Charles Polley), entered into an agreement on December 21,1999 in connection with this dispute between our directors. Prime Equities was also a named party to the agreement but did not execute the agreement. This agreement provided as follows:

o Our board of directors would consists of Reuben Ballis, Paul Gregory, Aaron Grunfield, Sam Dean and Richard Pollara or his assign;

o A consulting agreement between I-Nex Consulting and us would be executed;

o The lawsuit filed by us to enjoin Messrs. Ballis, Gregory and Henderson would be dismissed;

o Mr. Pollara would cancel the promissory notes (in the aggregate face amount of approximately $460,000) issued to him by us in November 1999;

o We would recognize all shares previously issued to Prime Equities, Richard Inzer and/or his assigns as validly and properly issued;

o We would issue 85,000 shares of our common stock to Prime Equities or its assigns pursuant to an agreement between Prime Equities and us for an aggregate consideration of $85,000; and

o Seven Thousand Dollars ($7,000) would be returned to R.L Inzer and Company, Ltd

     The validity and enforceability of this agreement dated December 21, 1999 is questionable because the signatories to this agreement are mere shareholders and therefore do not have the power or authority to perform the terms of this agreement. Nonetheless, the following provisions of this agreement have been performed:

o Messrs. Ballis and Gregory were appointed to the Board of Directors by the then existing members of the board, namely Richard Pollara and Sam Dean; Mr Grunfield declined the appointment to the board of directors;

o        We dismissed the lawsuit  seeking  injunctive  relief  against  Messrs.
         Ballis, Gregory and Henderson; and

o Mr. Pollara cancelled the promissory notes issued to him by us in November 1999.

     The draft of the I-Nex Consulting Agreement provided that we would engage I-Nex Consulting Group, Inc., a Nevada corporation, to provide certain services to us, such as overseeing our regulatory compliance issues, shareholder records and other regulatory issues for a fee of $10,000 per month in equal daily installments. This agreement was executed and we performed under it for a period of three months. I-Nex Consulting never provided any services to us under this agreement, Therefore, we terminated this agreement in March 2000.

     With regard to the share issuances to Prime Equities and money allegedly owed to R.L. Inzer and Company, Ltd, we are currently disputing these matters in the lawsuit we brought in Hillsborough County, Florida against Joseph Cillo, et al.


                                   MANAGEMENT

     The name, ages and positions of the directors and officers of the Company at March 31, 2001 are as:

                     Name           Age        Position
                     ----           ---        --------
              Richard J. Pollara    46         President, Director
              Bill D. Van Aken      49         Vice President, General Manager
              Julie Graton          36         Secretary, Marketing Director
              Sam Dean              67         Director
              Reuben P.  Ballis     67         Director
              Paul D. Gregory       45         Director
              Cleo Carlile          63         Director

     Richard Pollara has served as President and as a director of the Company since January 1998. From April 1996 until December 1997, Mr. Pollara was the President and Chief Executive Officer of Easy Phone, Inc. and its predecessor, Easy Cellular, Inc. Easy Phone, Inc. was a pre-paid cellular and residential phone service company. From May 1994 until January 1997, Mr. Pollara served as President and Chief Executive Officer of Montebello Finance, LLC, a limited liability company engaged in the rent-to-own business. Mr. Pollara attended the University of Mississippi.

     Bill Van Aken has served as Vice President of the Company since October 11, 1999 and has served as the Company's General Manager since its inception in November 1997. In addition, Mr. Van Aken served as the General Manager of all of the Company's predecessor companies since February 1997. From September 1994 until February 1997, Mr. Van Aken served as a Manager of Cellular, Inc., one of GTE's Mobilenet largest agents. Mr. Van Aken attended the University of Iowa.

     Julie Graton has served as Secretary of the Company since October 11, 1999 and has served as Marketing Director of the Company since its inception. Ms. Graton also served as Marketing Director of all of the Company's predecessor companies from July 1997 until the business combination of the Company and its predecessor companies. Ms. Graton was employed from November 1994 until July 1, 1997 by GTE MobileNet where she serviced all their government accounts in Pinellas County, Florida. From May 1994 until November 1994, Ms. Graton was the campaign manager for a candidate for the state legislature of Florida. Prior to managing this campaign, Ms. Graton worked for the Florida legislature as a legislative aide for two state representatives. Ms. Graton and her former husband, Robert Richey, filed for personal bankruptcy under Chapter 13 of the United States Bankruptcy Code in July 1998. They were discharged in March 1999.

     Sam Dean has served as a director of the Company since October 11, 1999. Mr. Dean is the owner and president of Dean Plumbing & Heating which he founded in April 1965. Mr. Dean is an investor in the Company. Mr. Dean was asked by present management and agreed to serve on the board of directors as an independent director and as a representative of those investors who had purchased shares of our common stock and Class A preferred stock (or units in our predecessor companies) through unregistered and unlawful sales.

     Reuben P. Ballis has served as a director of the Company since January 1999. Mr. Ballis has served as Senior Vice President of Mesirow Insurance Services, Inc., a division of Mesirow Financial Services, Inc. from September 1989 until present.

     Paul D. Gregory has served as a director of the Company since February 1999. Mr. Gregory is presently President of Remote Management Technologies, Inc.
(RMT), a company engaged in the business of oil and gas well monitoring, measurement and data management, utilizing wireless technology for data transmission and has served in such position since June 2000. Mr. Gregory was Vice President and Treasurer of FBSI, Inc., a health and beauty products company, from August 1999 until June 2000. From September 1977 until February 1999, Mr. Gregory was a business analyst at Amoco, Inc., an oil and gas producer. Mr. Gregory also owns approximately 2.25% of Prime Equities, Inc.

     Cleo Carlile has served as a director of the Company since April 2000. Mr. Carlile is presently a fund manager at BrookStone Fund L.L.C. Mr. Carlile has served as chief executive officer and owner of several companies including Star-Com, an electronic wholesale distribution company. Mr. Carlile is an investor in the Company. Mr. Carlile was asked by present management and agreed to serve on the board of directors as an independent director and as a representative of those investors who had purchased shares of our common stock and Class A preferred stock (or units in our predecessor companies) through unregistered and unlawful sales.


                       COMPENSATION OF EXECUTIVE OFFICERS

Summary Compensation Table

     The following table contains information regarding all compensation paid or accrued for each of the last three fiscal years for Richard J. Pollara, the Company's President, Joseph Cillo, the Company's former Vice President and Bill
D. Van Aken, the Company's Vice President and Robin Caldwell, the Company's banking administrator. No bonuses or other compensation were paid to the persons listed below for the fiscal years 1998, 1999 and 2000.

                               Annual Compensation
--------------------------------------------------------------------------------
      Name and Principal Position        Fiscal Year        Salary
--------------------------------------------------------------------------------
     Richard J. Pollara (1).....            2000          $ 213,985
     President                              1999          $ 322,564
                                            1998          $ 264,104

     Joseph Cillo, Jr. (2)......            2000                ---
     Vice President                         1999          $ 243,592
                                            1998          $ 166,963

     Bill D. Van Aken (3).......            2000          $ 139,416
     Vice President                         1999          $ 158,410
                                            1998          $ 146,084

     Robin Caldwell.............            2000          $ 105,200
     Banking Administrator                  1999          $ 104,189
                                            1998          $  96,296

     (1) Mr. Pollara has served as president of the Company since January 1998. From January 1998 until the business combination between the Company and the Tel Com entities was completed (September 30, 1998), Mr. Pollara also served as operations manager for each of the Tel Com entities. Mr. Pollara's salary in 1998 was paid in part by the Company and in part by the Tel Com entities. Of his total salary in 1998, $64,000 was paid by the Tel Com entities and the remaining $200,000 was paid by the Company.

     (2) Mr. Cillo served as vice president of the Company from November 1997 until December 1999.

     (3) Mr. Van Aken has served as vice president of the Company since October 1999 and served as the Company's general manager since its inception on November 19, 1997. During 1997 and 1998 and prior to the business combination between the Company and the Tel Com entities, Mr. Van Aken also served as general manager for each of the Tel Com entities. In 1998, $94,283 of Mr. Van Aken's total compensation was paid by the Tel Com entities.

     (4) Ms. Caldwell entered into an employment agreement with the Company dated as of October 20, 1998. Pursuant to this employment agreement, Ms. Caldwell is employed as the Company's business coordinating specialist for a period of five years from the date of the employment agreement. Ms Caldwell also served in a similar capacity for each of the Tel Com entities. Of her total salary in 1998, $68,073 was paid by the Tel Com entities and the remaining $28,223 was paid by the Company.

     Director Compensation

     Each director is compensated $500 in cash per day for each board of directors meeting attended in person and $250 in cash per day for each board of directors meeting attended telephonically. In addition, we also reimburse directors for out-of-pocket expenses incurred in connection with attending board of directors meetings.

     Compensation Committee Interlocks And Insider Participation

     We do not presently have a compensation committee comprised of some or all of our directors. Our board of directors, as a whole, determines the level and type of executive compensation. Mr. Pollara, our president, did participate in a board discussion regarding executive compensation in April 2000. The board, comprised of four members at that time, unanimously approved the executive compensation proposal presented at the meeting by Sam Dean.


                              CERTAIN TRANSACTIONS

     Montebello Finance

     In January 1997, Tel Com Plus Jacksonville, LLC purchased a portion of the assets of Montebello Finance, LLC, which related to the pre-paid cellular phone business, for $250,000. Since its inception in 1992, Montebello Finance had been primarily engaged in the rent-to-own business of consumer goods. In late 1995, Montebello Finance began renting cellular phones and selling cellular phone service. The cellular phone segment of Montebello Finance was a small segment of its business. Montebello Finance was, and continues to be, owned in trust by the children of Richard Pollara. Richard Pollara served as the President and Chief Executive Officer of Montebello Finance from May 1994 until January 1997.

     Easy Phone's Redemption of Mr. Pollara's Ownership

     In December 1997, Easy Phone, Inc. redeemed approximately 460,000 of its shares from Richard Pollara and, as consideration for such redemption, transferred to Mr. Pollara its interest in Tel Com East, Tel Com West and Tel Com Jacksonville. Mr. Pollara was the President and Chief Executive Officer of Easy Cellular and was a holder of approximately 30% of the outstanding capital stock of Easy Phone. Prior to this transaction, Easy Phone owned approximately 37.5% of the outstanding units of Tel Com East, approximately 35.4% of the outstanding units of Tel Com West and approximately 25% of the outstanding units of Tel Com Jacksonville. After the redemption of Mr. Pollara's Easy Phone stock, Mr. Pollara was a direct unitholder of Tel Com East, Tel Com West and Tel Com Jacksonville in the above percentages. The parties to this transaction valued the transaction in excess of $170,000. Mr. Pollara also assumed ownership of the debt owed to Easy Phone by Tel Com East and Tel Com West, which arose in connection with the joint venture agreement entered into with each of these entities. Tel Com East owed Easy Phone approximately $400,000 and Tel Com West owed Easy Phone approximately $60,000. Promissory notes dated as of November 22, 1999 were issued by us, as successor to Tel Com East and Tel Com West, to Mr. Pollara, as the successor to Easy Phone, in the aggregate amount of approximately $460,000. Mr. Pollara subsequently agreed to cancel each of these notes.

     Easy Phone Settlement

     In September 1999, a settlement agreement was reached between Tel Com East, Tel Com West, Richard Pollara, Joseph Cillo, Charles Polley, Easy Phone, Inc. and us in connection with the proceeding styled Tel Com Plus West, LLC and Tel Com Plus East, LLC, Plaintiffs v. Easy Phone, Inc., Defendant, which was pending in the United States District Court of the Middle District of Florida. This suit involved an agreement between Easy Phone and Tel Com East and Tel Com West whereby Easy Phone permitted each of the Tel Com entities to use its public utility licenses and reseller agreements with local telephone service providers. Easy Phone alleged that Tel Com East and Tel Com West had failed to make payments to the local telephone service providers as required by this agreement. Tel Com East and Tel Com West alleged that Easy Phone had wrongfully accelerated the payment schedule under this agreement. The parties to this litigation settled this litigation on the following terms:

         o The litigation was dismissed with prejudice;

         o Each party to the litigation released the other party from any and all claims which were or could have been asserted in the litigation;

         o We delivered to Easy Phone certain Easy Phone stock certificates, transferred to us by Mr. Pollara and three of our employees;

         o A lawsuit brought by Mr. Pollara, Robin Caldwell and Maurice Franklin against Easy Phone, Lorrinda Bucchieri and others pending in the State of California was dismissed with prejudice; and

         o We agreed to indemnify Easy Phone, Inc. from any tax liability of any kind owed to the States of Florida and California and incurred in connection with the use by Tel Com East, Tel Com West or us of Easy Phone, Inc.'s public utility commission licenses in those states.

     Our maximum potential tax liability to Easy Phone is approximately $1.4 million. As of the date of this prospectus, Easy Phone has not notified us of any tax obligation owed by them and, to the best of our knowledge, neither the State of Florida nor the State of California has pursued any tax claim against Easy Phone.

                              SECURITY OWNERSHIP OF
                    CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following tables set forth certain information as to the common stock and Class A preferred stock beneficially owned as of June 19, 2001 by

     o each of our directors and executive officers;

     o all directors and executive officers as a group; and

     o each person known to us to be the beneficial owner of more than five percent of the outstanding shares of our capital stock.

     Under the rules of the SEC, a person is deemed to be a beneficial owner of a security if he or she has or shares the power to vote or to direct the voting of such security, or the power to dispose or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities which that person has the right to acquire within 60 days, as well as any securities owned by such person's spouse, children or relatives living in the same house. Unless otherwise indicated in a footnote, each person listed below possesses sole voting and investment power with respect to the shares indicated as beneficially owned by him or her.


Name of Beneficial Owner                      Number of Shares                                  Percentage
                                                                                                Ownership
- ------------------------------------------------------------------------------------------------------------
                                                  Common       Class A Preferred     Total
                                                   Stock             Stock
DIRECTORS & EXECUTIVE
OFFICERS
 Richard J. Pollara (1)                         1,641,600         6,566,400       8,208,000          19.04%
 Bill Van Aken (2)                                176,000           704,000         880,000           2.04%
 Julie Graton                                      88,000           352,000         440,000           1.02%
 Sam Dean                                          24,000            96,000         120,000              *
 Reuben P. Ballis                                     ---               ---             ---            ---
 Paul D. Gregory                                      ---               ---             ---            ---
 Cleo Carlile                                      22,400            89,600         112,000              *
 ALL DIRECTORS AND EXECUTIVE
 OFFICE AS A GROUP (7 Persons)                  1,952,000         7,808,000       9,760,000          22.64%

BENEFICIAL OWNERS OF MORE THAN 5%
 Richard J. Pollara (1)                         1,641,600         6,566,400       8,208,000          19.04%
 Richard Inzer (3)                              2,186,500         2,400,000       4,586,500          10.64%
 Charles Polley (4)                               840,000         3,360,000       4,200,000           9.74%


*    Less than 1% ownership.

     (1) These shares (both common stock and Class A preferred stock) are held by Quantum Law, Inc., a corporation which is wholly-owned in trust by the two minor children of Richard Pollara. Mr. Pollara is the trustee of this trust. Quantum Law's address is 3320 San Miguel Street, Tampa, Florida 33629.

     (2) 156,000 of these common shares and 624,000 of the Class A preferred shares are held by Titan Capital Corporation, which is a corporation owned and controlled by Bill Van Aken.

     (3) Shares shown as beneficially owned by Richard Inzer are owned of record by Prime Equities, which is controlled by Mr. Inzer. Prime Equities owns 2,186,500 shares of our common stock and 2,400,000 shares of our Class A preferred stock. Mr. Inzer's address is 6494 South Washington, Littleton, Colorado.

     (4) Shares shown as beneficially owned by Charles Polley are owned of record by Intercontinental Brokers, which is controlled by Mr. Polley. Mr. Polley's address is 8649 North Himes Avenue, Suite 220, Tampa, Florida 33614.





                       DESCRIPTION OF INDENTURE AND NOTES

     General

     The notes will be issued under the indenture between SunTrust Bank, as trustee, and us dated _________ 2001. The indenture is by its terms subject to and governed by the Trust Indenture Act of 1939. You may obtain copies of the indenture from the corporate office of the trustee or from us upon request.

     Principal, Interest And Maturity

     Payments of principal on the notes are scheduled to be made in equal annual installments commencing on _________ ____, 2004 and continuing thereafter on each _________ ____. Interest on the notes will accrue at 5.50% per annum and will compound annually. The term of the notes will be ten (10) years. All accrued interest on the notes will be paid on the date of the last annual installment of principal on the notes. The notes are general unsecured obligations.

     Form, Agents, Transfer And Exchange

     The notes will be issued in registered form. Two of our officers must sign each note and an authorized signatory of the trustee must sign the certificate of authentication on each note.

     We will engage an agent to whom the notes may be presented for registration of transfer or for exchange. This person will keep a register of the notes and of their transfer and exchange. We will also engage an agent to whom the notes may be presented for payment. On or prior to each principal and interest payment date, we will deposit with the agent a sum sufficient to pay the principal and interest becoming due. This agent will agree to hold in trust for the benefit of the holders of the notes or the trustee all money that we deposit with it for the payment of principal and interest on the notes, to notify the trustee of any default by us in making the payment and to comply with the provisions of the indenture.

     The notes will be transferable only upon surrender of a note for registration of transfer. The holder may present the note to the appropriate agent with a request to register a transfer or to exchange them for an equal principal amount of notes in other denominations. The agent may charge a reasonable fee for any registration of transfer or exchange.

     Covenants

     Payment of Notes

     We have agreed to pay the principal of and interest on the notes on the dates and in the manner provided in the notes and in the indenture.

     SEC Reports

     We will file with the trustee within 15 days after we file them with the SEC copies of annual reports, periodic reports and of the information, documents and other reports which we are required to file with the SEC. All quarterly and annual reports which we make available to our shareholders will also be mailed to the holders of the notes.


     Compliance Certificate

     We will deliver to the trustee, within 105 days after the end of each fiscal year, a certificate signed by our principal executive officer, principal financial officer or principal accounting officer as to the that person's knowledge of our compliance with all conditions and covenants contained in the indenture.

     Notice of Certain Events

     We will give prompt written notice to the trustee and any paying agent of any of the following events:

       o A liquidation, dissolution, bankruptcy, insolvency, reorganization, receivership or similar proceedings under the bankruptcy law of the United States, an assignment for the benefit of creditors, any marshalling of assets or liabilities, or winding up or dissolution;

       o Any default or event of default under the indenture;

       o Any default in the payment of any principal or interest on any of our obligations which rank senior to our notes or any other type of default under our obligations which rank senior to our notes which permit the holder of such prior obligations to declare such debt due and payable.

     Successors Of The Company

     We will not consolidate or merge with or into, or transfer all or substantially all of our assets, to any person or entity unless:

       o We will be the surviving entity;

       o If we are not the surviving entity, the surviving entity or person assumes by supplemental indenture all of our obligations under the notes and the indenture; and

       o Immediately before and immediately after the transaction, no default exists.

     In the event of any consolidation, merger or transfer of all or substantially all of our assets as described above, the successor corporation formed by the consolidation or into which we are merged or to which a transfer is made, will be obligated and may exercise every right and power which is available to us under the indenture and the notes with the same effect as if such successor corporation had been named in the indenture and the notes.

     Defaults And Remedies

     Events of Default

     An event of default under the indenture occurs if:

       o We fail to pay principal and interest payments when the same are due and payable and we continue to fail to make payments for a period of 30 days;

       o We fail to comply with any of our other agreements in the notes or the indenture and (i) the trustee notifies us or (ii) the holders of at least 25% in the principal amount of the notes notify us and the trustee of such failure and we do not cure such failure or it is not waived within 60 days after receipt of notice;

       o We commence a voluntary case, consent to the entry of an order for relief against us in an involuntary case, consent to the appointment of a custodian for all or substantially all of our property, or make a general assignment for the benefit of our creditors, as such terms are understood under the United States federal bankruptcy laws; or

       o A court of competent jurisdiction enters a order or decree under the United States federal bankruptcy laws that is for relief against us in a voluntary case, appoints a custodian of us or for all or substantially all of our property, or orders us to liquidate and the order and decree remains unstayed and in effect for a 60 days.

     Acceleration and Other Remedies

     If an event of default occurs and is continuing, the trustee by notice to us, or the holders of at least 25% in principal amount of the notes by notice to us and the trustee, may declare the principal of and accrued and unpaid interest on all the notes to be due and payable. Upon such declaration, the principal and interest shall be due and payable immediately. In addition, if an event of default occurs and is continuing, the trustee may pursue any available remedy to collect the payment of principal and interest on the notes or to enforce any provision of the notes or the indenture.

     Waiver of Past Defaults

     Holders of a majority of the principal of the notes by notice to the trustee may waive an existing default and its consequences except for

       o a default in the payment of principal of and interest on the notes; or

       o a default with respect to the provision of the indenture or notes that provides that the indenture cannot be amended without the consent of each holder of the notes affected by such amendment.

     Limitation on Suits

     A holder of a note may pursue a remedy with respect to the indenture or the notes only if:

       o The holder gives notice to the trustee of a continuing event of default;

       o Holders of at least 25% in principal amount of the notes make a request to the trustee to pursue the remedy;

       o The trustee either (i) gives to such holders notice it will not comply with the request or (ii) does not comply with the request within 30 days after the receipt of the request; and

       o The holders of a majority in principal amount of the notes do not give the trustee directions inconsistent with the request prior to the earlier date, if ever, on which the trustee delivers a notice or the expiration of the period described in the immediately preceding paragraph.

     However, notwithstanding these limitations, a holder has the right to sue us directly to collect principal and interest payments when due.

     Priorities

     After an event of default, any money or other property distributable in respect of our obligations under the indenture will be paid in the following order:

       o First, to the trustee for amounts due under the provisions of the indenture regarding trustee compensation;

       o Second, to the holders of our debt which ranks senior to our notes;

       o Third, to the holders for amounts due and unpaid on the notes; and

       o Fourth, to us.



    Amendments

     Modifications and amendments of the indenture may be made by us and the trustee with the consent of the holders of a majority in the aggregate principal amount of the outstanding notes; provided however, that no modification or amendment may, without the consent of the holders of all outstanding notes, be affected to: Reduce the amount of the aggregate principal amount of notes whose holders must consent to an amendment;

       o Reduce the interest on or change the time for payment of interest on the notes;

       o Reduce the principal of or change the maturity of any note;

       o Make any note payable in money other than that stated in the note;

       o Make any change in the provisions of the indenture regarding the holders' rights to:

           o Waive past defaults;

           o Receive payment of principal and interest; or

           o Approve or reject amendments or modifications to the indenture which require the consent of each affected holder.

       o Make any change in the subordination provisions of the indenture which adversely affects the rights of any holder.

     However, without the consent of any holder, the trustee and we may amend or supplement the indenture to cure any ambiguity, defect or inconsistency, to provide for the assumption of our obligations to holders of the notes in the case of a merger or consolidation or any other amendment or supplement that does not adversely affect the rights of the holders of the notes.

     Satisfaction and Discharge of the Indenture

     If we have paid or caused to have paid the principal of and interest on the notes when due or all outstanding notes, except lost, stolen or destroyed notes which have been replaced or paid, have been delivered to the trustee for cancellation, the indenture will cease to be of further effect as to all outstanding notes thereunder, except as to:

           o Rights of registration of transfer and exchange;

           o Rights of holders of notes to receive payment of principal and interest on the notes;

           o Rights   obligations  and  immunities  of  the  trustee  under  the indenture; and

           o Rights of the holders of the notes as beneficiaries of the indenture with respect to any property deposited with the trustee payable to all or any of them.

     Trustee

     The indenture provides that, except during the continuance of an event of default, the trustee will perform the duties as are specifically set forth in the indenture. During the existence of an event of default, the trustee will exercise the rights and powers vested in it under the indenture and use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of the persons owns affairs.

     The indenture and the provisions of the Trust Indenture Act incorporated by reference in the indenture contain limitations on the rights of the trustee, should it become our creditor, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any claim as security or otherwise. The trustee is permitted to engage in other transactions with us or any of our affiliates, provided however, that if it acquires any conflicting interest as defined in the indenture or in the Trust Indenture Act, it must eliminate the conflict or resign.

     Governing Law

     The indenture and the notes are governed by the laws of the State of Florida.


                          DESCRIPTION OF CAPITAL STOCK


     General

     We have 500,000,000 shares of authorized capital stock, including 300,000,000 shares of common stock, $0.0001 par value per share, and 200,000,000 shares of preferred stock, $0.0001 par value per share. Forty million (40,000,000) shares of the preferred stock have been designated Class A preferred stock and 130,000,000 shares of the preferred stock have been designated Class B preferred stock. As of March 31, 2001, 11,499,214 shares of common stock, and 36,461,749 shares of Class A preferred stock and no shares of Class B preferred stock were outstanding. Our Second Amended and Restated Articles of Incorporation and Bylaws are included as exhibits to the registration statement of which this prospectus is a part. Each of these documents contains more specific information regarding shareholder rights. The following discussion sets forth the material features of our capital stock.

     Common Stock

     The holders of common stock are entitled to one vote for each share held on all matters submitted to a vote of shareholders and will vote together with the holders of our Class A preferred stock and Class B preferred stock as one class. The holders of common stock are entitled to receive proportionately any dividends that may be declared by the board of directors, subject to preferential dividends rights of outstanding preferred stock. In the event of our liquidation, dissolution or winding up, the holders of common stock are entitled to receive proportionately any of our assets remaining after payment of liabilities and subject to the prior rights of any outstanding preferred stock. Holders of common stock have no preemptive rights or rights to convert their common stock into any other securities. There are no redemption or sinking fund provisions applicable to the common stock.

     Preferred Stock

     Our board of directors has the authority, without action by the shareholders, to designate and issue up to 30,000,000 shares of preferred stock in one or more classes. Our board also has the authority to designate the dividend rate, voting rights and other rights, preferences and restrictions of each class, any or all of which may exceed those of the common stock.

     One of the effects of undesignated preferred stock may be to enable the board of directors to discourage an attempt to obtain control of us via a tender offer, proxy contest, merger or other means. Another effect is to protect the continuity of management. The issuance of shares of preferred stock may adversely affect the rights of holders of common stock. For example, preferred stock we issue may rank prior to the common stock as to dividend rights, liquidation preferences or both. The preferred stock also may have full or limited voting rights and may be convertible into shares of common stock. Accordingly, the issuance of shares of preferred stock may discourage bids for common stock.

    Class A Preferred Stock

The rights, preferences and privileges of the Class A common stock are summarized below:

      Voting Rights:          The  holders of the Class A  preferred  stock have
      --------------          the same voting power as the holders of the common
                              stock and vote with the common stock and Class A preferred stock as one class.

      Dividends:              The  holders  of the Class A  preferred  stock are
      ----------              entitled  to  receive  dividends  ratably at a per
                              annum rate of 8% of their liquidation value of the shares, if declared by the board of directors, before any payment of any dividend on the common stock. The liquidation value is $0.10 per share.
                              This dividend preference is not cumulative

      Liquidation Rights: If we liquidate, dissolve or wind up, the holders ------------------- of the Class A preferred stock will be paid up to
                              $0.10 per share. This amount, if any, will be paid
                              out of our assets  before  holders of common stock
                              are paid, but after the full  preferential  amount
                              is paid to the holders of Class B preferred stock.
                              If the assets and funds distributed to the Class A
                              preferred  stock are not  sufficient  to pay these
                              holders  their  full  preferential  amounts,  then
                              assets and funds will be distributed ratably among
                              the Class A holders only. The liquidation value of
                              the Class A preferred stock will be  appropriately
                              adjusted  if  we  effect  a  stock  split,   stock
                              combination, stock dividend or other distribution,
                              merger,   share  exchange  or  other   fundamental
                              corporate change.

      Optional Conversion: Each share of Class A preferred stock may be -------------------- converted at the option of the holder into shares of  common  stock  based  on the  then  applicable
                              conversion rate. The initial  conversion rate is 1
                              to 1,  meaning that one share of Class A preferred
                              stock  may be  converted  into one share of common
                              stock.  The number of shares of common  stock into
                              which  shares  of Class A  preferred  stock may be
                              converted  will be  appropriately  adjusted in the
                              event  that  we  effect  a  stock   split,   stock
                              combination, stock dividend or other distribution,
                              merger,   share  exchange  or  other   fundamental
                              corporate change.

      Mandatory Conversion: Each share of Class A preferred stock will be --------------------- automatically converted into shares of common stock based on the then applicable conversion rate
                              immediately  upon  (1)  the  closing  of a  public
                              offering  of  our  common  stock  pursuant  to  an
                              effective   registration   statement   under   the
                              Securities Act for our account in which we receive
                              gross cash proceeds of at least  $10,000,000,  (2)
                              any   transaction   or  series   of   transactions
                              (including   any    reorganization,    merger   or
                              consolidation) that results in the transfer of 50% or more of our outstanding voting securities or

                              (3) any transaction or series of transactions that results in the sale of all or substantially all of our assets of our Company.




     Class B Preferred Stock

The rights, preferences and privileges of the Class B preferred stock are summarized below:

      Voting Rights:          The  holders of the Class B  preferred  stock have
      --------------          the same voting power as the holders of the common
                              stock and will vote with the Class A preferred stock and common stock as one class.

      Dividends:              The  holders  of the Class B  preferred  stock are
      ----------              entitled  to  receive  dividends  ratably at a per
                              annum rate of 8% of the liquidation value of the shares, if declared by our board of directors, before any payment of any dividend on the common stock or Class A preferred stock. The liquidation value is $0.25 per share. The dividend preference will be noncumulative.

      Liquidation Rights: If we liquidate, dissolve or wind up, the holders ------------------- of the Class B preferred stock will be paid up to
                              $0.25 per share. This amount, if any, will be paid out of our assets before holders of common stock or Class A preferred stock are paid. If the assets and funds distributed to the Class B preferred stock are not sufficient to pay these holders their full preferential amounts, then assets and funds will be distributed ratably among the Class
                              B holders only. The liquidation value of the Class
                              B preferred stock will be appropriately adjusted if we effect a stock split, stock combination, stock dividend or other distribution, merger, share exchange or other fundamental corporate change.

      Optional Conversion: Each share of Class B preferred stock may be -------------------- converted at the option of the holder into shares of  common  stock  based  on the  then  applicable
                              conversion rate. The initial  conversion rate is 1
                              to 1,  meaning that one share of Class B preferred
                              stock  may be  converted  into one share of common
                              stock.  The number of shares of common  stock into
                              which  shares  of Class B  preferred  stock may be
                              converted  will be  appropriately  adjusted in the
                              event  that  we  effect  a  stock   split,   stock
                              combination, stock dividend or other distribution,
                              merger,   share  exchange  or  other   fundamental
                              corporate change.

      Mandatory Conversion: Each share of Class B preferred stock will be --------------------- automatically converted into shares of common stock based on the then applicable conversion rate
                              immediately  upon  (1)  the  closing  of a  public
                              offering  of  our  common  stock  pursuant  to  an
                              effective   registration   statement   under   the
                              Securities Act for our account in which we receive
                              gross cash proceeds of at least  $10,000,000,  (2)
                              any   transaction   or  series   of   transactions
                              (including   any    reorganization,    merger   or
                              consolidation) that results in the transfer of 50% or more of our outstanding voting securities or
                              (3) any transaction or series of transactions that results in the sale of all or substantially all of our assets.

     Holders of our common stock, Class A preferred stock and Class B preferred stock will be entitled under Florida law to vote as separate classes in certain circumstances. These circumstances include an amendment to our articles which would increase or decrease the aggregate number of authorized shares of a class, effect an exchange of shares of one class into shares of another class, or change the designation, rights, preferences or limitations of all or part of the shares of the class.

                                     EXPERTS

     Our  financial   statements  in  this  prospectus  and  elsewhere  in  this registration statement, to the extent and for the periods indicated in their reports, have been audited by Pender Newkirk & Company, CPAs and are included herein in reliance upon its authority as an expert in accounting and auditing in giving said reports.

                                  LEGAL MATTERS

     The validity of the Class B preferred stock and the notes will be passed upon by Bush, Ross, Gardner, Warren & Rudy, P.A. The material tax consequences will be passed upon by Paul, Hastings, Janofsky & Walker LLP.

                    WHERE YOU CAN FIND ADDITIONAL INFORMATION

     We have filed with the Securities and Exchange Commission a registration statement on Form S-4 under the Securities Act with respect to this exchange offer. While the prospectus, which forms a part of the registration statement, contains the information that we believe is material relative to the rescission offer, it does not contain all of the information set forth in the registration statement. Copies of the registration statement may be examined without charge at the Public Reference Section of the SEC, 450 Fifth Street, N.W. Room 1024, Washington, D.C. 20549. Copies of all or any portion of the registration statement can be obtained from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Washington, D.C. 20549, upon payment of the fees prescribed by the SEC. The Securities and Exchange Commission maintains a World Wide Web site that contains registration statements, reports, proxy and information statements and other information regarding registrants (including us) that file electronically with the SEC. The address of such site is http://www.sec.gov.

                                   APPENDIX A

                              LETTER OF TRANSMITTAL
                                  for Tender of
            Common Stock and Class A Preferred Stock in Exchange for
             Unsecured Installment Notes or Class B Preferred Stock
                                       of
                     UNITED STATES TELECOMMUNICATIONS, INC.
--------------------------------------------------------------------------------

                  THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M.,
                 TAMPA, FLORIDA TIME, ON ____________ ___, 2001,
            UNLESS EXTENDED BY UNITED STATES TELECOMMUNICATIONS, INC.
--------------------------------------------------------------------------------

                  The Exchange Agent for the Exchange Offer is:

                     UNITED STATES TELECOMMUNICATIONS, INC.

By Mail:                                              By Hand:
5251 110th Avenue North                               525 110th Avenue North
Suite 118                                             Suite 118
Clearwater, Florida  33760                            Clearwater, Florida  33760

Facsimile Transmission:                               Confirm by Telephone:
 (800) 403-4199                                       (727) 572-7832,

                             By Overnight Courier:
                               110th Avenue North
                                   Suite 118
                           Clearwater, Florida 33760


     YOU MUST DELIVER THIS LETTER OF TRANSMITTAL TO ONE OF THE ABOVE ADDRESSES. IF YOU DO NOT DELIVER IT AS INSTRUCTED, WE WILL NOT BE REQUIRED TO ACT ON YOUR REQUEST.

     You acknowledge receipt of our Prospectus dated _________ __, 2001 which, together with this letter of transmittal, is our offer to exchange shares of our common stock and Class A preferred stock that you hold for our unsecured installment notes or shares of our Class B preferred stock.

     If you exchange your shares of common stock and Class A preferred stock for our note, you will receive a note with a principal amount equal to the purchase price that you paid for your shares of common stock and Class A preferred stock (or for units in our predecessor companies). To determine the amount of notes to be issued, your purchase price will be rounded to the nearest dollar.

     If you exchange your shares of common stock and Class A preferred stock for shares of Class B preferred stock, then you will receive 2.5356 shares of Class B preferred stock for every $1.00 you paid for shares of common stock and Class A preferred stock (or for units in our predecessor companies). No fractional shares will be issued in this exchange offer. Fractional interests will be rounded to the nearest whole share.

     If you do not act to exchange your shares of common stock and Class A preferred stock on or before ______________, 2001, the expiration date, we will assume that you have rejected this exchange offer and you will continue to hold shares Common Stock and Class A Preferred Stock.

     If you choose to exchange your shares of common stock and Class A preferred stock for our notes or Class B preferred stock under this exchange offer, you must deliver your shares with this letter of transmittal to the exchange agent at the address specified above before the close of business on _________, 2001, the expiration date. You may change your mind and withdraw your shares at any time prior to 5:00 p.m., Tampa, Florida time, on the expiration date by sending the exchange agent at the address specified above a facsimile transmission or letter that lists your name, the number of shares of common stock and Class A preferred stock that you delivered for exchange and a statement that you are withdrawing your shares from the exchange offer.

     You may not exchange a portion of your shares of common stock and Class A preferred stock for the notes or a portion of your shares for shares of our Class B preferred stock. In addition, you may not withdraw a portion of your shares of common stock and Class A preferred stock that you deliver to the exchange agent. If you withdraw your shares, you must withdraw all shares previously delivered.

     You must check the appropriate box below and sign this letter of transmittal to indicate the action you desire to take with respect to the exchange offer.

     PLEASE READ THE ENTIRE LETTER OF TRANSMITTAL AND THE PROSPECTUS CAREFULLY BEFORE CHECKING ANY BOX BELOW. YOU MUST FOLLOW THE INSTRUCTIONS INCLUDED WITH THIS LETTER OF TRANSMITTAL. QUESTIONS AND REQUESTS FOR ASSISTANCE, OR FOR ADDITIONAL COPIES OF THE PROSPECTUS AND THIS LETTER OF TRANSMITTAL, MAY BE DIRECTED TO THE EXCHANGE AGENT.

[ ] CHECK  HERE  IF YOU ARE  DELIVERING  ALL OF YOUR SHARES OF COMMON  STOCK AND
    CLASS A PREFERRED STOCK FOR OUR NOTE AND COMPLETE THE FOLLOWING:

     Name of Registered Holder(s): _____________________________________________

[ ] CHECK  HERE  IF YOU ARE  DELIVERING  ALL OF YOUR SHARES OF COMMON  STOCK AND
    CLASS A PREFERRED STOCK IN EXCHANGE FOR OUR SHARES OF CLASS B PREFERRED STOCK AND COMPLETE THE FOLLOWING:

     Name of Registered Holder(s): _____________________________________________

[ ] CHECK HERE IF THE EXCHANGE OFFER IS REJECTED:

     Name of Registered Holder(s): _____________________________________________

List below all shares of common stock and Class A preferred stock that you own and desire to exchange. If the space provided below is inadequate, please list the certificate numbers and purchase price amounts on a separate sheet, sign it and attach the additional sheet or sheets to this letter of transmittal. In addition, please attach proof that the entire purchase price for our shares (or units in our predecessor companies) was paid in full. This proof may be in the form of a copy of a cancelled check. You may have paid the purchase price in either cash or property. If you paid in property, the price you paid will be considered to be the fair market value of such property at the time of the sale. We may require additional proof if the proof you provide is not reasonably satisfactory to us.


DESCRIPTION OF SHARES TENDERED


- -----------------------------------------------------------------------------------------------

 Name(s) and Addresses of Registered                                  Purchase Price for Number
              Holder(s)                Certificate                    of Shares Represented by
          (Please fill in)              Number(s)   Number of Shares         Certificate
- -----------------------------------------------------------------------------------------------

- -----------------------------------------------------------------------------------------------

- -----------------------------------------------------------------------------------------------

- -----------------------------------------------------------------------------------------------

- -----------------------------------------------------------------------------------------------

- -----------------------------------------------------------------------------------------------

- -----------------------------------------------------------------------------------------------

- -----------------------------------------------------------------------------------------------

- -----------------------------------------------------------------------------------------------

- -----------------------------------------------------------------------------------------------

- -----------------------------------------------------------------------------------------------

- -----------------------------------------------------------------------------------------------
                                       Total
- -----------------------------------------------------------------------------------------------


     Please use this letter of transmittal if certificates for our common stock and Class A preferred stock are to be exchanged for our note or shares of our Class B preferred stock.


PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY

Ladies and Gentlemen:

     I hereby tender to United States Telecommunications, Inc. all of my shares of common stock and Class A preferred stock under the terms and subject to the conditions contained in the prospectus dated _____________, 2001 and the letter of transmittal. Subject to, and effective upon, acceptance by UST of my shares of common stock and Class A preferred stock delivered to UST with this letter, I hereby exchange, assign and transfer to, or upon the order of, UST all right, title and interest in and to such shares. I hereby irrevocably constitute and appoint the exchange agent as the my true and lawful agent and attorney-in-fact (with full knowledge that this exchange agent acts as my agent in connection with the exchange offer) to cause my shares of common stock and Class A preferred stock to be assigned, transferred and exchanged. I represent and warrant that

o I have full power and authority to tender, exchange, assign and transfer my shares of common stock and Class A preferred stock and to acquire the notes or shares of Class B preferred stock, whichever is applicable, issuable upon the exchange of my tendered shares of common stock and Class A preferred stock, and

o when the common stock and Class A preferred stock are accepted for exchange, UST will acquire good and unencumbered title to the tendered shares of common stock and Class A preferred stock, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim. I also warrant that I will, upon request, execute and deliver any additional documents that UST requests to complete the exchange, assignment and transfer of my tendered shares of common stock and Class A preferred stock.

     All authority conferred in this letter or agreed to be conferred shall survive my death, bankruptcy or incapacity, and my obligations in this letter shall be binding upon my heirs, personal representatives, executors, administrators, successors, assigns, trustees in bankruptcy and any other of my legal representatives. Shares of my common stock and Class A preferred stock may be withdrawn at any time prior to 5:00 p.m., Tampa, Florida time, on the _____________, 2001, expiration date, by following the procedures set forth below.

     Certificates for all notes and Class B preferred stock delivered in exchange for shares of my common stock and Class A preferred stock shall be delivered to me at the address shown below my signature.

TENDERING HOLDER(S) SIGN HERE


                                                 _______________________________
                                                 _______________________________
                                                 Signature(s) of Holder(s)

Date: ____________________, 2001

(Must be signed by registered Holder(s) exactly as name(s) appear(s) on certificate(s) for shares of common stock and Class A preferred stock or by any person(s) authorized to become registered holder(s) by endorsements and documents transmitted with this letter of transmittal. If signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, please show the full title of such person.) See Instruction 3.

                                                 Name(s):_______________________
                                                         _______________________

Capacity
(full title): __________________________________________________________________

Address: _______________________________________________________________________

Area Code and Telephone No.: ___________________________________________________

Address: (Including Zip Code):__________________________________________________

Tax Id.  No.:___________________________________________________________________


GUARANTEE OF SIGNATURE(S)
(IF REQUIRED SEE INSTRUCTION 3)

Authorized Signature: __________________________________________________________

Name: __________________________________________________________________________

Title: _________________________________________________________________________

Address: _______________________________________________________________________

Name of Firm: __________________________________________________________________

Area Code and Telephone No.: ___________________________________________________

Dated: ___________________ , 2000

--------------------------------------------------------------------------------
PAYOR'S NAME: UNITED STATES TELECOMMUNICATIONS, INC.
--------------------------------------------------------------------------------

SUBSTITUTE  FORM W-9
Department of the              Name   (If joint names, list first and circle the
                               name of the person or entity whose number you enter in Part I below.)

Treasury
Internal Revenue
Service

________________________________________________________________________________
Business name, if different from above.

________________________________________________________________________________

________________________________________________________________________________

Address

________________________________________________________________________________


City, state and zip code

________________________________________________________________________________

PART I-Please provide your taxpayer identification number ("TIN") in the box at the right. For individuals, this is your social security number. For other entities, this is your employer identification number.

________________________________________________________________________________

Social Security Number
 or Employer
Identification Number

________________________________________________________________________________

PART II-If exempt from backup withholding, check the box to the right. Also provide your TIN in Part I and sign and date this form.
________________________________________________________________________________


[ ]

________________________________________________________________________________

PART III-Under penalties of perjury, I certify that:


1. The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me), AND


2. I am not subject to backup withholding because: (a) I am exempt from backup withholding; or (b) I have not been notified by the Internal Revenue Service that I am subject to backup withholding as a result of a failure to report all interest or dividends; or (c) the IRS has notified me that I am no longer subject to backup withholding.





________________________________________________________________________________

CERTIFICATION INSTRUCTIONS. You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because of underreporting interest or dividends on your tax return.

The Internal  Revenue  Service does not require your consent to any provision of
this  document   other  than  the   certifications   required  to  avoid  backup
withholding.

Signature ___________________________                 Date:_____________________

Note: FAILURE TO COMPLETE AND RETURN THIS FORM MAY RESULT IN BACKUP WITHHOLDING OF 31% OF ANY PAYMENTS MADE TO YOU PURSUANT TO THE EXCHANGE OFFER.

INSTRUCTIONS

FORMING PART OF THE TERMS AND CONDITIONS
OF THE EXCHANGE OFFER

     1. Delivery of this Letter of Transmittal and Certificates. The exchange agent must receive the certificates for all shares of common stock and Class A preferred stock, evidence of the purchase price paid for these shares, a properly completed and signed copy of this letter of transmittal and any other documents required by this letter of transmittal, at any of its addresses listed in this letter of transmittal on or before ________, 2001, the expiration date.

     THE METHOD OF DELIVERY OF ALL REQUIRED DOCUMENTS TO THE EXCHANGE AGENT IS AT YOUR ELECTION AND RISK AND, EXCEPT AS OTHERWISE PROVIDED BELOW, THE DELIVERY WILL BE DEEMED MADE ONLY WHEN ALL REQUIRED DOCUMENTS ARE ACTUALLY RECEIVED BY THE EXCHANGE AGENT. INSTEAD OF DELIVERY BY MAIL, WE RECOMMEND THAT YOU USE AN OVERNIGHT OR HAND DELIVERY SERVICE.

     We will not accept any alternative, conditional, irregular or contingent tenders of our shares of common stock or Class A preferred stock. If you tender your shares to us by this letter of transmittal, you will be deemed to have waived any right to receive notice of the acceptance of the shares of common stock and Class A preferred stock for exchange.

     2. No Partial Tenders; Withdrawals. You must either reject the exchange offer or accept it by exchanging all of your shares of common stock and Class A preferred stock for our notes or shares of our Class B preferred stock. You may not exchange a portion of your shares for the notes and a portion for shares of Class B preferred stock. All shares of common stock and Class A preferred stock delivered to the exchange agent will be considered submitted for exchange unless otherwise indicated. To withdraw your shares from the exchange offer, you must forward a written or facsimile transmission notice of withdrawal to the exchange agent, and this notice must be received by the exchange agent at its address before 5:00 p.m., Tampa, Florida time, on _________, 2001, the expiration date. Any such notice of withdrawal must:

-- specify the name of the person who tendered the shares of common stock and Class A preferred stock to be withdrawn;

--  state that all shares previously tendered are to be withdrawn;

-- contain a statement that you are withdrawing your shares from the exchange offer;

-- be signed by you, as the holder of the shares, in the same manner as you originally signed the letter of transmittal that was sent with the shares; and

--  specify the name in which any such shares are to be registered.

     Any shares of common stock and Class A preferred stock that have been submitted but that are not either withdrawn or accepted for exchange will be returned to you without cost as soon as practicable after withdrawal or rejection. Properly withdrawn shares may be resubmitted at any time on or before the business day immediately preceding the expiration date.

     3. Signature on this Letter of Transmittal; Written Instruments and Endorsements; Guarantee of Signatures. If this Letter of Transmittal is signed by the registered holder of the shares of common stock and Class A preferred stock delivered with this letter of transmittal, the signature must correspond exactly with the name as written on the face of certificates without any change whatsoever.

     If your deliver shares of common stock and Class A preferred stock that are registered in your name, and the notes or shares of Class B preferred stock to be issued in exchange for your shares are to be issued in your name, your signature does not need to be guaranteed. In any other case, the shares of common stock and Class A preferred stock must be endorsed or accompanied by written instruments of transfer in form satisfactory to us and signed by the registered holder of the shares, with signatures guaranteed by a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States or an "eligible guarantor institution" as defined by Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended.

     If the newly issued notes or shares of Class B preferred stock or, on the other hand, the shares of common stock and Class A preferred stock not exchanged are to be delivered to an address other than that of the registered holder appearing on the stock register for the shares of common stock and Class A preferred stock, the signature in the Letter of Transmittal must be guaranteed as described in the previous paragraph.

     Endorsements on certificates or signatures on separate written instruments of transfer or exchange required by this Instruction 3 also must be guaranteed.

     If any of the shares of common stock and Class A preferred stock delivered are owned of record by two or more joint owners, all owners must sign this letter of transmittal.

     If a number of share certificates registered in different names are delivered, you must complete, sign and submit as many separate copies of this letter of transmittal as there are different registrations of the shares.

     When this letter of transmittal is signed by the registered holder or holders of shares of common stock and Class A preferred stock listed and delivered by this letter of transmittal, no endorsements of certificates or separate written instruments of transfer or exchange are required.

     If this letter of transmittal is signed by a person other than the registered holder or holders of the shares of common stock and Class A preferred stock listed, the delivered shares must be endorsed or accompanied by separate written instruments of transfer or exchange in form satisfactory to us and signed by the registered holder or holders, in either case signed exactly as the name of the registered holder appears on the shares of common stock and Class A preferred stock delivered.

     If this letter of transmittal, any certificates or separate written instruments of transfer or exchange are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should show the capacity in which they are signing, and, unless waived by UST, provide proper evidence of their authority so to act.

     4. Transfer Taxes. We will pay all transfer taxes, if any, applicable to the exchange of shares of common stock and Class A preferred stock pursuant to the exchange offer. If, however, certificates representing newly issued notes, newly issued shares of Class B preferred stock or shares of common stock and Class A preferred stock not tendered or accepted for exchange, are to be delivered to, or are to be issued in the name of, any person other than the registered holder of the shares delivered, then the amount of any such transfer taxes (whether imposed on the registered holder or any other person) will be payable by the delivering holder. If satisfactory evidence of payment of such taxes or exemption from the payment of taxes is not submitted with this letter of transmittal, the amount of such transfer taxes will be billed directly to the delivering holder.

     Except as provided in this Instruction 4, transfer tax stamps do not need to be affixed to the shares of common stock and Class A preferred stock listed in this letter of transmittal.

     5. Waiver of Conditions. We reserve the right to waive, in whole or in part, any of the conditions to the exchange offer set forth in the prospectus or in this letter of transmittal.

     6. Mutilated, Lost, Stolen or Destroyed Certificates. Any holder whose shares of common stock or Class A preferred stock have been mutilated, lost, stolen or destroyed should contact the exchange agent at the address indicated above for further instructions.

     7. Requests for Assistance or Additional Copies. Questions relating to the procedure for delivery and other questions relating to the exchange offer, as well as requests for assistance or additional copies of the prospectus and this letter of transmittal, may be directed to the exchange agent at the address and telephone number set forth above and in the prospectus.

     8. Irregularities. All questions as to the validity, form, eligibility (including time of receipt) and acceptance of letters of transmittal or shares of common stock and Class A preferred stock will be resolved by us. Our determination will be final and binding. We reserve the right to reject any or all letters of transmittal or deliveries that are not in proper form or the acceptance of which would, in the opinion of our counsel, be unlawful. We also reserve the right to waive any irregularities or conditions as to the particular shares of common stock and Class A preferred stock covered by any letter of transmittal or delivered. Neither we, the exchange agent nor any other person will be under any duty to give notice of any defects or irregularities in deliveries or incur any liability for failure to give any such notification. Our interpretation of the terms and conditions of the exchange offer shall be final and binding.

     9. Tax Identification Number. Federal income tax law requires that a holder of any shares of common stock and Class A preferred stock that are accepted for exchange must provide us (as payor) with its correct taxpayer identification number ("TIN"), which, in the case of a holder who is an individual, is his or her social security number. If we are not provided with the correct TIN, the holder may be subject to a $50 penalty imposed by the Internal Revenue Service. (If withholding results in an overpayment of taxes, a refund may be obtained.) Certain holders (including, among others, all corporations and certain foreign individuals) are not subject to these backup withholding and reporting requirements; however, these holders should still submit the Substitute Form W-9.

     To prevent backup withholding, each tendering holder must provide a correct TIN by completing the Substitute Form W-9 included in this letter of transmittal, certifying that the TIN provided is correct (or that such holder is awaiting a TIN), and that

--  the holder is exempt from back up withholding,

-- the holder has not been notified by the Internal Revenue Service that such holder is subject to backup withholding as a result of failure to report all interest or dividends or

-- the Internal Revenue Service has notified the holder that such holder is no longer subject to backup withholding. The Form must be signed, even if the holder is exempt from backup withholding.

     We reserve the right in our sole discretion to take whatever steps are necessary to comply with our obligation regarding backup withholding.

     IMPORTANT: THIS LETTER OF TRANSMITTAL OR A FACSIMILE THEREOF (TOGETHER WITH CERTIFICATES FOR SHARES OF COMMON STOCK AND CLASS A PREFERRED STOCK AND ALL OTHER REQUIRED DOCUMENTS) MUST BE RECEIVED BY THE EXCHANGE AGENT ON OR PRIOR TO THE EXPIRATION DATE.

                          INDEX TO FINANCIAL STATEMENTS


    UNITED STATES TELECOMMUNICATIONS, INC:
    Quarter Financial Statements - Unaudited

    Balance Sheets as of  March 31, 2001 (unaudited) and December 31, 2000 ..........................................           F-2

    Statements of Operations for  the three months ended March 31, 2001 and 2000 (unaudited) ........................           F-4

    Statements of Cash Flows for the three months ended March 31, 2001 and 2000 (unaudited) .........................           F-5

Notes to Financial Statements (unaudited) ...........................................................................           F-6

Annual Financial Statements - Audited

    Independent Auditors' Report ....................................................................................           F-11

    Balance Sheets as of  December 31, 2000 and December 31, 1999 ...................................................           F-12

    Statements of Operations for  the years ended December 31, 2000, 1999 and 1998 ..................................           F-14

    Statements of Changes in Shareholders' Deficit for  the years ended December 31, 2000,
        1999 and 1998 ...............................................................................................           F-15

    Statements of Cash Flows for the years ended December 31, 2000,  1999 and 1998 ..................................           F-16

    Notes to Financial Statements ...................................................................................           F-18

COMBINED FINANCIAL STATEMENTS OF TEL COM PLUS EAST, L.L.C., TEL
    COM PLUS WEST, L.L.C., AND TEL COM PLUS JACKSONVILLE, L.L.C.:

    Independent Auditors' Report ....................................................................................           F-33

    Balance Sheet as of September 30, 1998 and December 31, 1997 ....................................................           F-34

    Statements of Operations for the period ended September 30, 1998 and the period
        from inception to December 31, 1997 .........................................................................           F-35

    Statements of Changes in Members Capital for the period ended September 30, 1998
        and the period from inception to December 31, 1997 ..........................................................           F-36

    Statements of Cash Flows for the period ended September 30, 1998 and the period from
        inception to December 31, 1997 ..............................................................................           F-37

    Notes to Financial Statements ...................................................................................           F-38

                     UNITED STATES TELECOMMUNICATIONS, INC.
                                 BALANCE SHEETS



                                                                                      March 31,         December 31,
                                                                                         2001               2000
                                                                                     (unaudited)
                                                                                    ---------------    ---------------
ASSETS

CURRENT ASSETS

Cash                                                                                $    9,417         $    7,295

  Accounts receivable, net of allowance for doubtful accounts of
    $1,461,271 and $1,289,342 at 2001 and 2000,  respectively                        1,084,965          1,220,050

  Agent receivables, net of allowance for doubtful accounts of
    $18,936 and $11,648 at 2001 and 2000,  respectively                                104,466            122,053

  Note receivable and accrued interest                                                      --             67,519

  Prepaid expenses and other                                                            46,688             49,246
                                                                                     ---------          ---------

  TOTAL CURRENT ASSETS                                                               1,245,536          1,466,163
                                                                                     ---------          ---------

PROPERTY AND EQUIPMENT, net of accumulated depreciation of
    $474,644 and $432,657 at 2001 and 2000,  respectively                              251,435            281,615

OTHER ASSETS

  Licenses, net of accumulated amortization of $31,127 and $28,217
  at 2001 and 2000, respectively                                                       143,474            146,384

  Software, net of accumulated amortization of $446,289 and $397,201
  at 2001 and 2000, respectively                                                       175,140            180,825

  Goodwill, net of accumulated amortization of $475,204 and $427,684
  at 2001 and 2000, respectively                                                     2,376,020          2,423,540

  Customer base, net of accumulated amortization of  $ 792,007 and $712,806
  at 2001 and 2000, respectively                                                       158,401            237,602

  Deposits                                                                             159,941            159,941

  Other assets                                                                          46,301             46,301
                                                                                     ---------         ----------

  TOTAL OTHER ASSETS                                                                 3,059,277          3,194,593
                                                                                     ---------          ---------

TOTAL ASSETS                                                                        $4,556,248         $4,942,371
                                                                                    ==========         ==========


The accompanying notes are an integral part of these financial statements.

                     UNITED STATES TELECOMMUNICATIONS, INC.
                                 BALANCE SHEETS

                                                                                      March 31,           December 31,
                                                                                         2001                 2000
                                                                                     (unaudited)
                                                                                    ---------------      ---------------
LIABILITIES AND SHAREHOLDERS' DEFICIT

CURRENT LIABILITIES
  Accounts payable                                                                  $    547,393         $    429,787


  Bank overdraft                                                                          95,410               67,753

  Accrued liabilities                                                                    411,508              478,787

  Accrued interest on sales tax and notes payable                                        901,376              773,011

  Accrued carrier services                                                             1,168,706            1,225,406

  Accrued sales tax and penalties                                                      4,681,753            4,554,919

  Unearned revenue                                                                       557,406              538,833

  Notes payable - related party                                                          150,000              150,000

  Unit rescission obligation - current                                                    57,660               83,238

  Rescission accrued interest - current                                                   94,772               93,267
                                                                                    ------------         ------------
  TOTAL CURRENT LIABILITIES                                                            8,665,984            8,395,001
                                                                                    ------------         ------------

LONG TERM LIABILITIES
  Unit rescission obligation:
    Preferred stock; $0.10 par value; 12,945,149 shares issued and outstanding at 2001 and 2000
    Common stock; no par value; 3,571,244 shares issued
        and outstanding at 2001 and 2000                                              29,135,642           29,135,642

  Rescission accrued interest                                                          8,738,777            8,010,386
                                                                                    ------------         ------------

  TOTAL LONG TERM LIABILITIES                                                         37,874,419           37,146,028
                                                                                    ------------         ------------

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS' DEFICIT
 Preferred stock; $0.10 par value; 200,000,000 shares authorized; 23,516,600
     shares issued and outstanding at 2001 and 2000, respectively                      1,572,951            1,572,951
 Common stock; no par value; 100,000,000 shares authorized; 7,927,970;
     shares issued and outstanding at 2001 and 2000, respectively                             --                   --
  Additional paid in capital                                                           5,166,379            5,166,379
  Accumulated deficit                                                                (48,696,485)         (47,310,988)
                                                                                    ------------         ------------
                                                                                     (41,957,155)         (40,571,658)
  Less subscription receivable on common stock                                           (27,000)             (27,000)
                                                                                    ------------         ------------
  TOTAL SHAREHOLDERS' DEFICIT                                                        (41,984,155)         (40,598,658)
                                                                                    ------------         ------------
TOTAL LIABILITIES AND SHAREHOLDERS' DEFICIT                                         $  4,556,248         $  4,942,371
                                                                                    ============         ============


The accompanying notes are an integral part of these financial statements.

                                      F-3

                     UNITED STATES TELECOMMUNICATIONS, INC.
                            STATEMENTS OF OPERATIONS
                                   (unaudited)


                                                                                          Three Months Ended March 31,
                                                                                       ------------------------------------
                                                                                             2001                2000
                                                                                       ------------------   ---------------

Sales                                                                                  $  4,212,560          $  4,755,825
Cost of sales                                                                             1,361,252             1,752,225
                                                                                       ------------          ------------

   GROSS PROFIT                                                                           2,851,308             3,003,600

Advertising expenses                                                                        339,824               281,427
Depreciation and amortization expense                                                       220,707               225,979
Provision for doubtful accounts receivable                                                1,484,840             1,151,424
General and administrative expenses                                                       1,369,653             1,548,062
                                                                                       ------------          ------------

   OPERATING LOSS                                                                          (563,716)             (203,292)

OTHER INCOME (EXPENSE)
  Loss on promoter receivable write off resulting
    from rescission obligation interest                                                    (729,896)             (735,364)
  Interest                                                                                 (115,789)              (60,631)
  Other                                                                                      23,904                    --
                                                                                       ------------          ------------
    TOTAL OTHER EXPENSE                                                                    (821,781)             (795,995)

   NET LOSS                                                                            $ (1,385,497)         $   (999,287)
                                                                                       ============          ============

Per share data:
Basic and diluted loss per share                                                       $      (0.12)         $      (0.09)
                                                                                       ============          ============

Weighted average number of common shares used
   in basic and diluted loss per share calculations                                      11,499,214            11,499,214
                                                                                       ============          ============

The accompanying notes are an integral part of these financial statements.

                     UNITED STATES TELECOMMUNICATIONS, INC.
                            STATEMENTS OF CASH FLOWS
                                   (unaudited)

                                                                                         Three Months Ended March 31,
                                                                                       ----------------------------------
                                                                                             2001               2000
                                                                                       ---------------    ---------------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net Loss                                                                               $(1,385,497)      $  (999,287)
  Adjustments to reconcile net loss to net cash (used)
    provided  by operating activities
      Depreciation and amortization                                                          220,707           225,979
      Loss on promoter receivable                                                            729,896           735,364
      Provision for doubtful accounts receivable                                           1,484,840         1,151,424
  Changes in operating assets and liabilities:
    (Increases) decreases in:
      Accounts receivables and agent receivables                                          (1,332,170)       (1,245,711)
      Prepaid expenses and other assets                                                        4,078           (17,375)
    Increases (decreases) in:
      Accounts payable                                                                       117,606            34,378
      Accrued liabilities                                                                     61,962           (32,950)
      Accrued carrier services                                                               (56,700)         (371,433)
      Accrued taxes and penalties                                                            126,834           515,921
      Unearned revenues                                                                       18,573            58,824
                                                                                         -----------       -----------
  Total adjustments to reconcile net loss to net cash (used)
    provided  by operating activities                                                      1,375,626         1,054,421
                                                                                         -----------       -----------

 NET CASH (USED) PROVIDED BY OPERATING
    ACTIVITIES                                                                                (9,871)           55,134
                                                                                         -----------       -----------
CASH FLOWS FROM INVESTING ACTIVITIES
      Proceeds from notes receivable repayments                                               66,000                --
      Purchase of software                                                                   (43,403)          (23,962)
      Purchases of property and equipment                                                    (11,807)           (2,937)
                                                                                         -----------       -----------
NET CASH PROVIDED (USED) BY INVESTING ACTIVITIES                                              10,790           (26,899)
                                                                                         -----------       -----------
CASH FLOWS FROM FINANCING ACTIVITIES
      Bank overdraft                                                                          27,657           125,491
      Net cash provided (payments) under line of credit                                           --           (46,481)
      Net Proceeds from (principal payments on) note
        payable - related                                                                       (876)          (59,552)
      Payments related to the Jacksonville rescission                                        (25,578)         (100,350)
                                                                                         -----------       -----------
NET CASH PROVIDED (USED) BY FINANCING ACTIVITIES                                               1,203           (80,892)
                                                                                         -----------       -----------
NET INCREASE (DECREASE) IN CASH                                                          $     2,122       $   (52,657)
                                                                                         -----------       -----------

CASH AT BEGINNING OF PERIOD                                                              $     7,295       $    56,111
                                                                                         ===========       ===========

CASH AT END OF PERIOD                                                                    $     9,417       $     3,454
                                                                                         ===========       ===========


SUPPLEMENTAL CASH FLOW INFORMATION
  Interest paid                                                                             $     --       $       660
                                                                                         ===========       ===========




The accompanying notes are an integral part of these financial statements.

                     UNITED STATES TELECOMMUNICATIONS, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                   (unaudited)

NOTE A - BASIS OF PRESENTATION

The accompanying unaudited condensed financial statements have been prepared in accordance with accounting principles generally accepted in the United States for interim financial information and with the instructions to Form 10-Q and
Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by accounting principles generally accepted in the United States for complete financial statements. In the opinion of management, all adjustments, consisting of normal recurring items, considered necessary for a fair presentation have been included. Operating results for the quarter ended March 31, 2001 are not necessarily indicative of the results that may be expected for the year ended December 31, 2001. For further information, refer to the financial statements and footnotes thereto for the year ended December 31, 2000 included in our Form S-4/A.

NOTE B - GOING CONCERN UNCERTAINTY

The Company incurred a net loss of $1,385,497, for the period ended March 31, 2001 and used $9,871 of cash to fund operations during the period ended March
31,  2001 At  March  31,  2001 the  Company  had  negative  working  capital  of
$7,420,448 and negative equity of $41,984,155. Additionally, the Company has entered into a Stipulation and Consent Agreement with Final Order dated May 12, 1999 with the State of Florida, Department of Banking and Finance whereby the Company agreed to complete a rescission offer on or before November 30, 1999 with respect to securities of Tel Com East, Tel Com West, and Tel Com Jacksonville sold in violation of Florida securities laws. The Company failed to complete a rescission offer by this deadline and the Department notified the Company on December 7, 1999, that the Company was in violation of the Consent Agreement. Further, the Department indicated on February 18, 2000 that action would be taken against the Company to enforce compliance with the Consent Agreement including a motion to seek receivership of the Company or other remedies. Because the Company does not have sufficient funds available to fund the rescission obligation, it is offering eligible shareholders the opportunity to exchange their shares for an installment note or Class B preferred stock. Management believes that this exchange offer will satisfy the obligations of the Company under the Consent Agreement based on its discussions with the Department. Based on its obligation under the Consent Agreement to make an offer of rescission, the Company has recorded a rescission liability of approximately $30,000,000 plus interest thereon as discussed in Note C. This estimate is based on the purchase price paid for equity units in Tel Com East, Tel Com West and Tel Com Jacksonville by all eligible shareholders. The actual amount of the rescission liability will not be known until the Company makes and completes a rescission offer to all eligible shareholders.

As further discussed in Note D, the Company could face civil or criminal penalties in California as well as the loss of its California Public Utilities Commission license because of the submission of false financial information to the Commission in connection with its application for a license.

As further discussed in Note D, the Company is delinquent in its filings of various federal, state, and municipal tax returns and has not remitted all taxes collected. Management has estimated an aggregate liability of approximately $5,545,000 at March 31, 2001, for un-remitted taxes including penalties and interest. This estimate is based on collected revenues and the applicable tax rates including an estimate for penalties and interest.

These factors, among others, raise substantial doubt as to the Company's ability to continue as a going concern.

Management believes four major steps are important for the Company's future.

-- Final settlement of the alleged federal and state violations of the securities laws, which have drained the Company of time and resources;

-- Complying with all state and municipal tax reporting requirements and payment of taxes, penalties and interest due;

-- Expansion of the customer base through increased advertising efforts in existing markets and securing new operating licenses and territories; and

--  Securing additional capital to fund future expansion.

                     UNITED STATES TELECOMMUNICATIONS, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                   (unaudited)


NOTE B - GOING CONCERN UNCERTAINTY - continued

Management believes that securing adequate liquidity for the Company is also based on resolution of the four major steps outlined above. If all eligible holders participate in the exchange offer and exchange their shares for notes (described in Note C), the potential liability of the Company under the exchange offer is approximately $30,000,000 plus interest. The amount due under the notes plus interest will be paid over time and will commence three years after the acceptance of the offer. Management believes making payments over a period of time in annual installments will ease the financial burden imposed by the notes. However, if a significant number of eligible holders exchange their shares for notes, the likelihood of repayment decreases.

The Company has made non-recurring payments of approximately $1,428,900 (unaudited) in accounting and legal fees during the period from May 1999 to March 31, 2001 to comply with the Consent Agreement and in connection with the preparation and filing of a registration statement with the United States
Securities and Exchange Commission. Upon completion of the exchange offer, management anticipates approximately $61,000 per month of additional cash to be available.

In addition, the Company has made monthly payments of approximately $33,000 as part of the rescission offer to unitholders of Tel Com Jacksonville. These payments commenced during September 1998. As of March 31, 2001 approximately $152,000, including interest, was outstanding related to this rescission offer. During the quarter ended March 31, 2001 the remaining balance was paid in full, with the exception of one former unitholder receiving $8,200 per month through 2002, which will result in approximately $25,000 per month of additional available cash.


Management believes that with the improvements in the operating margin and the expansion of the customer base, the Company's operating losses could be reduced, and to the extent the Company's business strategy is realized, the Company's operating losses could be eliminated. By eliminating non-recurring payments, the Tel Com Jacksonville rescission payments and with improvements in the operating cash flow, management believes that this will increase the cash available to service the debt, if any, resulting from the exchange offer, fund the repayment of delinquent tax obligations, and fund current operations, including the expansion of the customer base.

The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts or classification of liabilities which may result from the possible inability of the Company to continue as a going concern.

NOTE C - RESCISSION OBLIGATION

The State of Florida, Department of Banking and Finance entered into a Stipulation and Consent Agreement (the "Consent Agreement") with Final Order dated May 12, 1999 with the Company, Tel Com East, Tel Com West, Tel Com Jacksonville. The Agreement relates to the sale of securities of Tel Com East, Tel Com West, Tel Com Jacksonville, which securities were offered and sold and were subsequently exchanged for shares of the Company's common stock and Class A preferred stock in violation of federal and state securities laws. In the Consent Agreement, the Company, as legal successor to Tel Com East, Tel Com West and Tel Com Jacksonville, admitted that the predecessors' securities were sold in violation of the securities laws of the State of Florida and agreed to make a rescission offer to certain security holders by July 31, 1999. An extension of the July 31, 1999 deadline to November 30, 1999 was granted and has since expired. On December 7, 1999, the State of Florida, Department of Banking and Finance notified the Company that it was in violation of the Consent Agreement and that it intended to commence litigation against the Company in order to enforce the provisions of the Consent Agreement. As of December 31, 2000, the Department has not commenced litigation against the Company; however, the Department informed the Company on February 18, 2000, that it is retaining all options in connection with the default, including an action to enforce the Agreement, a motion to seek receivership of the Company, or other remedies.

                     UNITED STATES TELECOMMUNICATIONS, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                   (unaudited)


NOTE C - RESCISSION OBLIGATION - continued

Because of the Company's financial condition, it is not able to make a rescission offer pursuant to the terms of the Consent Agreement. Therefore, the Company is offering certain holders of its common stock and Class A preferred stock the right to exchange their shares of the Company's securities for the Company's notes or shares of Class B convertible preferred stock. The Company is not making the exchange offer to shareholders who were or are executive officers of the Company, who did not pay cash for his or her securities, or who actively participated in the offer and sale of the securities which are the subject of this exchange.

The Company has recorded the maximum amount of the rescission of approximately $30,000,000, plus interest. The accrued rescission obligation is $29,193,302, and $29,218,880 at March 31, 2001 (unaudited) and December 31, 2000, respectively. The accrued rescission obligation interest is $8,833,549, and $8,103,653, at March 31, 2001 (unaudited) and December 31, 2000, respectively. This accrual is based on all eligible shareholders accepting the offer. The exchange offer, described in the preceding paragraph, will have an expiration date that is between thirty and sixty days following the effectiveness of the Company's registration statement filed with the Securities and Exchange Commission. The exchange offer does not limit the rights that the shareholders have under federal securities laws and does not relieve the Company of any rescission liability. Due to uncertainties in the acceptance, however, it is at least reasonably possible that management's estimate of the rescission obligation and related accrued interest will change during the next year.

In early to mid-1998, an offer to repurchase units was made by Tel Com Jacksonville to all the unitholders of Tel Com Jacksonville who had purchased units during 1997. The rescission offer was accepted by 80 unitholders, resulting in a rescission obligation of approximately $995,000, which is included in the above rescission obligation of approximately $30,000,000. The $995,000 represented the full amount originally paid by the unitholders to the promoter. The Company received $377,301 of the $995,000 from the promoter in 1997. The remaining $617,699 was established as a promoter receivable by Tel Com Jacksonville and was subsequently written off during 1997. All accrued interest on the rescission obligation is offset by a promoter receivable and is immediately written off as uncollectible. Accrued interest was $94,772, and $93,267 at March 31, 2001 (unaudited) and December 31, 2000, respectively. The obligation is being paid out over a period of time by the Company, as successor in interest to Tel Com Jacksonville. At March 31, 2001, the principal and interest balance will be repaid within one year.

In connection with the above rescission obligations, for the three months ended March 31, 2001 and 2000, the Company has recorded $729,896 and $735,364, respectively, of interest due from the promoter.

NOTE D - COMMITMENTS AND CONTINGENCIES

Accrued Sales Tax, Penalties and Interest
- -----------------------------------------

The Company's monthly billings include charges for federal excise taxes, Federal Communication Commission surcharges, various telecommunication surcharges and taxes, state taxes, local taxes, municipal taxes and other surcharges and taxes. This rate varies from approximately 10% to 17% of the monthly billed service depending upon the state. The Company is delinquent in filings of various state and municipal tax returns and has not remitted all taxes collected. The Company has accrued a current and delinquent tax liability of $3,549,978 and $3,389,675 at March 31, 2001 (unaudited) and December 31, 2000, respectively, which management believes is the maximum tax liability owed to the various taxing authorities for these periods. In addition, the Company has accrued penalties of $1,131,775 and $1,165,244 and accrued interest of $863,513 and $738,899 at March
31, 2001 (unaudited) and December 31, 2000, respectively related to un-remitted taxes, which management believes is the maximum amount of penalties and interest which may be assessed by the affected taxing authorities. The Company is in the process of identifying the appropriate authorities, preparing of all required returns and negotiating with various tax agencies to settle these liabilities. Due to uncertainties in the settlement process, it is at least reasonably possible that management's estimate of the outcome will change during the next year. That amount cannot be estimated.

                     UNITED STATES TELECOMMUNICATIONS, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                   (unaudited)


NOTE D - COMMITMENTS AND CONTINGENCIES - continued

Securities and Exchange Commission Litigation
- ---------------------------------------------

The Securities and Exchange Commission brought an action on May 12, 1999 against Tel Com East and Tel Com West. The complaint alleges violation of Sections 5(a), 5(b) and 17(a) of the Securities Act and Section 10(b) and Rule 10b-5 of the Securities Exchange Act of 1934 all in connection with the alleged unlawful sales of units of Tel Com East and Tel Com West. The complaint seeks injunctive relief, and disgorgement of "ill-gotten profits and proceeds" of the alleged sales. Trial is schedule to commence on or after July 2, 2001. The Commission has advised the Company that it will be named as a defendant in this action. The Company intends to cooperate to the full extent possible with the SEC in hopes of resolving this matter without the necessity of continued litigation. Significant settlement discussions with the SEC have occurred, however, the outcome of this litigation cannot be predicted. If the Company is named as a defendant and the court does rule against the Company, the Company may be subject to severe civil penalties and other remedies including financial claims ranging from approximately $6,000,0000 to approximately $31,000,000, which will have a material adverse effect on the Company's business and financial position.

Litigation
- ----------

In 1999, Travelers Express Company, Inc. brought an action against the Company alleging breach of a buy-pay utility agreement. Pursuant to this buy-pay agreement, the Company's customers could pay for services at a participating Travelers Express. Travelers Express agreed to create certain terminal paying stations where the Company's customers could make their payments. In return, the Company agreed that Travelers Express would be entitled to receive a commission on the money they collected at these terminal paying stations. Travelers Express alleges that the Company breached this buy-pay utility agreement by not paying money owed to them in the amount of approximately $65,000. The Company has counterclaimed for unspecified damages and, as of the date of this prospectus, undetermined damages arising out of the breach of this agreement. It is the Company's position that Travelers Express did not establish the number of terminal paying stations that they were obligated to do under this agreement. Management intends to vigorously litigate this matter. It is not yet possible to evaluate the likelihood of an unfavorable outcome, or provide an estimate of the potential loss.

On April 13, 2000, a shareholders' derivative action was brought against Mr. Pollara and the Company. The shareholders allege that Mr. Pollara failed or refused to take action required by the board of directors, such as providing financial statements to the board of directors and providing directors with a draft of the registration statement to be filed with the SEC. The complaint further alleged that Mr. Pollara has not managed the Company's affairs in the Company's best interest. The complaint seeks actions for damages as a result of the alleged misconduct of Mr. Pollara, seeks equitable relief from the court and seeks specific performance for certain actions. On April 28, 2000, the Company filed a motion to dismiss regarding the shareholder derivative suit. This motion claims that the complaint is deficient in that it does not comply with the statutory requirements of a shareholder derivative action. The Company intends to vigorously defend the action. It is not possible to evaluate the likelihood of either a favorable or unfavorable outcome.

On September 27, 2000, the Company filed a complaint in the Circuit Court of the Thirteenth Judicial Circuit for Hillsborough County Florida against certain former Company insiders. This complaint alleges that the defendants devised and implemented a fraudulent scheme to enrich themselves and their associates by illegally selling at grossly inflated prices , securities of the Company. Furthermore, the complaint alleges that the individual defendants defrauded the Company and its shareholders of millions of dollars and fraudulently obtained a large equity stake in the Company. It is alleged that the defendants breached duties of care and loyalty by engaging in a pattern of deceit and illegal activity to conceal and perpetuate their scheme, by aiding and abetting the illegal offers and sales of the Company's securities and by engaging in self-dealing to enrich themselves and their associates at the expense of the Company and its investors. By this complaint, the Company is seeking the return from defendants of all proceeds and shares in the Company the defendants acquired as a result of their fraudulent scheme, as well as damages to compensate the Company for the liabilities it has and will incur as a direct result of the defendants' wrongful and illegal acts. It is not possible to evaluate the likelihood of a favorable outcome.

                     UNITED STATES TELECOMMUNICATIONS, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                   (unaudited)


NOTE D - COMMITMENTS AND CONTINGENCIES - continued

On September 20, 2000, Joseph Thacker brought a lawsuit against the Company for failure to pay the principal and interest when due under a promissory note issued by the Company to Mr. Thacker on September 22, 2000. The note is for a principal amount of $150,000 and bears interest at a rate of 10% per annum. Under the terms of the note, the Company was obligated to pay Mr. Thacker the principal amount plus all accrued interest on or before September 28, 2000. The Company is challenging the validity of this promissory note in the complaint it filed against certain former Company insiders on September 27, 2000 in state court in Hillsborough County, Florida.

During the course of the Company's internal investigation, it discovered that a letter containing false financial information had been sent to the California Public Utilities Commission to support the Company's application for a certificate of convenience and necessity to provide telephone service in California. In the Company's complaint filed on September 27, 2000 in state court in Hillsborough County, Florida the Company alleges a former insider caused the letter to be fraudulently created and forged, or caused to be forged, the signature of the bank's president on such letter. As a result of this submission containing false information to the California Public Utilities Commission, the Company has been informed by legal counsel that it could face civil or criminal penalties as well as loss of its public utility license in California. The Company promptly notified the California Public Utilities Commission of this letter containing false financial information and is currently in negotiations with the commission to resolve this matter.

NOTE E - SUBSEQUENT EVENT

On May 21, 2001, the Company, and certain former Company insiders entered into an agreement to settle the lawsuit filed September 27, 2000 only with respect to two parties named in the suit. The agreement provides the following:

o GIRI Holdings, Ltd. shall transfer 840,000 shares of our Common Stock and 3,360,000 shares of our Class A Preferred Stock to the Company.

o Triangle Management shall transfer 129,000 shares of our Common Stock and 516,000 shares of our Class A Preferred Stock to the Company.

o Triangle will retain 57,000 shares of Common Stock and 226,000 shares of Series A Preferred Stock.

o Captive Administrators executed and delivered a $50,000 Promissory Note to the Company, bearing no interest and maturing on May 20, 2002. The Note is secured by Triangle's 283,000 shares of our capital stock.

o The parties signed mutual releases, and the lawsuit was dismissed with respect to Defendants Cillo and Captive.

                                 (PNCCPAs LOGO)


                          Independent Auditors' Report


Board of Directors
United States Telecommunications, Inc.
Clearwater, Florida

We  have   audited   the   accompanying   balance   sheets  of   United   States
Telecommunications, Inc. as of December 31, 2000 and 1999 and the related statements of operations, changes in shareholders' deficit, and cash flows for the years ended December 31, 2000, 1999 and 1998. These financial statements are the responsibility of the management of United States Telecommunications, Inc. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. These standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of United States Telecommunications, Inc. as of December 31, 2000 and 1999 and the results of its operations and its cash flows for the years ended December 31, 2000, 1999 and 1998 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As further discussed in Note B to the financial statements, the Company incurred an operating loss of approximately $4,365,000 during the year ended December 31, 2000 and had negative working capital of approximately $6,929,000 and its liabilities exceeded its assets by approximately $40,599,000 at December 31, 2000. Additionally, the Company is in violation with a consent agreement with the State of Florida Department of Banking and Finance as a result of not completing a rescission offer by November 30, 1999 in connection with the sale of securities in violation of federal and state securities laws. Further, the Company has not filed all required state and municipal sales and excise tax returns, nor has the company remitted the related payments of these taxes estimated to be approximately $5,294,000 including penalties and interest at December 31, 2000. Also, as further discussed in Note M, the Company could face civil or criminal penalties in California as well as the loss of its California Public Utilities Commission license. These conditions raise substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.



/s/ Pender Newkirk & Company
- ----------------------------
Pender Newkirk & Company

Certified Public Accountants
Tampa, Florida
February 26, 2001

                     UNITED STATES TELECOMMUNICATIONS, INC.
                                 BALANCE SHEETS



                                                                                              December 31,
                                                                                  --------------------------------------
                                                                                        2000                 1999
                                                                                  -----------------    -----------------
ASSETS

CURRENT ASSETS

 Cash (including $50,000 restricted at December 31, 1999)                           $    7,295            $   56,111

  Accounts receivable, net of allowance for doubtful accounts of
    $1,289,342 and $1,297,474 at 2000 and 1999,  respectively                        1,220,050               887,256

  Agent receivables, net of allowance for doubtful accounts of
    $11,648 and $51,260 at 2000 and 1999,  respectively                                122,053               153,799

  Note receivable and accrued interest                                                  67,519                    --

  Prepaid expenses and other
                                                                                        49,246                   200
                                                                                     ---------             ---------

  TOTAL CURRENT ASSETS
                                                                                     1,466,163             1,097,366
                                                                                     ---------             ---------

PROPERTY AND EQUIPMENT, net of accumulated depreciation of
    $432,657 and  $240,289 at 2000 and 1999, respectively                              281,615               457,642

OTHER ASSETS

  Licenses, net of accumulated amortization of $28,217
    and $16,577 at 2000 and 1999, respectively                                         146,384               158,024

  Software, net of accumulated amortization of $397,201
    and  $216,528 at 2000 and 1999, respectively                                       180,825               303,074

  Goodwill, net of accumulated amortization of $427,684
    and  $237,602 at 2000 and 1999, respectively                                     2,423,540             2,613,622

  Customer base, net of accumulated amortization of $712,806
    and $396,003 at 2000 and 1999, respectively                                        237,602               554,405

  Deposits                                                                             159,941               225,316

  Other assets
                                                                                        46,301                46,301
                                                                                     ---------             ---------

  TOTAL OTHER ASSETS
                                                                                     3,194,593             3,900,742
                                                                                     ---------             ---------

TOTAL ASSETS                                                                        $4,942,371            $5,455,750
                                                                                    ==========            ==========


The accompanying notes are an integral part of these financial statements.

                     UNITED STATES TELECOMMUNICATIONS, INC.
                                 BALANCE SHEETS

                                                                                              December 31,
                                                                                  --------------------------------------
                                                                                        2000                 1999
                                                                                  -----------------    -----------------
LIABILITIES AND SHAREHOLDERS' DEFICIT

CURRENT LIABILITIES
  Accounts payable                                                               $    429,787            $    367,643

  Bank overdraft                                                                       67,753                      --

  Accrued liabilities                                                                 478,787                 491,964

  Accrued interest on sales tax and notes payable                                     773,011                 488,899

  Accrued carrier services                                                          1,225,406               1,771,365

  Accrued sales tax and penalties                                                   4,554,919               3,324,409

  Unearned revenue                                                                    538,833                 256,034

  Notes payable and obligations - related party                                       150,000                 678,886

  Unit rescission obligation - current                                                 83,238                 338,252

  Rescission accrued interest - current                                                93,267                      --

  Line of credit                                                                           --                  46,481
                                                                                   ----------              ----------
  TOTAL CURRENT LIABILITIES                                                         8,395,001               7,763,933
                                                                                   ----------              ----------

LONG TERM LIABILITIES
  Unit rescission obligation:
    Preferred stock; $0.10 par value; 12,945,149 shares issued and outstanding at 2000 and 1999, respectively
    Common stock; no par value; 3,571,244 shares issued
        and outstanding at 2000 and 1999, respectively                             29,135,642              29,202,942

  Rescission accrued interest                                                       8,010,386               5,293,207
                                                                                   ----------              ----------
  TOTAL LONG TERM LIABILITIES                                                      37,146,028              34,496,149
                                                                                   ----------              ----------

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS' DEFICIT
 Preferred stock; $0.10 par value; 200,000,000 shares authorized; 23,516,600
     shares issued and outstanding at 2000 and 1999, respectively                   1,572,951               1,572,951
 Common stock; no par value; 100,000,000 shares authorized; 7,927,970;
     shares issued and outstanding at 2000 and 1999, respectively                          --                      --
  Additional paid in capital                                                        5,166,379               4,596,090
  Accumulated deficit                                                             (47,310,988)            (42,946,373)
                                                                                  ------------            -----------
                                                                                  (40,571,658)            (36,777,332)
  Less subscription receivable on common stock                                        (27,000)                (27,000)
                                                                                  ------------            -----------
  TOTAL SHAREHOLDERS' DEFICIT                                                     (40,598,658)            (36,804,332)
                                                                                  ------------            -----------
TOTAL LIABILITIES AND SHAREHOLDERS' DEFICIT                                      $  4,942,371            $  5,455,750
                                                                                 ============            ============

The accompanying notes are an integral part of these financial statements.

                     UNITED STATES TELECOMMUNICATIONS, INC.
                            STATEMENTS OF OPERATIONS



                                                                               Year Ended December 31,
                                                                 -----------------------------------------------------
                                                                      2000              1999               1998
                                                                 ---------------   ---------------    ----------------

Sales                                                            $ 17,379,961       $ 19,738,566       $  5,066,448
Cost of sales
                                                                    5,783,717          7,514,529          2,317,945

   GROSS PROFIT                                                    11,596,244         12,224,037          2,748,503

Advertising expenses                                                1,120,324          1,383,815            430,703
Depreciation and amortization expense                                 905,383            869,174            215,811
Provision for doubtful accounts receivable                          4,957,716          7,709,478          1,953,860
General and administrative expenses                                 5,946,824          8,283,538          2,517,470
Impairment loss                                                            --                 --         31,674,670
                                                                 ------------       ------------       ------------

   OPERATING LOSS                                                  (1,334,003)        (6,021,968)       (34,044,011)

OTHER INCOME (EXPENSE)
  Loss on promoter receivable write off resulting
    from rescission obligation interest                            (2,810,448)        (2,958,111)          (748,459)
  Interest                                                           (431,136)          (361,461)           (70,360)
  Other
                                                                      210,972                 --                 --
                                                                 ------------       ------------       ------------
    TOTAL OTHER EXPENSE                                            (3,030,612)        (3,319,572)          (818,819)

NET LOSS BEFORE INCOME TAXES AND
   EXTRAORDINARY  ITEM                                             (4,364,615)        (9,341,540)       (34,862,830)

Income tax benefit                                                         --            469,326                 --

   NET LOSS BEFORE EXTRAORDINARY ITEM                              (4,364,615)        (8,872,214)       (34,862,830)

EXTRAORDINARY ITEM
  Extraordinary item, net of income tax of $469,326                        --            788,921                 --
                                                                 ------------       ------------       ------------
   NET LOSS                                                      $ (4,364,615)      $ (8,083,293)      $(34,862,830)
                                                                 ============       ============       ============

Per share data:
Basic and diluted loss per share before extraordinary item       $      (0.38)      $      (0.84)      $      (5.68)
                                                                 ============       ============       ============
Basic and diluted loss per share                                 $      (0.38)      $      (0.77)      $      (5.68)
                                                                 ============       ============       ============
Weighted average number of common shares used
   in basic and diluted loss per share calculations                11,499,214         10,560,947          6,140,532
                                                                 ============       ============       ============



The accompanying notes are an integral part of these financial statements.

                     UNITED STATES TELECOMMUNICATIONS, INC.
                 STATEMENTS OF CHANGES IN SHAREHOLDERS' DEFICIT
                  Years ended December 31, 2000, 1999 and 1998


                                            Preferred                           Additional
                                      -----------------------       Common       Paid In
                                      Shares            Stock       Shares       Capital
                                      ------            -----    -----------  --------------
Balance at December 31, 1997        $        --   $        --    $        --     $        --

Shares issued to founders            18,102,400            --      4,525,600              --
Shares issued to employees
   For services                       1,840,000            --        460,000              --
Shares issued for cash                       --            --        400,000         150,000
Acquisitions Transactions of
   Tel Com West                       9,543,810       954,381      2,375,267       2,228,681
Acquisitions Transactions of
   Tel Com East                       5,726,057       536,957      1,482,005              --
Acquisitions Transactions of
   Tel Com Jacksonville               1,249,482        81,613        312,372              --
Shares subjected to the             (12,945,149)           --     (3,571,244)
rescission
Net loss                                     --            --             --              --

Balance at December 31, 1998         23,516,600     1,572,951      5,984,000       2,378,681

Shares issued for cash                       --            --      1,070,000         849,500
Shares issued for subscription
   Note receivable                           --            --         27,000          27,000
Private placement memorandum
   Net of offering costs of
      approximately $10,000                  --            --        446,970       1,340,909
Shares issued for offering costs             --            --        400,000              --
Net loss                                     --            --             --              --

Balance at December 31, 1999         23,516,600     1,572,951      7,927,970       4,596,090

Forgiveness of shareholder note
   payable                                   --            --             --         570,289
Net loss                                     --            --             --              --

Balance at December 31, 2000         23,516,600  $  1,572,951      7,927,970    $  5,166,379







                                     Accumulated   Subscription
                                      Deficit      Receivable         Total
                                     -----------   ------------   -------------


Balance at December 31, 1997       $       (250)     $       --    $       (250)

Shares issued to founders                    --              --              --
Shares issued to employees
   For services                              --              --              --
Shares issued for cash                       --              --         150,000
Acquisitions Transactions of
   Tel Com West                              --              --       3,183,062
Acquisitions Transactions of
   Tel Com East                              --              --         536,957
Acquisitions Transactions of
   Tel Com Jacksonville                      --              --          81,613
Shares subjected to the
rescission
Net loss                            (34,862,830)             --     (34,862,830)

Balance at December 31, 1998        (34,863,080)             --     (30,911,448)

Shares issued for cash                       --              --         849,500
Shares issued for subscription
   Note receivable                           --         (27,000)             --
Private placement memorandum
   Net of offering costs of
      approximately $10,000                  --              --       1,340,909
Shares issued for offering costs             --              --              --
Net loss                             (8,083,293)             --      (8,083,293)

Balance at December 31, 1999        (42,946,373)        (27,000)    (36,804,332)

Forgiveness of shareholder note
   payable                                   --              --         570,289
Net loss                             (4,364,615)             --      (4,364,615)

Balance at December 31, 2000       $(47,310,988)   $    (27,000)   $(40,598,658)



The accompanying notes are an integral part of these financial statements.

                     UNITED STATES TELECOMMUNICATIONS, INC.
                            STATEMENTS OF CASH FLOWS



                                                                                     Years Ended December 31,
                                                                       --------------- - --------------- -- ---------------
                                                                            2000              1999               1998
                                                                       ---------------   ---------------    ---------------

CASH FLOWS FROM OPERATING ACTIVITIES
  Net Loss                                                             $ (4,364,615)      $ (8,083,293)      $(34,862,830)
  Adjustments to reconcile net loss to net cash
    provided (used) by operating activities
      Depreciation and amortization                                         905,383            869,174            215,811
      Loss on promoter receivable                                         2,810,448          2,958,111            748,459
      Impairment loss                                                            --                 --         31,674,670
      Provision for doubtful accounts receivable                          4,957,716          7,709,478          1,953,860
      Note issued for reimbursement of advertising expenses                (134,269)                --                 --
      Gain from Easy Phone settlement                                            --         (1,258,247)                --
  Changes in operating assets and liabilities:
    (Increases) decreases in:
      Accounts receivables and agent receivables                         (5,268,432)        (7,602,766)        (2,411,164)
      Deposits and other assets                                              10,660            (37,876)          (201,499)
      Licenses                                                                   --            (31,860)          (142,741)
    Increases (decreases) in:
      Accounts payable                                                       62,142            276,843             58,355
      Accrued liabilities                                                   382,219            548,047            211,971
      Accrued carrier services                                             (545,959)           917,835            721,035
      Accrued taxes and penalties                                         1,230,512          1,462,365            504,632
      Unearned revenues                                                     282,800            119,928            136,105
                                                                       ------------       ------------       ------------
  Total adjustments to reconcile net loss to net cash
    provided (used) by operating activities                               4,693,220          5,931,032         33,469,494
                                                                       ------------       ------------       ------------
 NET CASH PROVIDED (USED) BY OPERATING
    ACTIVITIES                                                              328,605         (2,152,261)        (1,393,336)
                                                                       ------------       ------------       ------------
CASH FLOWS FROM INVESTING ACTIVITIES
      Proceeds from notes receivable repayments                              68,269                 --                 --
      Cash resulting from the acquisition                                        --                 --            296,326
      Purchase of software                                                  (58,424)          (108,878)          (365,647)
      Purchases of property and equipment                                   (16,341)          (195,779)          (111,251)
NET CASH USED BY INVESTING ACTIVITIES                                  ------------       ------------       ------------
                                                                             (6,496)          (304,657)          (180,572)
                                                                       ------------       ------------       ------------
CASH FLOWS FROM FINANCING ACTIVITIES
      Bank overdraft                                                         67,753                 --                 --
      Payable to Tel Com East, Tel Com West and Tel Com
        Jacksonville                                                             --                 --          1,406,738
      Net cash provided (payments) under line of credit                     (46,481)            (3,670)            50,151
      Net Proceeds from (principal payments on) note
        payable - related                                                   (69,883)            69,883            (41,355)
      Proceeds received from the issuance of a note payable                      --                 --            150,000
      Payments related to the Jacksonville rescission                      (322,314)          (371,448)          (120,000)
      Payments received on unit holder promissory note                           --                 --            606,228
      Proceeds received from issuance of common stock for cash                   --          2,190,410            150,000
                                                                       ------------       ------------       ------------

NET CASH (USED) PROVIDED BY FINANCING
ACTIVITIES                                                                 (370,925)         1,885,175          2,201,762
                                                                       ------------       ------------       ------------
NET (DECREASE) INCREASE  IN CASH                                       $    (48,816)      $   (571,743)      $    627,854
                                                                       ------------       ------------       ------------

CASH AT BEGINNING OF PERIOD                                            $     56,111       $    627,854                $--
                                                                       ============       ============       ============

CASH AT END OF PERIOD                                                  $      7,295       $     56,111       $    627,854
                                                                       ============       ============       ============


The accompanying notes are an integral part of these financial statements.

                     UNITED STATES TELECOMMUNICATIONS, INC.
                            STATEMENTS OF CASH FLOWS


                                                                                    Years Ended December 31,
                                                                        -------------- - --------------- -- --------------
                                                                            2000              1999              1998
                                                                        --------------   ---------------    --------------

SUPPLEMENTAL DISCLOSURES OF NON-CASH
  INVESTING ACTIVITIES
On September 30, 1998 the Company acquired the assets of Tel
  Com East, Tel Com Jacksonville and Tel Com West (See Note E)
       Fair value of assets acquired                                     $        --       $        --       $ 3,446,165
                                                                         -----------       -----------       -----------
       Net liabilities assumed                                           $        --       $        --       $35,120,835
                                                                         -----------       -----------       -----------
       Fair value of common stock issued                                 $        --       $        --       $ 3,801,632
                                                                         -----------       -----------       -----------
SUPPLEMENTAL DISCLOSURES OF NON-CASH
  FINANCING ACTIVITIES
  Issuance of stock for a subscription receivable                        $        --       $    27,000       $        --
                                                                         ===========       ===========       ============
  Issuance of stock for acquisitions of Tel Com East,
        Tel Com Jacksonville and Tel Com West                            $        --       $        --       $ 3,801,632
                                                                         -----------       -----------       -----------
  Issuance of 400,000 shares of common stock for
        offering costs                                                   $        --       $        --       $        --
                                                                         -----------       -----------       -----------
  Forgiveness of related party note payable and accrued interest         $   570,289       $        --       $        --
                                                                         -----------       -----------       -----------
SUPPLEMENTAL CASH FLOW INFORMATION
  Interest paid                                                          $     6,752       $     1,606       $       315
                                                                         -----------       -----------       -----------


The accompanying notes are an integral part of these financial statements.

                     UNITED STATES TELECOMMUNICATIONS, INC.
                          NOTES TO FINANCIAL STATEMENTS

NOTE A - NATURE OF OPERATIONS

United States Telecommunications, Inc. ("UST" or the "Company") was incorporated on November 19, 1997 under the laws of the State of Florida and began operations during February 1998. The Company is a reseller of local telephone services to consumers with bad credit throughout the United States. The Company's business could be significantly affected by regulatory and legislative developments. Such effects could include increased competition and, as a result, decreased revenues.

On September 30, 1998 (effective as of October 1, 1998) UST purchased the assets and assumed the liabilities of Tel Com Plus Jacksonville, L.L.C. ("Tel Com Jacksonville"), Tel Com Plus East, L.L.C. ("Tel Com East") and Tel Com Plus West, L.L.C. ("Tel Com West"). In connection with the acquisition, unitholders of Tel Com Jacksonville, Tel Com East and Tel Com West received shares of common stock and Class A preferred stock of UST. (See Note E).

Tel Com Florida, L.L.C., which changed its name to Tel Com Plus Jacksonville, L.L.C. on February 28, 1997, was formed on February 6, 1997. Tel Com Plus Miami L.L.C. ("TCM"), which changed its name to Tel Com Plus East, L.L.C. on April 9,1998, was formed on April 25, 1997. Tel Com Plus California, L.L.C., which changed its name to Tel Com Plus West, L.L.C. on April 9, 1998, was formed on July 28, 1997.

NOTE B - GOING CONCERN UNCERTAINTY

As indicated in the accompanying financial statements, the Company incurred net losses of $4,364,615, $8,083,293 and $34,862,830 for the years ended December 31, 2000, 1999 and 1998, respectively and used $2,152,261 and $1,393,336 of cash to fund operations during the years ended December 31, 1999 and 1998, respectively. At December 31, 2000 the Company had negative working capital of $6,929,838 and negative equity of $40,598,658. Additionally, the Company has entered into a Stipulation and Consent Agreement with Final Order dated May 12, 1999 with the State of Florida, Department of Banking and Finance whereby the Company agreed to complete a rescission offer on or before November 30, 1999 with respect to securities of Tel Com East, Tel Com West, and Tel Com Jacksonville sold in violation of Florida securities laws. The Company failed to complete a rescission offer by this deadline and the Department notified the Company on December 7, 1999, that the Company was in violation of the Consent Agreement. Further, the Department indicated on February 18, 2000 that action will be taken against the Company to enforce compliance with the Consent Agreement including a motion to seek receivership of the Company or other remedies. Because the Company does not have sufficient funds available to fund the rescission obligation, it is offering eligible shareholders the opportunity to exchange their shares for an installment note or Class B preferred stock. Management believes that this exchange offer will satisfy the obligations of the Company under the Consent Agreement based on its discussions with the Department. Based on its obligation under the Consent Agreement to make an offer of rescission, the Company has recorded a rescission liability of approximately $30,000,000 plus interest thereon as discussed in Note L. This estimate is based on the purchase price paid for equity units in Tel Com East, Tel Com West and Tel Com Jacksonville by all eligible shareholders. The actual amount of the rescission liability will not be known until the Company makes and completes this exchange offer to all eligible shareholders.

As further discussed in Note M, the Company could face civil or criminal penalties in California as well as the loss of its California Public Utilities Commission license because of the submission of false financial information to the Commission in connection with its application for a license.

As further discussed in Note M, the Company is delinquent in its filings of various federal, state, and municipal tax returns and has not remitted all taxes collected. Management has estimated an aggregate liability of approximately $5,294,000 at December 31, 2000, respectively for un-remitted taxes including penalties and interest. This estimate is based on collected revenues and the applicable tax rates including an estimate for penalties and interest.

These factors, among others, raise substantial doubt as to the Company's ability to continue as a going concern.

                     UNITED STATES TELECOMMUNICATIONS, INC.
                          NOTES TO FINANCIAL STATEMENTS


NOTE B - GOING CONCERN UNCERTAINTY - continued

Management believes four major steps are important for the Company's future.

-- Final settlement of the alleged federal and state violations of the securities laws, which have drained the Company of time and resources;

-- Complying with all state and municipal tax reporting requirements and payment of taxes, penalties and interest due;

-- Expansion of the customer base through increased advertising efforts in existing markets and securing new operating licenses and territories; and

--  Securing additional capital to fund future expansion.

Management believes that securing adequate liquidity for the Company is also based on resolution of the four major steps outlined above. If all eligible holders participate in the exchange offer and exchange their shares for notes (described in Note L), the potential liability of the Company under the exchange offer is approximately $30,000,000 plus interest. The amount due under the notes plus interest will be paid over time and will commence three years after the acceptance of the offer. Management believes making payments over a period of time in annual installments will ease the financial burden imposed by the notes. However, if a significant number of eligible holders exchange their shares for notes, the likelihood of repayment decreases.

The Company has made non-recurring payments of approximately $1,213,000 (unaudited) in accounting and legal fees during the period from May 1999 to December 2000 to comply with the Consent Agreement and in connection with the preparation and filing of a registration statement with the United States
Securities and Exchange Commission. Upon completion of the exchange offer, management anticipates approximately $61,000 per month of additional cash to be available.

In addition, the Company has made monthly payments of approximately $33,000 as part of the rescission offer to unitholders of Tel Com Jacksonville. These payments commenced during September 1998. As of December 31, 2000, approximately $176,000, including interest, was outstanding related to this rescission offer. Management anticipates that the remaining balance will be paid in full during 2001, with the exception of one former unitholder receiving $8,200 per month through 2002, which will result in approximately $25,000 per month of additional available cash.

Also, the Company has made improvements in monitoring and reducing costs during the year ended December 31, 2000, which has reduced the Company's operating loss by approximately $4,688,000 during the year ending December 31, 2000 compared to the year ending December 31, 1999, and has contributed in net cash provided from operations of $328,605 for the year ended December 31, 2000. Further, the Company has used excess cash to reduce past due carrier obligations that are now current, resulting in additional cash to fund operations.

Management believes that with the improvements in the operating margin and the expansion of the customer base, the Company's operating losses could be reduced, and to the extent the Company's business strategy is realized, the Company's operating losses could be eliminated. By eliminating non-recurring payments, the Tel Com Jacksonville rescission payments and with improvements in the operating cash flow, management believes that this will increase the cash available to service the debt, if any, resulting from the exchange offer, fund the repayment of delinquent tax obligations, and fund current operations, including the expansion of the customer base.

The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts or classification of liabilities which may result from the possible inability of the Company to continue as a going concern.

                     UNITED STATES TELECOMMUNICATIONS, INC.
                          NOTES TO FINANCIAL STATEMENTS

NOTE C - EXTRAORDINARY ITEM

As discussed in Note M, during 1999, the Company entered into a settlement agreement with Easy Phone, Inc. ("Easy Phone"). As a result of the settlement, the Company was released from accrued carrier obligations owed to Easy Phone of $1,315,742 in exchange for approximately 1,900,000 shares of Easy Phone stock and other general releases. The Easy Phone stock exchanged in this settlement was held by Richard Pollara and three other employees of the Company. The Company agreed to pay these individuals $57,495 for their shares.

This resulted in an extraordinary gain calculated as follows:

Release of accrued carrier costs                                    $ 1,315,742

Cost of Easy Phone stock purchased                                      (57,495)
                                                                    -----------
    Subtotal                                                          1,258,247
Income tax benefit                                                      469,326
                                                                    -----------
Net extraordinary gain                                              $   788,921
                                                                    ===========

NOTE D - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Reclassification
- ----------------

Certain amounts reported in the prior period have been reclassified to conform to the current period presentation.

Use of Estimates
- ----------------

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents
- -------------------------

Restricted cash at December 31, 1999 consists of a certificate of deposit held as collateral on the line of credit.

For purposes of the statement of cash flows, cash equivalents include time deposits, certificates of deposits, and all highly liquid debt instruments with original maturities of three months or less when purchased.

Accounts Receivables
- --------------------

Accounts receivables occur solely from sales of telephone services.

Management reserves for all receivable balances that have not been collected within 60 days. Accounts over 90 days are written off. Management determines the reserve based upon reviews of individual accounts, recent loss experience, current economic conditions and other pertinent factors. Allowances for uncollectible billed services are adjusted monthly.

Agent Receivables
- -----------------

The Company has entered into agreements with various agents to receive payments from its customers for phone services. The agents are typically check cashing stores, pawnshops, rent-to-own stores and convenience stores. At the time of customer payment to the agent, the Company transfers the receivables from accounts receivable to agent receivable. At the time of agent collection, a commission obligation to the agent is recorded.

                     UNITED STATES TELECOMMUNICATIONS, INC.
                          NOTES TO FINANCIAL STATEMENTS


NOTE D - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - continued

Asset Impairment
- ---------------

When the Company has long-lived assets which have a possible impairment indicator, the Company estimates the future cash flows from the operation of these assets. Because events and circumstances frequently do not occur as expected, there will usually be differences between the estimated and actual future cash flow and these differences may be material. If the estimated cash flows recoup the recorded value of the assets, they remain on the books at that value. If the net recorded value cannot be recovered, the assets are written down to their market value if lower than the recorded value.

Property and Equipment
- ----------------------

Property and equipment are stated at cost. The Company provides for depreciation on the straight-line method over the estimated useful lives of the related assets. Assets held under leasehold improvements are amortized using the straight-line method over the life of the lease or life of the improvement, whichever is less. Major classes of property and equipment and their related lives are as follows:

                                                          Life in
                            Major Class                    Years
                    ---------------------------------     -------
                    Leasehold improvements                   3-5
                    Furniture, fixtures and equipment        5-7
                    Computer equipment                        3
                    Equipment                                 5

Maintenance and repairs are expensed as incurred. Replacements and betterments are capitalized.

Capitalized License Costs
- -------------------------

The Company must obtain a license from each state's public utility commission in which it intends to operate. The requirements for these certificates vary by state, but generally include a demonstration by the Company that it has adequate managerial and technical qualifications to provide the services it proposes. In addition, the Company is required to file a tariff with each state's public utility commission in which it intends to operate. The Company must also file with each state's public utility commission the new or negotiated resale agreement negotiated with the incumbent local exchange carrier.

The direct cost of acquiring the certificates of authority, the tariffs, and the
approval  of  the  resale   agreements  are   capitalized  and  amortized  on  a
straight-line basis over 15 years.

Goodwill and Customer Base
- --------------------------

Goodwill is the difference between the purchase price paid and liabilities assumed over the estimated fair value of assets acquired from Tel Com East, Tel Com Jacksonville and Tel Com West. Goodwill recorded in connection with the acquisition of Tel Com East, Tel Com Jacksonville and Tel Com West amounted to $26,607,226 and is being amortized using the straight-line method over 15 years.

Additional goodwill resulted from the acquisition of the customer base and amounted to $8,869,076. This amount is being amortized over three years. On an on-going basis, management reviews recoverability, the valuation and amortization of goodwill. As part of this review, management considers the un-discounted value of the projected future net earnings in evaluating the value of goodwill. If the un-discounted value of the projected future net earnings is less than the stated value, the goodwill would be written down to its fair value.

                     UNITED STATES TELECOMMUNICATIONS, INC.
                          NOTES TO FINANCIAL STATEMENTS


NOTE D - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - continued

In October 1998, the Company determined that the goodwill and customer base was impaired. This determination was based on an assessment of the continued operating and cash flow losses of the Company, as well as the recorded maximum liability of approximately $30,000,000 plus interest thereon relating to the Company's rescission obligation under the Consent Agreement with the State of Florida. (See Note L). Due to these factors, the Company recognized an impairment loss of $31,674,670 during October 1998. The amount of the loss recognized was based on an appraisal of the fair value of the Company's assets.

Software Capitalization
- -----------------------

The Company has adopted Statement of Position (SOP) 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use." This standard requires certain direct development costs associated with internal-use software to be capitalized, including external direct costs of material and services and payroll costs for employees devoting time to the software projects. These costs are amortized over a period of three years beginning when the asset is substantially ready for use. On October 1, 1998 the Company completed the application development stage and upon placing the software in use, began amortizing the capitalized software. The Company capitalized external direct material and service costs of $58,424, $108,878, and $365,647, for software costs during the years ended December 31, 2000, 1999 and 1998, respectively.

The Company recorded amortization of $187,783, $161,003 and $2,500 for the years ending December 31, 2000, 1999 and 1998, respectively.

Revenue Recognition
- -------------------

Telephone service revenue is recognized at the time when the services are provided. Customers are billed monthly for telephone services. The portion of the monthly billing that relates to the following month's services is recorded as unearned revenue and is recognized as income in the following month when the services are provided.

Activation revenue is recognized when the telephone services are applied for and payment is received. The activation fee is charged for the initial set-up and installation of a customer's line. Any excess of the activation revenue over the direct costs related to the activation is amortized over the period the customer uses our services.

Advertising
- -----------

Advertising costs, other than direct response advertising, are expensed as incurred. Costs associated with direct response advertising are capitalized and amortized over the estimated benefit period. During the periods presented, the Company had no direct response advertising costs.

Income Taxes
- ------------

The Company accounts for income taxes in accordance with the asset and liability approach. Deferred income tax assets and liabilities are computed annually for differences between the financial statement and tax base of assets and liabilities that will result in taxable or deductible amounts in the future, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense is the tax payable or refunded for the period plus or minus the change during the period in deferred tax assets and liabilities.

                     UNITED STATES TELECOMMUNICATIONS, INC.
                          NOTES TO FINANCIAL STATEMENTS


NOTE D - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - continued

Earnings Per Share
- ------------------

Basic  earnings  (loss) per common share is  calculated by dividing net earnings
(loss) by the average number of common shares outstanding during the year. Diluted earnings (loss) per common share is calculated by adjusting outstanding shares, assuming conversion of all potentially dilutive stock options. At December 31, 2000, 1999, and 1998, there were no dilutive instruments outstanding.

Carrier Contracts
- -----------------
The Company purchases traditional local telephone service from various incumbent local exchange carriers. The provision of telephone service is provided to the Company pursuant to a resale agreement entered into between the Company and each incumbent local exchange carrier. As of December 31, 2000 the Company was authorized to provide residential local telephone service to consumers in 26 states. The Company is presently doing business in 19 states.

Fair Value
- ----------

The Company believes that the carrying amounts of its current assets and current liabilities approximate the fair value of such items due to their short-term nature. The carrying amount of cash, accounts receivable, accounts payable and other liabilities are carried at amounts that reasonably approximate their fair values.

NOTE E    - ACQUISITION

On October 1, 1998, UST purchased the assets and assumed the liabilities of Tel Com East, Tel Com West and Tel Com Jacksonville. The consideration paid by UST in connection with the acquisition consisted of 4,169,644 shares of common stock of UST and 16,519,349 shares of Class A preferred stock of UST. These shares were distributed to certain holders of units in Tel Com East, Tel Com West and Tel Com Jacksonville.

The total purchase price was approximately $35,476,302. The following are the assets acquired and liabilities assumed:

              Current assets                            $   991,194

              Property and equipment                        376,021
              Other assets                                1,472,718
              Unit holder promissory note                   606,232
                                                        -----------
                Total assets                              3,446,165
                                                        -----------
              Current liabilities                         3,925,852
              Long term liabilities                      31,194,983
                                                        -----------
                Total liabilities                        35,120,835
                                                        -----------
              Net liabilities assumed                    31,674,670

              Value of securities issued                  3,801,632
                                                        -----------
              Intangible assets                         $35,476,302
                                                        ===========

The intangible asset generated from the excess of the purchase price over the net liabilities assumed was allocated $8,869,076 to the customer base and $26,607,226 to goodwill.

                     UNITED STATES TELECOMMUNICATIONS, INC.
                          NOTES TO FINANCIAL STATEMENTS


NOTE E    - ACQUISITION - continued

The following unaudited pro forma consolidated amounts give effect to the acquisition as if it had occurred on January 1, 1998, by consolidating the results of operations of Tel Com East, Tel Com Jacksonville and Tel Com West with the results of UST for the year ended December 31, 1998.

                                                                       1998
                                                                 ---------------
Revenues                                                           $ 16,141,912
Net loss                                                            (24,488,713)
                                                                   ------------
Net loss per common share                                          $      (2.68)
                                                                   ============
 Weighted average shares used in net
     loss per common share calculation                                9,138,928
                                                                   ============

The unaudited pro forma consolidated statements of operations are not necessarily indicative of the operating results that would have been achieved had the acquisition been accounted for as of the date it actually occurred and should not be construed as being representative of future operating results.

NOTE F - NOTE RECEIVABLE

The Company has been disbursing funds for television and radio advertising. During 2000, the Company received a refund from an advertising company for credits accumulated at individual television and radio stations. These credits were due to funds not being used since certain advertisements were not aired. On October 16, 2000 the Company received cash of $24,269 and a 10% per annum note receivable for $110,000 from an advertising agency. The note specifies monthly payments of $22,000 starting November, 2000 and is personally guaranteed. The overfunded amount of $134,269 was reflected on the statement of operations as a reduction of advertising expenses. The notes receivable balance including accrued interest was $67,519 at December 31, 2000.

NOTE G - PROPERTY AND EQUIPMENT

                                                           December 31,
                                                -------------------------------
                                                    2000             1999
                                                --------------   --------------
         Furniture and equipment                 $  62,209        $  62,209
         Leasehold Improvements                     18,469           18,469
         Equipment                                 389,312          386,862
         Computer equipment                        244,282          230,391
                                                 ---------        ---------
                                                   714,272          697,931
                                                 ---------        ---------

         Less accumulated depreciation             432,657          240,289
                                                 ---------        ---------
                                                 $ 281,615        $ 457,642
                                                 =========        =========

Depreciation expense was $194,928, $189,817, and $83,982, for the years ending December 31, 2000, 1999 and 1998, respectively.

NOTE H - REVOLVING LINE OF CREDIT

During 1998, the Company established a line of credit with Bank of America, which provided for advances up to a maximum of $50,000. Amounts advanced under the line of credit bore interest at 8% and interest payments were due monthly. The line of credit with the bank was secured by a $50,000 certificate of deposit and was personally guaranteed by a shareholder of the Company. The amount outstanding on the line was $46,481 at December 31, 1999. On February 29, 2000 the certificate of deposit was withdrawn and the line of credit was repaid and cancelled.

                     UNITED STATES TELECOMMUNICATIONS, INC.
                          NOTES TO FINANCIAL STATEMENTS


NOTE I - NOTES PAYABLE AND OBLIGATIONS - RELATED PARTY

The Company held two obligations with Richard Pollara, president of the Company and a significant shareholder of the Company. The obligations called for interest at 8.5% per annum, were unsecured, and were due on demand. The outstanding principal balance was $459,003 at December 31, 1999 and 1998. Interest expense on the above obligations was $39,015, and $9,754 for the years ending December 31, 1999 and 1998, respectively. At December 31, 1999, accrued interest on these notes was $111,286. On January 15, 2000 the above notes payable and accrued interest were forgiven and treated as contribution of capital of $570,289.

On September 22, 1998 the Company issued an unsecured promissory note to a shareholder, Joseph Thacker, for $150,000. The note payable bears interest at 10% and was due no later than September 28, 2000. Interest expense on the note payable was $15,000, $15,000, and $333,for the years ending December 31, 2000, 1999 and 1998, respectively. Pursuant to a common stock purchase agreement dated February 1999, Mr. Thacker has an option to accept repayment of the loan in shares of the Company's common stock at a price of $0.50 per share. The Company has disputed the validity of this promissory note in the complaint filed by the Company against certain former Company insiders on September 27, 2000 in the Thirteenth Judicial Circuit Court of Hillsborough County, Florida. Mr. Thacker filed suit against the Company on September 20, 2000 for failure to pay principal and interest on the note when due. The outstanding principal balance of $150,000 at December 31, 2000 and 1999 remains unpaid.

In September 1999 the Company entered into a settlement agreement with Easy Phone, Inc. (See Note M). In this agreement, the Company promised to pay Mr. Pollara and three employees $57,495 for returning stock that they held in Easy Phone to Easy Phone as consideration for the settlement. The outstanding promise to pay was $0, and $26,053 at December 31, 2000 and 1999, respectively.

During 1999 and 2000, Mr. Pollara and an employee advanced the Company money to fund operating cash shortfalls. The balances owed to Mr. Pollara and the employee at December 31, 2000 and 1999 were $0, and $43,831, respectively. There are no formal agreements or repayment terms in connection with these agreements.

The above related party transactions and agreements are not necessarily indicative of the amounts that would have been incurred had comparable transactions and agreements been entered into with independent parties.

NOTE J - SHAREHOLDERS' DEFICIT

On November 2, 1999 the Company increased the par value of its preferred stock from no par to $0.10. The par value has been restated for all periods presented.

Class A Preferred Stock
- -----------------------

The holders of Class A preferred stock have voting rights identical to the holders of shares of common stock and are entitled to vote with the holders of shares of common stock as one voting class. The holders of Class A preferred stock are entitled to receive ratably dividends, if any, as may be declared from time to time by the board of directors out of funds legally available therefor in preference of any dividends paid on shares of the common stock. In the event of the Company's liquidation, dissolution or winding up, the holders of Class A preferred stock are entitled to share ratably in all assets remaining after the payment of liabilities. The right of the holders of Class A preferred stock upon our liquidation, dissolution or winding up is in preference to the rights of the holders of the common stock. Holders of Class A preferred stock have no preemptive rights or rights to convert their Class A preferred stock into any other securities. There are no redemption or sinking fund provisions applicable to the Class A preferred stock.

                     UNITED STATES TELECOMMUNICATIONS, INC.
                          NOTES TO FINANCIAL STATEMENTS


NOTE J - SHAREHOLDERS' DEFICIT - continued

Common Stock
- ------------

The holders of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of shareholders. The holders of common stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by the board of directors out of funds legally available therefor. This entitlement to dividends is subject to preferences of the Class A preferred stock and of any outstanding shares of any other class of preferred stock that may be issued with dividend preferences. In the event of the Company's liquidation, dissolution or winding up, the holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities and liquidation preferences on the shares of Class A preferred stock and on any outstanding shares of any other class of preferred stock that may be issued that have liquidation preferences. Holders of common stock have no preemptive rights or rights to convert their common stock into any other securities.

During 1998, UST issued an aggregate of 4,525,600 shares of common stock and 18,102,400 shares of Class A preferred stock to its founders. These shares were valued at $0 since the Company was a start up organization.

During 1998, UST issued an aggregate of 460,000 shares of common stock and 1,840,000 shares of Class A preferred stock to employees. These shares were valued at $0 since the Company was a start up organization.

On September 30, 1998, the Company issued 4,169,644 shares of common stock and 16,519,349 shares of Class A preferred stock in connection with the acquisition of Tel Com East, Tel Com West and Tel Com Jacksonville.

On December 23, 1998, UST issued an aggregate of 400,000 shares of common stock, for a total purchase price of $150,000.

On February 12, 1999, the Company offered up to 1,600,000 shares of common stock at an offering price of $3 per share to private investors. The Company sold 446,970 shares, resulting in net proceeds of $1,340,909 to the Company. The offering was closed during December 1999.

On September 23, 1999 the Company entered into an agreement with Prime Equities Group, Inc. for the issuance of 400,000 shares of the Company's common stock. These shares were issued in exchange for Prime Equities release of the Company from any claims it may have had against the Company regarding PrimeEquities' claims that it was entitled to approximately 2,500,000 shares of the Company's common stock. Shares of the Company's common stock were allegedly promised to Prime Equities as payment for offering costs incurred by Prime Equities in connection with Tel Com East and Tel Com West unit sales.

During 1999 the Company issued 1,070,000 shares of it common stock for cash of $849,500 to various individuals, pursuant to purchase agreements. Certain purchase agreements grant the holders of these shares the right to purchase additional shares of the Company's common stock at a purchase price of $0.05 per share if their ownership of the Company's common stock was diluted below their percentage ownership based on the number of shares they purchased under these purchase agreements.

During 1999, the Company entered into purchase agreements with Prime Equities Group, Inc. for the sale of 670,000 shares of its common stock in which it granted Prime Equities Group the right to purchase additional shares of the Company's common stock at $0.05 per share to avoid dilution based on the number of shares it purchased under these purchase agreements.

                     UNITED STATES TELECOMMUNICATIONS, INC.
                          NOTES TO FINANCIAL STATEMENTS



NOTE K - INCOME TAXES

Deferred income tax assets and liabilities consist of the following:

                                                       December 31,
                                            -----------------------------------
                                                 2000               1999
                                            ----------------   ----------------
         Current deferred tax asset            $    506,000       $    519,000
         Non-current deferred tax asset           2,302,000          1,968,000
         Valuation allowance                     (2,808,000)        (2,487,000)
                                               ------------       ------------

         Net deferred tax asset                $         --       $         --
                                               ============       ============

The current deferred tax asset results mainly from the provision for doubtful accounts, which is not currently deductible for income tax purposes. The non-current deferred tax asset results from depreciation and amortization expensed for financial reporting purposes in excess of the deduction for income tax purposes, the benefits of net operating loss carryovers available to offset future taxable income, and amounts of accrued sales taxes and interest not deductible for income tax purposes. The net deferred tax asset has a 100% valuation allowance recorded against it due to the uncertainty of generating future taxable income.

The Company's income tax benefit differed from the statutory federal rate of 34% applied to net income before income taxes as follows:

                                                                                    Year ended December 31,
                                                                    -------------------------------------------------------
                                                                         2000                 1999               1998
                                                                    ----------------     ---------------    ---------------
Statutory rate of 34% applied to the Company's net loss              $  1,484,000         $  2,748,000        $  11,853,000
Decreased (increase) in income taxes resulting from:
  Permanent differences                                                (1,338,000)          (1,587,000)         (12,246,000)
  State income taxes, net of federal tax effect                           175,000              323,000            1,395,000
  Income tax effect of extraordinary item                                      --              469,326                   --
  Change in valuation allowance                                          (321,000)          (1,484,000)          (1,002,000)
Total income tax benefit                                             $         --         $    469,326        $          --

At December  31, 2000,  the Company has a net  operating  loss carry  forward of
approximately   $1,775,000  which  expires  beginning  in  2018.  The  valuation allowance increased by $321,000 during 2000.

NOTE L - RESCISSION OBLIGATION

The State of Florida, Department of Banking and Finance entered into a Stipulation and Consent Agreement (the "Consent Agreement") with Final Order dated May 12, 1999 with the Company, Tel Com East, Tel Com West, Tel Com Jacksonville. The Agreement relates to the sale of securities of Tel Com East, Tel Com West, Tel Com Jacksonville, which securities were offered and sold and were subsequently exchanged for shares of the Company's common stock and Class A preferred stock in violation of federal and state securities laws. In the Consent Agreement, the Company, as legal successor to Tel Com East, Tel Com West and Tel Com Jacksonville, admitted that the predecessors' securities were sold in violation of the securities laws of the State of Florida and agreed to make a rescission offer to certain security holders by July 31, 1999. An extension of the July 31, 1999 deadline to November 30, 1999 was granted and has since expired. On December 7, 1999, the State of Florida, Department of Banking and Finance notified the Company that it was in violation of the Consent Agreement and that it intended to commence litigation against the Company in order to enforce the provisions of the Consent Agreement. As of December 31, 2000, the Department has not commenced litigation against the Company; however, the Department informed the Company on February 18, 2000, that it is retaining all options in connection with the default, including an action to enforce the Agreement, a motion to seek receivership of the Company, or other remedies.

                     UNITED STATES TELECOMMUNICATIONS, INC.
                          NOTES TO FINANCIAL STATEMENTS


NOTE L - RESCISSION OBLIGATION - continued

Because of the Company's financial condition, it is not able to make a rescission offer pursuant to the terms of the Consent Agreement. Therefore, the Company is offering certain holders of its common stock and Class A preferred stock the right to exchange their shares of the Company's securities for the Company's notes or shares of Class B convertible preferred stock. The Company is not making the exchange offer to shareholders who were or are executive officers of the Company, who did not pay cash for his or her securities, or who actively participated in the offer and sale of the securities which are the subject of this exchange.

The Company has recorded the maximum amount of the rescission of approximately $30,000,000, plus interest. The accrued rescission obligation is $29,218,880, and $29,541,194 at December 31, 2000 and 1999, respectively. The accrued rescission obligation interest is $8,103,653, and $5,293,207, at December 31, 2000 and 1999, respectively. This accrual is based on all eligible shareholders accepting the offer. The exchange offer, described in the preceding paragraph, will have an expiration date that is between thirty and sixty days following the effectiveness of the Company's registration statement filed with the Securities and Exchange Commission. The exchange offer does not limit the rights that the shareholders have under federal securities laws and does not relieve the Company of any rescission liability. Due to uncertainties in the acceptance, however, it is at least reasonably possible that management's estimate of the rescission obligation and related accrued interest will change during the next year.

In early to mid-1998, an offer to repurchase units was made by Tel Com Jacksonville to all the unitholders of Tel Com Jacksonville who had purchased units during 1997. The rescission offer was accepted by 80 unitholders, resulting in a rescission obligation of approximately $995,000, which is included in the above rescission obligation of approximately $30,000,000. The $995,000 represented the full amount originally paid by the unitholders to the promoter. The Company received $377,301 of the $995,000 from the promoter in 1997. The remaining $617,699 was established as a promoter receivable by Tel Com Jacksonville and was subsequently written off during 1997. All accrued interest on the rescission obligation is offset by a promoter receivable and is immediately written off as uncollectible. Accrued interest was $93,267, and $196,760 at December 31, 2000 and 1999, respectively. The obligation is being paid out over a period of time by the Company, as successor in interest to Tel Com Jacksonville. At December 31, 2000, the principal and interest balance will be repaid within one year.

In  connection  with the  above  rescission  obligations,  for the  years  ended
December 31, 2000, 1999 and 1998, the Company has recorded $2,810,448, $2,958,111 and $748,459, respectively, of interest due from the promoter.

NOTE M - COMMITMENTS AND CONTINGENCIES

Accrued Sales Tax, Penalties and Interest

The Company's monthly billings include charges for federal excise taxes, Federal Communication Commission surcharges, various telecommunication surcharges and taxes, state taxes, local taxes, municipal taxes and other surcharges and taxes. This rate varies from approximately 10% to 17% of the monthly billed service depending upon the state. The Company is delinquent in filings of various state and municipal tax returns and has not remitted all taxes collected. The Company has accrued a current and delinquent tax liability of $3,389,675 and $2,286,926 at December 31, 2000 and 1999, respectively, which management believes is the maximum tax liability owed to the various taxing authorities for these periods. In addition, the Company has accrued penalties of $1,165,244 and $1,037,483 and interest of $738,899 and $358,500 at December 31, 2000 and 1999, respectively related to un-remitted taxes, which management believes is the maximum amount of penalties and interest which may be assessed by the affected taxing authorities. The Company is in the process of identifying the appropriate authorities, preparing of all required returns and negotiating with various tax agencies to settle these liabilities. Due to uncertainties in the settlement process, it is at least reasonably possible that management's estimate of the outcome will change during the next year. That amount cannot be estimated.

                     UNITED STATES TELECOMMUNICATIONS, INC.
                          NOTES TO FINANCIAL STATEMENTS


NOTE M - COMMITMENTS AND CONTINGENCIES - continued

Operating Leases

As of December 31, 2000, the Company is obligated under non-cancelable operating leases for future minimum rent payments for office space and furniture and equipment as follows:

                              2001       $   108,328
                              2002           107,533
                              2003            57,760
                                         -----------
                                         $   273,621
                                         ===========

Rent expense was $169,039, $186,868, and $52,640, for the years ending December 31, 2000, 1999 and 1998, respectively.

Surety Bonds
- ------------
The Company has eight surety bonds held by Hartford. The bonds have been posted in lieu of required security deposits guaranteeing payment. The surety bonds are for $120,000 related to state licensing bonding requirements and $646,950 related to carrier bonding requirements. As of December 31, 2000 and 1999 and 1998, there were no amounts outstanding on these bonds. These bonds are personally guaranteed by Mr. Pollara and a shareholder.

Employment Agreement
- --------------------

On October 20, 1998, the Company entered into a five-year employment agreement with the Company's banking administrator. Pursuant to the agreement, the Company paid the banking administrator $105,200, $104,189 and $28,223 for the years ended December 31, 2000, 1999 and 1998, respectively. If the Company terminates this agreement without cause, the Company would be obligated to pay the entire remaining amounts due under the agreement.

Liability to Purchasers of Securities in Private Placement
- ----------------------------------------------------------

From February 1999 until December 1999, the Company offered common shares to investors at a purchase price of $3.00 per share. At the time of this offering, the Company was advised by former counsel that this offering was exempt under the securities laws. During this offering, the Company sold 446,970 shares of its common stock for an aggregate purchase price of $1,340,909 to purported accredited persons who were already investors in the Company. The Company has been advised by current counsel that this offering may not have complied with the securities laws. Therefore, the Company is offering to exchange its notes or shares of its Class B preferred stock for those previously issued shares of the Company's common stock. This exchange offer may not extinguish any rights that purchasers of common stock in this offering may have under federal and state securities laws.

Securities and Exchange Commission Litigation
- ---------------------------------------------

The Securities and Exchange Commission brought an action on May 12, 1999 against Tel Com East and Tel Com West. The complaint alleges violation of Sections 5(a), 5(b) and 17(a) of the Securities Act and Section 10(b) and Rule 10b-5 of the Securities Exchange Act of 1934 all in connection with the alleged unlawful sales of units of Tel Com East and Tel Com West. The complaint seeks injunctive relief, and disgorgement of "ill-gotten profits and proceeds" of the alleged sales. Trial is schedule to commence on or after July 2, 2001. The Commission has advised the Company that it will be named as a defendant in this action. The Company intends to cooperate to the full extent possible with the SEC in hopes of resolving this matter without the necessity of continued litigation. Significant settlement discussions with the SEC have occurred, however, the outcome of this litigation cannot be predicted. If the Company is named as a defendant and the court does rule against the Company, the Company may be subject to severe civil penalties and other remedies including financial claims ranging from approximately $6,000,0000 to approximately $31,000,000, which will have a material adverse effect on the Company's business and financial position.

                     UNITED STATES TELECOMMUNICATIONS, INC.
                          NOTES TO FINANCIAL STATEMENTS


NOTE M - COMMITMENTS AND CONTINGENCIES - continued

Litigation
- ----------

In September 1999, a settlement agreement was reached between Tel Com East, Tel Com West, Richard Pollara, Joseph Cillo, Charles Polley, Easy Phone, Inc. and the Company in connection with the proceeding styled Tel Com Plus West, LLC and Tel Com Plus East, LLC, Plaintiffs v. Easy Phone, Inc. Defendants which was pending in the United States District Court, Middle District of Florida. The parties to this litigation settled on the following terms:

--  The litigation was dismissed with prejudice.

-- Each party to the litigation released the other parties from any and all claims that were or could have been asserted in this litigation.

--  The Company delivered to Easy Phone its Easy Phone stock certificates.

-- The lawsuit brought by Mr. Pollara, and 2 employees against Easy Phone and Lorrinda Bucchieri and others pending in the state of California was dismissed with prejudice.

-- The Company agreed to indemnify Easy Phone from any tax liability of any kind to the States of Florida and California incurred in connection with the use by Tel Com East, Tel Com West or the Company of Easy Phone's public utility commission licensing those states.

In 1999, Travelers Express Company, Inc. brought an action against the Company alleging breach of a buy-pay utility agreement. Pursuant to this buy-pay agreement, the Company's customers could pay for services at a participating Travelers Express. Travelers Express agreed to create certain terminal paying stations where the Company's customers could make their payments. In return, the Company agreed that Travelers Express would be entitled to receive a commission on the money they collected at these terminal paying stations. Travelers Express alleges that the Company breached this buy-pay utility agreement by not paying money owed to them in the amount of approximately $65,000. The Company has counterclaimed for unspecified damages and, as of the date of this prospectus, undetermined damages arising out of the breach of this agreement. It is the Company's position that Travelers Express did not establish the number of terminal paying stations that they were obligated to do under this agreement. Management intends to vigorously litigate this matter. It is not yet possible to evaluate the likelihood of an unfavorable outcome, or provide an estimate of the potential loss.

The Company entered into arbitration proceedings with MCI Telecommunications Corp. ("MCI") for nonpayment of phone service provided by MCI. The Company disputed the phone usage charge. During 2000, a settlement agreement and release was reached. Based on the settlement agreement reached with MCI, the Company has reserved $152,000 which was to be paid in full by September 15, 2000. As of December 31, 2000 the company has made one payment of $25,000 and the remaining balance of the obligation of $127,000 is in default. This amount is included in accrued liabilities on the accompanying balance sheet.

During February 2000 the Company filed a complaint with the California Public Utilities Commission against Pacific Bell for failure to block the Company's customers from making certain toll calls and using certain usage-sensitive calling features, such as directory assistance. The Company has estimated the failure to block these items cost the Company approximately $239,000. In response to the complaint, Pacific Bell asserted the $239,000 is outstanding and due from the Company. This amount is included in accrued carrier services on the accompanying balance sheet. It is not yet possible to evaluate the likelihood of a favorable outcome.

                     UNITED STATES TELECOMMUNICATIONS, INC.
                          NOTES TO FINANCIAL STATEMENTS


NOTE M - COMMITMENTS AND CONTINGENCIES - continued

On April 13, 2000, a shareholders' derivative action was brought against Mr. Pollara and the Company. The shareholders allege that Mr. Pollara failed or refused to take action required by the board of directors, such as providing financial statements to the board of directors and providing directors with a draft of the registration statement to be filed with the SEC. The complaint further alleged that Mr. Pollara has not managed the Company's affairs in the Company's best interest. The complaint seeks actions for damages as a result of the alleged misconduct of Mr. Pollara, seeks equitable relief from the court and seeks specific performance for certain actions. On April 28, 2000, the Company filed a motion to dismiss regarding the shareholder derivative suit. This motion claims that the complaint is deficient in that it does not comply with the statutory requirements of a shareholder derivative action. The Company intends to vigorously defend the action. It is not possible to evaluate the likelihood of either a favorable or unfavorable outcome.

On September 27, 2000, the Company filed a complaint in the Circuit Court of the Thirteenth Judicial Circuit for Hillsborough County Florida against certain former Company insiders. This complaint alleges that the defendants devised and implemented a fraudulent scheme to enrich themselves and their associates by illegally selling at grossly inflated prices , securities of the Company. Furthermore, the complaint alleges that the individual defendants defrauded the Company and its shareholders of millions of dollars and fraudulently obtained a large equity stake in the Company. It is alleged that the defendants breached duties of care and loyalty by engaging in a pattern of deceit and illegal activity to conceal and perpetuate their scheme, by aiding and abetting the illegal offers and sales of the Company's securities and by engaging in self-dealing to enrich themselves and their associates at the expense of the Company and its investors. By this complaint, the Company is seeking the return from defendants of all proceeds and shares in the Company the defendants acquired as a result of their fraudulent scheme, as well as damages to compensate the Company for the liabilities it has and will incur as a direct result of the defendants' wrongful and illegal acts. It is not possible to evaluate the likelihood of a favorable outcome.

On September 20, 2000, Joseph Thacker brought a lawsuit against the Company for failure to pay the principal and interest when due under a promissory note issued by the Company to Mr. Thacker on September 22, 2000. The note is for a principal amount of $150,000 and bears interest at a rate of 10% per annum. Under the terms of the note, the Company was obligated to pay Mr. Thacker the principal amount plus all accrued interest on or before September 28, 2000. The Company is challenging the validity of this promissory note in the complaint it filed against certain former Company insiders on September 27, 2000 in state court in Hillsborough County, Florida.

During the course of the Company's internal investigation, it discovered that a letter containing false financial information had been sent to the California Public Utilities Commission to support the Company's application for a certificate of convenience and necessity to provide telephone service in California. In the Company's complaint filed on September 27, 2000 in state court in Hillsborough County, Florida the Company alleges a former insider caused the letter to be fraudulently created and forged, or caused to be forged, the signature of the bank's president on such letter. As a result of this submission containing false information to the California Public Utilities Commission, the Company has been informed by legal counsel that it could face civil or criminal penalties as well as loss of its public utility license in California. The Company promptly notified the California Public Utilities Commission of this letter containing false financial information and is currently in negotiations with the commission to resolve this matter.

In the normal course of its business, the Company is subject to litigation. Management, based on discussions with its legal counsel, does not believe any claims, individually or in the aggregate, will have a material adverse impact on the Company's financial position other than disclosed above.

                     UNITED STATES TELECOMMUNICATIONS, INC.
                          NOTES TO FINANCIAL STATEMENTS


NOTE N - OTHER RELATED PARTY TRANSACTIONS

The Company had two obligations arising from joint venture agreements entered into between two predecessor entities of the Company and Easy Cellular, Inc. One joint venture agreement was entered into by Tel Com East and Easy Cellular, Inc. on February 28, 1997 whereby Tel Com East agreed to pay Easy Cellular, Inc. $400,000 from the proceeds of the venture. The second joint venture agreement was entered into by Tel Com West and Easy Cellular on July 24, 1997 whereby Tel Com West agreed to pay Easy Cellular approximately $60,000. Mr. Pollara succeeded to the rights of Easy Cellular, Inc. under these joint venture agreements. On January 15, 2000 these obligations were forgiven.

During 1998, the Company entered into oral agreements with Captive Administrators ("Captive"), which is controlled by the Company's former Vice President of Compliance. The agreements stipulated monthly payments of $5,000 to Captive for management fees, monthly payments of between $33,728 and $39,344 for salaries of the president and vice president, and other miscellaneous expenses of the company. This agreement was terminated during December 1999.

Management fee payments of $0, $57,000 and $51,000, salary payments of $0, $459,246 and $250,073 and other expense payments of $0, $6,625 and $728 were made to Captive during the years ended December 31, 2000, 1999 and 1998, respectively.

The above related party transactions and agreements are not necessarily indicative of the amounts that would have been incurred had comparable transactions and agreements been entered into with independent parties.

                              (PNC CPAs Letterhead)


                          Independent Auditors' Report

Board of Directors Tel Com Plus East, L.L.C., Tel Com Plus West, L.L.C., and Tel Com Plus Jacksonville, L.L.C. Clearwater, Florida

We have audited the accompanying combined balance sheets of Tel Com Plus East, L.L.C., Tel Com Plus West, L.L.C., and Tel Com Plus Jacksonville, L.L.C. as of September 30, 1998 and December 31, 1997 and the related combined statements of operations, members' capital, and cash flows for the period ended September 30, 1998 and the period from inception (Tel Com Jacksonville - February 28, 1997, Tel Com East - April 25, 1997 and Tel Com West - July 28, 1997) to December 31, 1997. These combined financial statements are the responsibility of the management of Tel Com Plus East, L.L.C., Tel Com Plus West, L.L.C., and Tel Com Plus Jacksonville, L.L.C. Our responsibility is to express an opinion on these combined financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. These standards require that we plan and perform the audits to obtain reasonable assurance about whether the combined financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the combined financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall combined financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of Tel Com Plus East, L.L.C., Tel Com Plus West, L.L.C., and Tel Com Plus Jacksonville, L.L.C. as of September 30, 1998 and December 31, 1997 and the results of their operations and (Tel Com Jacksonville - February 28, 1997, Tel Com East - April 25, 1997 and Tel Com West - July 28, 1997) cash flows for the period ended September 30, 1998 and the period from inception to December 31, 1997 in conformity with accounting principles generally accepted in the United States of America.

Effective October 1, 1998, all of the assets and liabilities of Tel Com Plus East, L.L.C., Tel Com Plus West, L.L.C., and Tel Com Plus Jacksonville, L.L.C. were acquired by United States Telecommunications, Inc. in a transaction accounted for as a purchase. We have audited the financial statements of United States Telecommunications, Inc. for the year ended December 31, 1998 and 1999 and have emphasized in our report dated July 24, 2000 the conditions which raise substantial doubt about its ability to continue as a going concern.

The accompanying financial statements have been restated to reflect a change in the treatment of the rescission obligation, as more fully discussed in Note D.


/s/ Pender Newkirk & Company
- ----------------------------
    Pender Newkirk & Company

Certified Public Accountants
Tampa, Florida
July 24, 2000, except for Note D, as to which the date is November 30, 2000

              TEL COM PLUS EAST, L.L.C., TEL COM PLUS WEST, L.L.C.,
                      AND TEL COM PLUS JACKSONVILLE, L.L.C.
                             COMBINED BALANCE SHEETS

                                     ASSETS


                                                                                      September 30,        December 31,
                                                                                      (as restated)       (as restated)
                                                                                       -----------         -----------
                                                                                          1998                1997
                                                                                          ----                ----
CURRENT ASSETS
  Cash                                                                            $    296,328             $     71,934
  Accounts receivable, net of allowance for doubtful
    accounts of $2,006,732 and $280,916, respectively                                  656,680                  323,272
  Agent receivable                                                                      33,786                   33,102
  Prepaid expenses and Other                                                             4,400                    3,979
                                                                                  ------------             ------------
    Total current assets                                                               991,194                  432,287
                                                                                  ------------             ------------
PRE BILLED ACCOUNTS RECEIVABLE                                                         147,672

PROPERTY AND EQUIPMENT, NET                                                            376,021                  237,000

OTHER ASSETS
  Deposits                                                                              13,041                   24,971
  Operating license net of amortization of $0 and
    $4,167 at 1998 and 1997, respectively                                                                        95,833
  Software net of amortization of $7,136 and $2,299 at
    1998 and 1997, respectively                                                         37,943                    7,753
  Receivable from United States Telecommunications,
    Inc                                                                              1,406,734
  Other                                                                                 15,000                   15,000
                                                                                  ------------             ------------
      Total other assets                                                             1,472,718                  143,557
                                                                                  ------------             ------------

TOTAL ASSETS                                                                      $  2,839,933             $    960,516
                                                                                  ============             ============
                        LIABILITIES AND MEMBERS' CAPITAL

CURRENT LIABILITIES
  Accounts payable                                                                $     32,445             $     85,915
  Accrued liabilities                                                                  220,850                  117,513
  Accrued sale tax                                                                   1,357,160                  443,833
  Accrued carrier charges                                                            1,390,742                1,113,460
  Unit Rescission Obligations-current
                                                                                       424,298                  218,000
  Notes Payable and obligations - related parties                                      500,357                  613,270
                                                                                  ------------             ------------
    Total current liabilities                                                        3,925,852                2,591,991
                                                                                  ------------             ------------
DEFERRED PRE BILLED ACCOUNTS RECEIVABLE                                                                         147,672

LONG TERM LIABILITIES
  Unit rescission obligation                                                        29,608,344                6,682,774
  Unit rescission obligation accrued interest                                        1,586,636                  366,183
                                                                                  ------------             ------------
    Total long term liabilities                                                     31,194,980                7,048,957
                                                                                  ------------             ------------
COMMITMENTS AND CONTINGENCIES

MEMBERS' CAPITAL                                                                   (32,280,899)              (8,828,104)
                                                                                  ------------             ------------
TOTAL LIABILITIES AND MEMBERS' CAPITAL                                            $  2,839,933             $    960,516
                                                                                  ============             ============

The accompanying notes are an integral part of these financial statements.

              TEL COM PLUS EAST, L.L.C., TEL COM PLUS WEST, L.L.C.,
                      AND TEL COM PLUS JACKSONVILLE, L.L.C.
                        COMBINED STATEMENTS OF OPERATIONS

     PERIOD ENDED SEPTEMBER 30, 1998 AND THE PERIOD FROM INCEPTION (TEL COM
         JACKSONVILLE - FEBRUARY 28, 1997, TEL COM EAST - APRIL 25, 1997
              AND TEL COM WEST JULY 28, 1997) TO DECEMBER 31, 1997


                                                    1998 (as         1997 (as
                                                    restated)        restated)
                                                    --------         --------

Revenues                                         $ 11,075,464      $  3,558,018

Cost of revenues                                    3,436,453         2,098,000
                                                 ------------      ------------

  Gross profit                                      7,639,011         1,460,018

Advertising expenses                                1,662,704         1,455,009
Depreciation and amortization
  Expense                                              77,402            73,546
Provision for doubtful accounts
  Receivable                                        3,292,145           280,916
General and administrative expenses                 4,952,102         3,570,850
Impairment loss                                       126,721           200,356
Loss on promoter receivable                        18,840,882         6,453,979
                                                 ------------      ------------

  Loss from operations                            (21,312,945)      (10,574,638)

Interest expense                                     (114,329)          (57,047)
                                                 ------------      ------------
Net loss                                         $(21,427,274)     $(10,631,685)
                                                 ============      ============

The accompanying notes are an integral part of these financial statements.

              TEL COM PLUS EAST, L.L.C., TEL COM PLUS WEST, L.L.C.
                      AND TEL COM PLUS JACKSONVILLE, L.L.C.
                COMBINED STATEMENTS OF CHANGES IN MEMBERS CAPITAL

   PERIOD ENDED SEPTEMBER 30, 1998 (AS RESTATED) AND THE PERIOD FROM INCEPTION
    (TEL COM JACKSONVILLE - FEBRUARY 28, 1997, TEL COM EAST - APRIL 25, 1997
      AND TEL COM WEST - JULY 28, 1997) TO DECEMBER 31, 1997 (AS RESTATED)


                                     Tel Com   Tel Com     Tel Com     Members'        Unit Holder      Members'
                                      East      West    Jacksonville   Capital         Promissory       Capital
                                      Units     Units       Units    (as restated)        Note       (as restated)
                                     ------    -------  ------------  -----------      ----------     -----------
  Tel Com East units issued
       to founders                      310                          $     12,499                    $     12,499
  Tel Com East units issued
       to founders for license        1,240                                50,000                          50,000
  Tel Com East unit offering          1,805                             2,777,910     $(2,621,226)        156,684
  Tel Com West units issued
       to founders                              2,200                      12,496                          12,496
  Tel Com West units issued
       to founders for license                  8,800                      50,000                          50,000
  Tel Com West unit offering                    2,856                   4,167,809      (3,911,345)        256,464
  Tel Com Jacksonville units
       issued to founders                                     96
  Tel Com Jacksonville unit
       offering                                              160          750,000                         750,000
  Payments on Tel Com East
       unit holders promissory                                                            571,218         571,218
  note
  Payments on Tel Com West
       unit holders promissory                                                            770,500         770,500
  note
  Write off Tel Com East
       uncollectible promissory                                                           374,286         374,286
  note
  Write off Tel Com West
      uncollectible promissory                                                            457,340         457,340
  note
  Rescission offering to Tel Com
       East                            (356)                             (548,086)                       (548,086)
  Rescission offering to Tel Com
       West                                      (238)                   (347,791)                       (347,791)
  Rescission offering to Tel Com
       Jacksonville                                         (160)        (750,000)                       (750,000)

  Distributions                                                           (12,029)                        (12,029)

  Net loss                                                            (10,631,685)                     10,631,685)
                                      -----    ------       -----      ----------                      ----------

  Balance at December 31, 1997        2,999    13,618         96       (4,468,877)     (4,359,227)     (8,828,104)

   Payments on Tel Com East
        unit holders promissory                                                         1,675,721       1,675,721
  note
   Payments on Tel Com West
        unit holders promissory                                                         2,077,274       2,077,274
  note
  Rescission offering to Tel Com
       East                          (1,449)                           (2,229,826)                     (2,229,826)
  Rescission offering to Tel Com
       West                                    (2,323)                 (3,379,606)                     (3,379,606)

   Distributions                                                         (169,084)                       (169,084)

   Net loss                                                           (21,427,274)                    (21,427,274)
                                      -----    ------       -----      ----------                      ----------

   Balance at September 30, 1998      1,550    11,295        96      $(31,674,667)    $  (606,232)   $(32,280,899)
                                      =====    ======        ==      ============       =========     ============



The accompanying notes are an integral part of these financial statements.

              TEL COM PLUS EAST, L.L.C., TEL COM PLUS WEST, L.L.C.,
                      AND TEL COM PLUS JACKSONVILLE, L.L.C.
                        COMBINED STATEMENTS OF CASH FLOWS

          PERIOD ENDED SEPTEMBER 30, 1998 AND THE PERIOD FROM INCEPTION
  (TEL COM JACKSONVILLE - FEBRUARY 28, 1997, TEL COM EAST - APRIL 25, 1997 AND
               TEL COM WEST - JULY 28, 1997) TO DECEMBER 31, 1997

                                                                                  1998                        1997
                                                                              (as restated)               (as restated)
                                                                               -----------                 -----------
CASH FLOWS FROM OPERATING ACTIVITIES
    Net loss from operations                                                  $(21,427,274)               $(10,631,685)
                                                                              ------------                ------------
    Adjustments to reconcile net loss to net cash used
        by operating activities:
           Depreciation and amortization                                            77,402                      73,546
           Provision for bad debt                                                3,292,145                     280,916
           Impairment loss                                                         126,721                     200,356
           Issuance of units for services                                                -                      24,995
           Write off of offering costs and imputed                                       -                     836,263
interest
           Loss on promoter receivable write off                                18,840,882                   6,453,979
           Changes in operating assets and liabilities:
               (Increases) decreases in:
                  Accounts receivable and agent                                 (3,626,238)                   (637,289)
receivables
                  Prepaid expenses and other assets                                 13,543                     (43,950)
               Increase (decreases) in:
                  Accounts payable                                                 (53,470)                     85,915
                  Accrued liabilities                                              103,338                     117,513
                  Accrued taxes                                                    913,327                     443,833
                  Accrued carrier charges                                          277,282                   1,113,460
                                                                              ------------                ------------
    Total adjustments to reconcile net loss to net cash used
         by operating activities                                                19,964,932                   8,949,537
                                                                              ------------                ------------
    Net cash used by operating activities                                       (1,462,342)                 (1,682,148)
                                                                              ------------                ------------
CASH FLOWS FROM INVESTING ACTIVITIES
    Purchase of Montebello finance, LLC                                                  -                     (50,000)
    Purchase of software                                                           (35,026)                    (10,051)
    Purchases of property and equipment                                           (208,612)                   (255,711)
                                                                              ------------                ------------
    Net cash used by investing activities                                         (243,638)                   (315,762)
                                                                              ------------                ------------
CASH FLOWS FROM FINANCING ACTIVITIES
    Receivable from United States
        Telecommunications, Inc.                                                (1,406,738)                          -
    Payments on note payable - related party                                      (148,799)                     (9,845)
    Cash received from repayment of non-recourse
        Promissory notes                                                         3,752,995                   1,341,718
    Cash received from the issuance of units                                             -                     750,000
    Payments on rescission obligation                                              (98,000)
    Distributions to unit holders                                                 (169,084)                    (12,029)
                                                                              ------------                ------------
    Net cash provided by financing activities                                    1,930,374                   2,069,844
                                                                              ------------                ------------
NET INCREASE IN CASH                                                               224,394                      71,934

Cash at beginning of period                                                         71,934                           -
                                                                              ------------                ------------
Cash at end of period                                                         $    296,328                $     71,934
                                                                              ============                ============

SUPPLEMENTAL NON-CASH INVESTING ACTIVITIES:
    Promoter receivable for rescission                                        $ 18,840,882                $  6,453,979
                                                                              ============                ============

SUPPLEMENTAL NON-CASH FINANCING ACTIVITIES:
    Issuance of a note payable for the purchase of
        Montebello Finance                                                    $          -                $    200,000
                                                                              ============                ============
    Issuance of obligations for offering costs                                $     35,888                $    423,115
                                                                              ============                ============

    Issuance of a non recourse promissory note
        in exchange for units                                                 $          -                $  6,945,719
                                                                              ============                ============
    Issuance of a operating license in exchange for                           $          -                $    100,000
                                                                              ============                ============
units
    Issuance of units to founders                                             $          -                $     24,995
                                                                              ============                ============

SUPPLEMENTAL CASH FLOW INFORMATION
    Interest paid                                                             $     14,001                $     23,755
                                                                              ============                ============

The accompanying notes are an integral part of these financial statements.

              TEL COM PLUS EAST, L.L.C., TEL COM PLUS WEST, L.L.C.,
                      AND TEL COM PLUS JACKSONVILLE, L.L.C.
                          NOTES TO FINANCIAL STATEMENTS

NOTE A - NATURE OF OPERATIONS

Tel Com Plus Florida, L.L.C. ("Tel Com Florida") which changed its name to Tel Com Plus Jacksonville, L.L.C. ("Tel Com Jacksonville") was formed on February 28, 1997, Tel Com Plus Miami L.L.C. ("TCM") was formed on April 25, 1997, and on March 9, 1998 TCM changed its name to Tel Com Plus East, L.L.C. ("Tel Com East") and Tel Com Plus California, L.L.C. ("TCC") was formed on July 28, 1997 and on March 9, 1998 TCC changed its name to Tel Com Plus West, L.L.C. ("Tel Com West") collectively referred to as the "Company".

The Company was a reseller of local telephone services to credit challenged consumers throughout the United States.

As of September 30, 1998 (effective as of October 1, 1998), Tel Com East, Tel Com West and Tel Com Jacksonville, entered into an agreement (the "Agreement") with United States Telecommunications, Inc. ("UST"). The Agreement provided for the transfer and assignment to UST of all the assets and liabilities of Tel Com East, Tel Com West and Tel Com Jacksonville in exchange for shares of common stock and Class A preferred stock of UST. For accounting purposes the acquisition was accounted for under the purchase method.

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Combination

The combined financial statements for the periods ended December 31, 1997 and September 30, 1998 present the accounts of Tel Com Plus East L.L.C., Tel Com Plus West L.L.C., and Tel Com Plus Jacksonville L.L.C. All significant intercompany accounts and transactions have been eliminated. As the companies were under common management, in the same industry, and were merged with United States Telecommunications, Inc, combined financial statements have been presented.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and cash equivalents

The Company considers all cash on hand and in banks, certificates of deposits and other highly liquid investments with maturities of three months or less, when purchased, to be cash and cash equivalents.

Accounts Receivables

Accounts receivable occur solely from sales of telephone services. Management reserves for all receivable balances that have not been collected within 60 days. Accounts over 90 days are written off. Management determines the reserve based upon reviews of individual accounts, recent loss experience, current economic conditions and other pertinent factors. Allowances for uncollectible billed services are adjusted monthly.

Agent Receivable

The Company has entered into agreements with various agents to receive payments for phone services. The agents are typically check cashing stores, pawnshops, rent-to-own stores and convenience stores. At the time of customer payment to the agent, the Company transfers the receivables from accounts receivable to agent receivable. At the time of agent collection, a commission obligation to the agent is recorded.

              TEL COM PLUS EAST, L.L.C., TEL COM PLUS WEST, L.L.C.,
                      AND TEL COM PLUS JACKSONVILLE, L.L.C.
                          NOTES TO FINANCIAL STATEMENTS

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - continued

Property and Equipment

Property and equipment are stated at cost. The Company provides for depreciation on the straight-line method over the estimated useful lives of the related assets. Assets held under leasehold improvements are amortized using the straight-line method over the life of the lease or life of improvement, whichever is less. Major classes of property and equipment and their related lives are as follows:


                                                      Life in
                            Major Class                Years
                            ----------------------    -------
                            Leasehold improvements      3-5
                            Furniture, fixtures and     5-7
                            equipment
                            Computer equipment            3
                            Equipment                     5

Maintenance and repairs are expensed as incurred. Replacements and betterments are capitalized.

Revenue Recognition

Revenues are recognized monthly at the time of billing. The customers are billed mid-month for the current months services. Billings were performed under the carrier license name of Easy Cellular, predecessor of Easy Phone, Inc.

Activation revenue is recognized when the telephone services are applied for and payment is received. Any excess of the activation revenue over the direct costs related to the activation revenue is amortized over the period the customer uses the Company's services. The direct costs of activation approximate the revenue resulting in the revenue to be recognized immediately. The activation fee is for the initial set-up and installation of a customer's line.

Cell phone services were provided on a prepaid basis and recorded as deferred revenue. Revenue was recognized when services were performed. Operations ceased during November 1997.

Advertising Costs

Advertising costs other than direct response advertising are expensed as incurred. Costs associated with direct response advertising are capitalized and amortized over the estimated benefit period. During the periods presented the Company had no direct response advertising costs.

Goodwill

Goodwill relates to the original purchase in 1997 of Montebello Finance, LLC's cellular phone assets and business by Tel Com Jacksonville and represents the excess of cost over fair value of net assets acquired and was amortized using the straight line method over 15 years. On an on-going basis, management reviews recoverability, the valuation and amortization of goodwill. As part of this review, management considers the undiscounted value of the projected future net earnings in evaluating the value of goodwill. If the undiscounted value of the projected future net earnings is less than the stated value, the goodwill would be written down to its fair value.

During 1997 Tel Com Jacksonville determined that the remaining goodwill was impaired and recognized a loss on the write off of this goodwill of $200,356.

              TEL COM PLUS EAST, L.L.C., TEL COM PLUS WEST, L.L.C.,
                      AND TEL COM PLUS JACKSONVILLE, L.L.C.
                          NOTES TO FINANCIAL STATEMENTS


NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - continued

Software Capitalization

The Company has adopted Statement of Position (SOP) 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use." This standard requires certain direct development costs associated with internal-use software to be capitalized including external direct costs of material and services and payroll costs for employees devoting time to the software projects. These costs are amortized over a period of three years beginning when the asset is substantially ready for use.

Income Taxes

Taxable income or loss of the Company is allocated to the unit holders in accordance with the provisions of the operating agreement. The Company qualifies as an S-Corporation and as such, Federal income taxes accrue to the unitholders rather than to the Company. Accordingly, the statements of operations of the Company include no provision for Federal income taxes.

Credit Risk

Cash is at risk to the extent that it exceeds Federal Deposit Insurance Corporation ("FDIC") insured amounts (approximately $78,000 at September 30,
1998). To minimize risk, the Company places its cash with high credit quality institutions.

Carrier Contracts

The Company purchases traditional local telephone service from various incumbent local exchange carriers pursuant to a resale agreement. During 1998 and 1997 the Company had entered into resale agreements with four major carriers to provide residential local telephone service to consumers.

Asset Impairment

When the Company has long-lived assets, which have a possible impairment indicator, the Company estimates the future cash flows from the operation of these assets. If the estimated cash flows recoup the recorded value of the assets, they remain on the books at that value. If the net recorded value cannot be recovered, the assets are written down to their market value if lower than the recorded value.

NOTE C - RESTATEMENT

The Company has restated financial information reported for September 30, 1998 and December 31, 1997 throughout this filing to reflect a change in its treatment of its obligation under a consent agreement with the State of Florida, Department of Banking and Finance, dated May 12, 1999, to make a rescission offer to certain of its shareholders (See Note H). In the previously reported financial information, accompanying an S-4 registration statement filed with the Securities and Exchange Commission on October 11, 2000, the Company did not record a liability for its obligation to make this rescission offer. In the restated financial information, the Company is recording a rescission liability. The amount of this rescission liability is the aggregate purchase price paid for units in the Company by all holders entitled to rescission rights under the Florida consent agreement.

              TEL COM PLUS EAST, L.L.C., TEL COM PLUS WEST, L.L.C.,
                      AND TEL COM PLUS JACKSONVILLE, L.L.C.
                          NOTES TO FINANCIAL STATEMENTS


NOTE C - RESTATEMENT - continued

A summary of the significant effects of the restatement is as follows:

Balance Sheet Data:

                                                  September 30, 1998                         December 31, 1997
                                          --------------------------------          ---------------------------------
                                          As previously                             As previously
                                            reported           As restated             reported           As restated
                                          --------------------------------          ---------------------------------
Unit rescission obligation                  472,702            29,608,344               777,000             6,682,774
Rescission accrued interest                 135,858             1,586,636                76,158               366,183
                                            -------             ---------                ------               -------
TOTAL LONG TERM LIABILITIES                 608,560            31,194,980               853,158             7,048,957
                                            =======            ==========               =======             =========


MEMBERS' CAPITAL                         (1,694,479)          (32,280,899)           (2,632,305)           (8,828,104)
                                         ==========           ===========            ==========            ==========

Statement of Operations Data:

                                                          Period Ended                        Period Ended
                                                       September 30, 1998                    December 31, 1997
                                                --------------------------------    ---------------------------------
                                                As previously                        As previously
                                                 reported          As restated          reported          As restated
                                                --------------------------------    ---------------------------------
Loss on promoter receivable write off              59,700          18,840,882           1,526,756           6,453,979
                                               ==========         ===========          ==========         ===========
Loss from operations                           (2,531,763)        (21,312,945)         (5,647,415)        (10,574,638)
                                               ==========         ===========          ==========         ===========
Net loss                                       (2,646,092)        (21,427,274)         (5,704,462)        (10,631,685)
                                               ==========         ===========          ==========         ===========


NOTE D - OPERATING LICENSE

The Company operated under licenses, tariffs and carrier contract to resell local telecommunications services provided from a joint venture with Easy Cellular, Inc. from inception through December 1997. On December 30, 1997, Tel Com East and Tel Com West entered into an Agency Agreement with Easy Phone, Inc. (formerly Easy Cellular, Inc.)(See Note K). The agreement allows the Company to continue to operate under operated under licenses and tariffs held by Easy Phone for a monthly rental fee of $20,000. Rental expense was $289,222 in 1998 and $31,458 in 1997, respectively.

NOTE E - ACQUISITIONS

During January 1997 (at the time of inception), Tel Com Jacksonville acquired the cellular phone assets and business of Montebello Finance, LLC, in exchange for cash of $50,000 and a note payable of $200,000. Since its inception, Montebello Finance had been engaged primarily in the rent-to-own business involving consumer goods. The cellular phone segment of the business of Montebello Finance, LLC constituted a small segment of the overall business. The acquisition was accounted for using the purchase method. The purchase price of $250,000, has been recorded as an intangible asset and is being amortized over a period of three years. During 1997 the intangible asset became impaired and a loss on impairment was recognized. (See Note B).

NOTE F - PROPERTY AND EQUIPMENT
                                                             1998       1997
                                                         ---------  --------
                          Furniture and equipment        $  64,691  $ 38,398
                          Equipment                        180,295    95,883
                          Leasehold Improvements            34,934    34,184
                          Computer equipment               183,128    85,971
                                                         ---------  --------
                                                           463,048   254,436
                          Less accumulated depreciation     87,027    17,436
                                                         ---------  --------
                                                         $ 376,021  $237,000
                                                         =========  ========

Depreciation expense for 1998 and 1997 was $69,591 and $ 17,436, respectively.

              TEL COM PLUS EAST, L.L.C., TEL COM PLUS WEST, L.L.C.,
                      AND TEL COM PLUS JACKSONVILLE, L.L.C.
                          NOTES TO FINANCIAL STATEMENTS

NOTE G - NOTE PAYABLE - RELATED PARTY

The Company issued a note payable to Richard Pollara, a significant unitholder and the general manager of the day-to-day operations of the Company, bearing interest at 12% per annum, principal due on demand. Certain assets of the Company secure the note. The balance outstanding was $41,355 and $190,155 at September 30, 1998 and December 31, 1997 respectively. Interest expense was $14,004 and $23,755 for 1998 and 1997, respectively.

The Company has an obligation with Mr. Pollara in the principal amount of $400,000. The obligation is non-interest bearing, however the Company has imputed interest at 8.5% per annum. The obligation outstanding was $400,000 at September 30, 1998 and December 31, 1997. Interest expense was $25,500 and $31,167 for 1998 and 1997, respectively. (See Note I).

The Company has an obligation with Mr. Pollara in the principal amount of $59,002. The obligation is non-interest bearing, however the Company has imputed interest at 8.5% per annum. The obligation outstanding was $59,002 and $23,115 at September 30, 1998 and December 31, 1997, respectively. Interest expense was $3,825 and $2,125 for 1998 and 1997, respectively. (See Note J).

The above related party transactions and agreements are not necessarily indicative of the amounts that would have been incurred had comparable transactions and agreements been entered into with independent parties.

NOTE H - RESCISSION OBLIGATION AND PROMOTER RECEIVABLE

Rescission Obligation

The State of Florida, Department of Banking and Finance entered into a Stipulation and Consent Agreement (the "Agreement") with Final Order dated May 12, 1999 with UST, Tel Com East, Tel Com West, Tel Com Jacksonville. The Agreement relates to the sale of securities of Tel Com East, Tel Com West, Tel Com Jacksonville in violation of Florida securities laws.

Pursuant to the Agreement, UST agreed to make a rescission offer in accordance with Florida laws on or before November 30, 1999 for the securities of Tel Com East, Tel Com West and Tel Com Jacksonville. On December 7, 1999, the Department of Banking and Finance notified Tel Com East, Tel Com West, Tel Com Jacksonville and UST that they were in violation of the Agreement and that it intended to commence litigation against UST in order to enforce the provisions of the Agreement. As of November 30, 2000, the Department has not commenced litigation against UST; however, the Department has informed UST that it is retaining all options in connection with UST's failure to perform under the Agreement, including an action to enforce the Agreement, a motion to seek receivership of UST and other remedies.

As a part of the exchange offer, UST is offering certain holders of its common stock and Class A preferred stock the right to exchange their securities for notes or the Company's Class B preferred stock.

Rescission Obligation

Because of the Agreement, the Company has restated its financial information to provide for a rescission liability. The amount of this liability is the aggregate purchase price paid by holders of units of ownership interests in the Company. In addition, the Company has calculated interest at 10% on the outstanding rescission obligation. The Company has established a rescission obligation of $30,032,642 and $6,900,774, rescission obligation interest of $1,586,636 and $366,183 and a receivable from the promoters of these unlawful sales and offerings for $18,840,882 and $6,453,979 during 1998 and 1997 respectively. The Company wrote off the promoter receivable of $18,840,882 and $6,453,979 during 1998 and 1997, respectively.

              TEL COM PLUS EAST, L.L.C., TEL COM PLUS WEST, L.L.C.,
                      AND TEL COM PLUS JACKSONVILLE, L.L.C.
                          NOTES TO FINANCIAL STATEMENTS

NOTE H - RESCISSION OBLIGATION AND PROMOTER RECEIVABLE  - continued

In early to mid 1998, the Company made an offer to repurchase units from all the unitholders of Tel Com Jacksonville. The rescission offer was accepted by 80 unitholders resulting in the rescission obligation of $995,000, which is included in the above rescission obligation. The obligation is being paid over time. Tel Com Jacksonville only received $377,301 from the sale of these 80 units. The Company established a receivable from the promoter for $617,699, the amount of the rescission obligation in excess of the amount received by the Company. The Company has accrued interest at 8%, per annum, on the outstanding balance, which was $135,858 and $76,158 at September 30, 1998 and December 31, 1997, respectively. Interest expense was $59,700 and $76,158 for the nine months ending September 30, 1998 and period ending December 31, 1997, respectively. The Company considered the receivable to be uncollectible and wrote off the amount in excess of the amount received by the Company plus accrued interest of $59,700 and $693,857 during 1998 and 1997, respectively.

At September 30, 1998, future principle repayments on the rescission obligation are as follows:

                         1999      424,298
                         2000      352,976
                         2001      119,726
                                  --------
                                  $897,000
                                  ========
Promoter Receivable

The promoter receivable also includes amounts owed to the Company pursuant to the purchase agreement between Prime Equities and Tel Com East and Tel Com West. (See Note K). The unsatisfied portion of the purchase agreement was $1,244,774. This amount was reduced by imputed interest at 8% per annum amounting to $411,875.

The promoter receivable with D&B Holdings and Prime Equities was considered uncollectible and was written off in during 1997. All interest related to the rescission obligation is accrued with an offset to the promoter receivable and is considered uncollectible and is written off when it is accrued.

The loss on promoter receivable is as follows:

                                         Period Ended     Period From Inception
                                      September 30, 1998    to December 31, 1997
                                      ------------------  ----------------------
Portion of the receivable from D&B
  Holdings which was Considered
  Uncollectible                         $        --           $   617,699
Portion of the receivable from
  Prime Equities which was
  Considered uncollectible                       --             1,244,774
Portion of rescission obligation
  Not received by the company            17,620,429             4,637,198
Accrued interest                          1,220,453               366,183
Reduction of the receivable due
  to imputed interest                            --              (411,875)
                                        -----------           -----------
                                        $18,840,882           $ 6,453,979
                                        ===========           ===========

NOTE I - COMMITMENTS AND CONTINGENCIES

As of September 30, 1998, the Company is obligated under non-cancelable operating leases for future minimum rent payments for office space and furniture and equipment as follows:

                1998   $   57,009
                1999      207,056
                2000      141,935
                2001       39,266
                2002       34,287
                2003        7,265
                       ----------
                       $  486,818
                       ==========

              TEL COM PLUS EAST, L.L.C., TEL COM PLUS WEST, L.L.C.,
                      AND TEL COM PLUS JACKSONVILLE, L.L.C.
                          NOTES TO FINANCIAL STATEMENTS


NOTE I - COMMITMENTS AND CONTINGENCIES - continued

The Company was delinquent in its filings of various federal, state, and municipal tax returns and did not remit all taxes collected. Management estimated a liability of $1,357,161 at September 30, 1998 for un-remitted taxes including penalties and interest. This estimate was based on collected revenues and the applicable tax rates including an estimate for penalties and interest. UST, as successor to the Tel Com entities, is currently negotiating with various tax agencies to settle these liabilities.

Rent expense for the periods ended September 30, 1998 and December 31, 1997 was $138,169 and $79,355, respectively. These leases were assumed by UST (See Note
A).

The Securities and Exchange Commission ("SEC") brought an action against Tel Com East and Tel Com West. The SEC alleges among other things, violation of Rule 10b-5 of the Securities and Exchange Act of 1943, as amended, and fraud in the sale of their securities. The outcome of this litigation cannot be predicted.

In the normal course of its business, the Company is subject to litigation. Management, based on discussions with its legal counsel, does not believe any claims, individually or in the aggregate, will have a material adverse impact on the Company's financial position.

NOTE J - OTHER RELATED PARTY TRANSACTIONS

In January 1997, Tel Com Plus Jacksonville purchased the cellular phone assets and business of Montebello Finance, LLC for cash of $50,000 and a note payable of $200,000. Montebello Finance was owned in trust by the children of Mr. Pollara.

In January 1997 Tel Com East entered into a joint venture agreement with Easy Cellular, Inc. to obtain the use of operating licenses. (See Note K).

In July  1997 Tel Com West  entered  into a joint  venture  agreement  with Easy
Cellular, Inc. (owned by a related party) to obtain the use of operating licenses. (See Note K).

In December 1997, Easy Phone, Inc. redeemed a portion of the shares of stock held by Mr. Pollara and certain other shareholders of the Company in exchange for Easy Phone's interest in Tel Com East, Tel Com West and Tel Com Jacksonville.

The Company has two obligations arising from the joint venture agreements entered into between the Company and Easy Cellular, Inc. Mr. Pollara succeeded to the rights of Easy Cellular, Inc. under these joint venture agreements. One joint venture agreement was entered into by Tel Com East and Easy Cellular, Inc. on February 28, 1997 whereby Tel Com East agreed to pay Easy Cellular, Inc. $400,000 from the proceeds of the venture. As of September 30, 1998 this amount had not been paid to Mr. Pollara, as successor in interest to Easy Cellular, Inc. The second joint venture agreement was entered into by Tel Com West and Easy Cellular on July 24, 1997 whereby Tel Com West agreed to pay Easy Cellular approximately $60,000. As of September 30, 1998 this amount had not been paid to Mr. Pollara, as successor in interest to Easy Cellular, Inc.

On November 22, 1999, these obligations were converted to unsecured notes payable bearing interest at 8.5%, with principle due on demand. On January 15, 2000, the notes and related accrued interest was forgiven and recognized as a capital contribution of $570,289.

The above related party transactions and agreements are not necessarily indicative of the amounts that would have been incurred had comparable transactions and agreements been entered into with independent parties.

              TEL COM PLUS EAST, L.L.C., TEL COM PLUS WEST, L.L.C.,
                      AND TEL COM PLUS JACKSONVILLE, L.L.C.
                          NOTES TO FINANCIAL STATEMENTS


NOTE K - MEMBERS' CAPITAL

Joint Venture Agreements

On February 28, 1997, Tel Com East issued 1,240 units of its ownership interests to Easy Cellular to obtain the use of Easy Cellular's operating licenses valued at $50,000 and a note payable in the principal amount of $400,000, bearing interest at 8.5% per annum, to provide capitalization of Tel Com East pursuant to a Joint Venture Agreement with Easy Cellular (See Note J).

On July 24, 1997 Tel Com West issued 8,800 units of its ownership interests to Easy Cellular to obtain the use of Easy Cellular's operating licenses valued at $50,000 and issued an 8.5% note payable for 3% of the capitalization of Tel Com West pursuant to the Joint Venture Agreement with Easy Cellular (See Note J).

Purchase Agreements

On December 3, 1996, Tel Com Jacksonville entered into a purchase agreement pursuant to which D&B Holdings International, Inc. agreed to purchase 160 units (representing 62.5% of the Tel Com East outstanding membership units) in a private placement. As part of the agreement a $750,000, 8% per annum, non-recourse promissory note was delivered for the units. The net proceeds from the unit offering were $0 and $750,000 for the nine months ended September 30, 1998 and the period from inception to December 31, 1997, respectively.

During January 1997, Tel Com Jacksonville issued 96 units to the founding members. These units were valued at $0 since the Company was a start up organization.

On May 1, 1997, Tel Com Miami (presently Tel Com East) entered into a purchase agreement pursuant to which Prime Equities Group, Inc. agreed to purchase 1,950 units (representing 50% of the Tel Com East outstanding units) in a private placement for $1,539 per unit. As part of the agreement a $3,001,050 non-interest bearing, non-recourse promissory note was delivered for the units. The Company reduced the note to $2,777,910 for units returned to the Company and $156,684 for imputed interest. The net proceeds from the Unit Offering were $1,675,721 and $571,218 for the nine months ended September 30, 1998 and the period from inception to December 31, 1997, respectively. Tel Com East imputed interest at a rate of 8%. During 1997 Tel Com East wrote off the uncollected portion of the promoter non-recourse promissory note of $374,286.

During January 1997, Tel Com Miami (presently Tel Com East) issued 310 units to the founding members. The units were valued at $12,499 based on the value placed on the units issued for the operating license.

On July 21, 1997, Tel Com West entered into a purchase agreement pursuant to which Prime Equities Group, Inc. agreed to purchase 11,000 units (representing 50% of the Tel Com West outstanding membership units) in a private placement for $1,495 per unit. As part of the agreement a $16,455,000 non-interest bearing; non-recourse promissory note was delivered for the units. The Company reduced the note to $4,167,809 for units returned to the Company and imputed interest of $256,464. The net proceeds from the unit offering were $2,077,274 and $770,500 for the nine months ended September 30, 1998 and the period from inception to December 31, 1997, receptively. Tel Com West imputed interest at a rate of 8% per annum. During 1997 Tel Com West wrote off the uncollected portion of the promoter non-recourse promissory note of $457,340.

During July 1997, Tel Com West issued 2,200 units to the founding members. The units were valued at $12,496 based on the value placed on the units issued for the operating license.
                                      F-45

              TEL COM PLUS EAST, L.L.C., TEL COM PLUS WEST, L.L.C.,
                      AND TEL COM PLUS JACKSONVILLE, L.L.C.
                          NOTES TO FINANCIAL STATEMENTS

NOTE L - OPERATING AGREEMENTS

Under an operating agreement dated April 9, 1997 the members of Tel Com East and Tel Com West agreed that net income, net loss, or capital gains of Tel Com East and Tel Com West for each fiscal year is allocated and apportioned among the members pro rata in accordance with their respective ownership interests. The agreement provides that no member is liable under judgement, decree, or order of the court, or in any other manner, for debt, obligations or liability of the Company, except as provided by law. The duration of the Company and the operating agreement is until December 31, 2025, unless the Company is dissolved earlier.

                                     PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.


                   SEC Registration Fee   $       3,878.30
                   Legal fees                   700,000.00
                   Accounting fees              398,923.00
                   Printing expenses            150,000.00
                   Miscellaneous
                   expenses                      10,000.00

                   TOTAL                  $   1,262,801.30

Item 20. Indemnification of Directors and Officers.

     In accordance with the Florida  Business  Corporation  Act,  Article VII of
United  States  Telecommunications,   Inc.'s  (the  "Corporation")  Articles  of
Incorporation provide as follows:

                                   Article VII

     The Corporation shall, to the fullest extent permitted by the provisions of the Florida Business Corporation Act, as the same may be amended and supplemented, indemnify directors from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said provisions, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which directors may be entitled under any provision of the Bylaws, vote of shareholders or disinterested directors, or otherwise, both as to action in his official capacity as director and as to action in another capacity, including without limitation, as an officer or employee of the Corporation, while serving as a director and shall continue as to a person who has ceased to be a director and shall inure to the benefit of the heirs, executors and administrators of such a person.

     The Corporation may, to the fullest extent permitted by the provisions of the Florida Business Corporation Act, as the same may be amended and supplemented, indemnify any and all person whom it shall have the power to indemnify under said provisions from and against any and all of the expenses, liabilities, or other matters referred to in or covered by such provisions, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified by may be entitled under any provisions of the bylaws, vote of shareholders or disinterested directors, or otherwise, both as to action in his official capacity as to action in another capacity whiled holding such office and shall continue as to a person who has ceased to be an officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

Article Eight of the Corporation's Bylaws provides as follows:

Article VIII

     8.1. Definitions: As used in this Article, the following terms shall have the following meanings:

     (a) "Corporation" includes, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger, so that any person who is or was a director, officer, employee, or agent of a constituent corporation, or is or was serving at the request of a constituent corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, is in the same position under this section with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued;

     (b) "Other enterprises" includes employee benefit plans;

     (c) "Expenses" includes counsel fees, including those for appeal;

     (d) "Liability" includes obligations to pay a judgment, settlement, penalty, fine (including an excise tax assessed with respect to any employee benefit plan), and expenses actually and reasonably incurred with respect to a proceeding;

     (e) "Proceeding" includes any threatened pending, or completed action, suit, or other type of proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal;

     (f) "Agent" includes a volunteer;

     (g) "Serving at the request of the corporation" includes any service as a director, officer, employee, or agent of the corporation that imposes duties on such persons, including duties relating to an employee benefit plan and its participants or beneficiaries; and

     (h) "Not opposed to the best interest of the corporation" describes the actions of a person who acts in good faith and in a manner he reasonably believes to be in the best interests of the participants and beneficiaries of an employee benefit plan.

     8.2 Authority to Indemnify.

     (a) Except as otherwise provided in this Section, the Corporation (i) shall indemnify any person who was or is a director of the Corporation and was or is a party to any proceeding (other than an action by, or in the right of, the Corporation), by reason of the fact that he is or was a director, officer, employee, or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise and (ii) may indemnify any other person who was or is a party to any proceeding (other than an action by, or in the right of, the Corporation), by reason of the fact that he is or was an officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against liability incurred in connection with such proceeding, including any appeal thereof, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any proceeding by judgment, order, settlement, or conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in, or not opposed to, the best interests of the Corporation or, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

     (b) The Corporation (i) shall indemnify any person who was or is a director of the Corporation and who was or is a party to any proceeding by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee, or agent of the Corporation or is or was serving at the request of the Corporation as director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, and (ii) may indemnify any other person who was or is a party to any proceeding by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was an officer, employee, or agent of the Corporation or is or was serving at the request of the Corporation as director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses and amounts paid in settlement not exceeding, in the judgment of the Board of Directors, the estimated expense of litigating the proceeding to conclusion, actually and reasonably incurred in connection with the defense or settlement of such proceeding, including any appeal thereof. Such indemnification shall be authorized if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, except that no indemnification shall be made under this subsection in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable unless, and only to the extent that, the court in which such proceeding was brought, or any other court of competent jurisdiction, shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

     (c) To the extent that a director of the Corporation has been successful on the merits or otherwise in defense of any proceeding referred to in subsection
(a) or subsection (b), or in defense of any claim, issue, or matter therein, he shall be indemnified against expenses actually and reasonably incurred by him in connection therewith. To the extent that an officer, employee, or agent of the Corporation has been successful on the merits or otherwise in defense of any proceeding referred to in subsection (a) or subsection (b), or in defense of any claim, issue, or matter therein, he may be indemnified against expenses actually and reasonably incurred by him in connection therewith.

     8.3 Advances for Expenses.

         (a) Expenses incurred by a director in defending a civil or criminal proceeding shall be paid by the Corporation in advance of the final disposition of such proceeding upon receipt of an undertaking by or on behalf of such director to repay such amount if he is ultimately found not to be entitled to indemnification by the Corporation pursuant to this section. Expenses incurred by an officer in defending a civil or criminal proceeding may be paid by the Corporation in advance of the final disposition of such proceeding upon receipt of an undertaking by or on behalf of such officer to repay such amount if he is ultimately found not to be entitled to indemnification by the Corporation pursuant to this section. Expenses incurred by other employees and agents may be paid in advance upon such terms or conditions that the Board of Directors deems appropriate.

     (b) The indemnification and advancement of expenses provided pursuant to this Article are not exclusive, and a Corporation may make any other or further indemnification or advancement of expenses of any of its directors, officers, employees, or agents, under any bylaw, agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office. However, indemnification or advancement of expenses shall not be made to or on behalf of any director, officer, employee, or agent if a judgment or other final adjudication establishes that his actions, or omissions to act, were material to the cause of action so adjudicated and constitute:

         (i) A violation of the criminal law, unless the director, officer, employee, or agent had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful;

         (ii) A transaction from which the director, officer, employee, or agent derived an improper personal benefit;


         (iii) In the case of a director, a circumstance under which the liability provisions for unlawful distributions are applicable; or

         (iv) Willful misconduct or a conscious disregard for the best interests of the Corporation in a proceeding by or in the right of the Corporation to procure a judgment in its favor or in a proceeding by or in the right of a shareholder.

     (c) Indemnification and advancement of expenses as provided in this Article shall continue as, unless otherwise provided when authorized or ratified, to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person, unless otherwise provided when authorized or ratified.

8.4 Determination and authorization of indemnification.

     (a) Any indemnification under subsection 8.2 (a) or subsection 8.2(b), unless pursuant to a determination by a court, shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee, or agent is proper in the circumstances because he has net the applicable standard of conduct set forth in subsection 8.2(a) or subsection 8.2(b). Such determination shall be made:

         (i) By the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such proceeding;

         (ii) If such a quorum is not obtainable or even if obtainable, by majority vote of a committee duly designated by the Board of Directors (in which directors who are parties may participate) consisting solely of two or more directors not at the time parties to the proceeding;

         (iii) By independent legal counsel:

                   l.Selected by the Board of Directors  prescribed in paragraph
                     (i) or the committee prescribed in paragraph (ii); or

                   2.If a  quorum  of  the  directors  cannot  be  obtained  for paragraph (i) and the committee cannot be designated under paragraph (ii), selected by majority vote of the full Board of Directors (in which directors who are parties may participate); or

         (iv) By the shareholders by a majority vote of a quorum consisting of shareholders who were not parties to such proceeding or, if no such quorum is obtainable, by a majority vote of shareholders who were not parties to such proceeding.

     (b) Evaluation of the reasonableness of expenses and authorization of indemnification shall be made in the same manner as the determination that indemnification is permissible. However, if the determination of permissibility is made by independent legal counsel, persons specified by subsection 8.4(a)(iii) shall evaluate the reasonableness of expenses and may authorize indemnification.

8.5 Application to Court for indemnification or advancement of expenses.

     (a) Unless the Corporation's articles of in Corporation provide otherwise, notwithstanding the failure of a Corporation to provide indemnification, and despite any contrary determination of the Board or of the shareholders in the specific case, a director, officer, employee, or agent of the Corporation who is or was a party to a proceeding may apply for indemnification or advancement of expenses, or both, to the court conducting the proceeding, to the circuit court, or to another court of competent jurisdiction. On receipt of an application, the court, after giving any notice that it considers necessary, may order indemnification and advancement of expenses, including expenses incurred in seeking court-ordered indemnification or advancement of expenses, if it determines that:

     (i) The director, officer, employee, or agent is entitled to mandatory indemnification under subsection 8.2(c), in which case the court shall also order the Corporation to pay the director reasonable expenses incurred in obtaining court-ordered indemnification or advancement of expenses;

     (ii)  The   director,   officer,   employee,   or  agent  is   entitled  to
     indemnification or advancement of expenses, or both, by virtue of the exercise by the Corporation of its power pursuant to subsection 8.3(b); or

     (iii) The director, officer, employee, or agent is fairly and reasonably entitled to indemnification or advancement of expenses, or both, in view of all the relevant circumstances, regardless of whether such person met the standard of conduct set forth in subsection, 8.2(a), subsection 8.2(b), or subsection 8.3(b).

Item 21.  Exhibits and Financial Statement Schedule

The exhibits filed as part of this registration statement are as follows:


   Exhibit
   Number                      Description of Exhibit

 3.1++        Form of Second Amended and Restated Articles of
              Incorporation of the Corporation

 3.2++        Bylaws of the Corporation

 3.3++        Revised Form of Second Amended and Restated
              Articles of Incorporation of the Corporation

 4.1++ Form of Note for Corporation's Unsecured Installment Notes (included in Exhibit 4.2)

 4.2++        Form of Indenture related to the Corporation's Notes

 4.3++        Promissory Note issued by Joseph Thacker to the
              Corporation dated as of September 22, 1998

 5.1++        Opinion of Bush, Ross, Gardner, Warren & Rudy, P.A.
              regarding the legality of the Class B preferred stock being registered.

 5.2          Opinion of Bush, Ross, Gardner, Warren & Rudy, P.A.
              regarding the notes being registered.

 8.1 Opinion of Paul, Hastings, Janofsky & Walker LLP regarding material tax consequences of the exchange offer.

 10.1++       Resale Agreement between GTE North Incorporated and
              Contel of the South Incorporated d/b/a/ GTE Systems of the South and the Corporation

 10.2++       Local Exchange Telecommunications Services Resale
              Agreement by and between Ameritech Information
              Industry Services and the Corporation

 10.3++       Resale Service Agreement by and between New England
              Telephone and Telegraph Company d/b/a/ Bell Atlantic - Massachusetts and the Corporation

 10.4++       Resale Agreement by and between BellSouth
              Telecommunications, Inc. and the Corporation

 10.5++       Resale Agreement by and between Southwestern Bell
              Telephone Company and the Corporation dated as of October 1, 1998

 10.6++ Master Resale Agreement for the State of Indiana by and between United Telephone Company of Indiana and the Corporation dated as of November 1, 1998

 10.7++ Purchase Agreement between D&B Holdings International, Inc. and Tel Com Plus Jacksonville, LLC dated as of
              December 3, 1996, together with promissory note

 10.8++       Purchase Agreement between Prime Equities, Inc. and
              Tel Com Plus Miami, LLC dated as of July 21, 1997, together with promissory note

 10.9++       Joint Venture Agreement between Tel Com Plus Miami,
              LLC and Easy Cellular, Inc. dated as of February 28,
              1997

 10.10++      Purchase Agreement between Prime Equities, Inc. and
              Tel Com Plus California, LLC dated as of July 21, 1997

 10.11++      Joint Venture Agreement between Tel Com Plus
              California,
              LLC and Easy Cellular, Inc. dated as of July 24, 1997

 10.12++ Employment Agreement between the Corporation and Robin Caldwell dated as of November 12, 1998

 10.13++ Agreement dated as of December 21, 1999 by and among Quantum Law, Inc., Prime Equities, Inc. and
              Intercontinental Brokers, Inc.

 10.14++ September 7, 2000 by and between Charles Polley, Tel Com Plus, Inc., Intercontinental Brokers, Inc. and the Corporation

 10.15++ Letter Agreement and Corresponding Release dated as of September 7, 2000 by and between Howard Kratz and the Corporation

 10.16++ Agency Agreement dated as of December 30, 1997 by and among Easy Phone, Inc., Tel Com Plus West, LLC and Tel Com Plus East, LLC

 10.17++ Agreement between Joseph Thacker, the Corporation and Total Com, Inc. dated December 23, 1998

 10.18++ Agreement between Joseph Thacker and the Corporation dated February 2, 1999.

 10.19++      Agreement between Prime Equities, Inc. and the
              Corporation dated August 4, 1999.

 10.20++      Agreement between Prime Equities, Inc. and the
              Corporation dated October 1, 1999.

 10.21++      Agreement between Prime Equities, Inc. and the
              Corporation dated December 1, 1999.

 10.22++      Agreement between Prime Equities, Inc. and the
              Corporation dated December 22, 1999.

 10.23++      Agreement between Tel Com Plus, Inc. and Easy
              Cellular, Inc. dated January 8, 1997

 11++         Statement re: Computation of Per Share Earnings

 23.1         Consent of Independent Auditors

 23.2         Consent of Bush, Ross, Gardner, Warren & Rudy, P.A.
              (included in Exhibit 5.2)


 23.3         Consent of Paul, Hastings, Janofsky & Walker LLP
              (included in Exhibit 8.1)

 25++         Form of Form T-1

 99.1++       Complaint filed by the Corporation on September 27,
              2000 in the Thirteenth Judicial Circuit of
              Hillsborough County, Florida

 99.2++       Consent agreement with Final Order with State of
              Florida, Department of Banking and Finance

 99.3++       Form of Letter of Transmittal

 99.4++       Complaint filed by Joseph Thacker on September 20,
              2000 in the Sixth Judicial Circuit of Pinellas County,
              Florida

 99.5 Settlement Agreement and Mutual General Release dated as of May 21, 2001 between the Corporation, Captive
              Administrators, Inc., Triangle Management, Inc.,
              Richard Pollara, Julie Graton and Joseph Cillo

 +   To be filed by amendment
++    Previously filed.

Item 22. Undertakings.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the Corporation, or otherwise, the Corporation has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Corporation of expenses incurred or paid by a director, officer or controlling person of the Corporation in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Corporation will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     The undersigned registrant hereby undertakes to respond to request for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

         (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     (2) That, for purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offering therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the Company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto, duly authorized, in the City of Clearwater, State of Florida, on July 11, 2001.



                                UNITED STATES TELECOMMUNICATIONS,  INC.



                                By: /s/ Richard J. Pollara
                                    ----------------------
                                        Richard J. Pollara
                                         President
                                         Duly Authorized Representative

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
registration statement has been signed by the following persons in the capacities and on the dates indicated.


/s/ Sam Dean
-----------------------------------------------------
Sam Dean, Chairman of the Board of Directors                Date:  July 11, 2001

/s/ Richard J. Pollara
-----------------------------------------------------
Richard J. Pollara, President, Principal Executive,
       Accounting and Financial Officer and Director        Date:  July 11, 2001



-----------------------------------------------------
Cleo Carlile, Director                                      Date:



-----------------------------------------------------
Paul D. Gregory, Director                                   Date:


/s/ Reuben P. Ballis
-----------------------------------------------------
Reuben P. Ballis, Director                                  Date:  July 11, 2001

                                 EXHIBIT INDEX
                                 -------------


   Exhibit
   Number                      Description of Exhibit
   ------                      ----------------------


 5.2          Opinion of Bush, Ross, Gardner, Warren & Rudy, P.A.
              regarding the notes being registered.

 8.1 Opinion of Paul, Hastings, Janofsky & Walker LLP regarding material tax consequences of the exchange offer.

 23.1         Consent of Independent Auditors

 23.2         Consent of Bush, Ross, Gardner, Warren & Rudy, P.A.
              (included in Exhibit 5.2)

 23.3         Consent of Paul, Hastings, Janofsky & Walker LLP
              (included in Exhibit 8.1)

 99.5 Settlement Agreement and Mutual General Release dated as of May 21, 2001 between the Corporation, Captive
              Administrators, Inc., Triangle Management, Inc.,
              Richard Pollara, Julie Graton and Joseph Cillo